FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-190246-08

Dated September 10, 2014	JPMBB 2014-C23
Free Writing Prospectus Structural and Collateral Term Sheet
JPMBB 2014-C23

$1,355,631,834 (Approximate Mortgage Pool Balance)

$1,150,593,000 (Approximate Offered Certificates)

J.P. Morgan Chase Commercial Mortgage Securities Corp. Depositor

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2014-C23

JPMorgan Chase Bank, National Association
Barclays Bank PLC
Redwood Commercial Mortgage Corporation
MC-Five Mile Commercial Mortgage Finance LLC
General Electric Capital Corporation
Column Financial, Inc.
Mortgage Loan Sellers

J.P. Morgan Co-Lead Manager and Joint Bookrunner	Barclays Co-Lead Manager and Joint Bookrunner
Credit Suisse Co-Manager

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Dated September 10, 2014	JPMBB 2014-C23

This material is for your information, and none of J.P. Morgan Securities LLC (“JPMS”), Barclays Capital Inc. (“Barclays”) and Credit Suisse Securities (USA) LLC (“Credit Suisse”) (each individually, an “Underwriter”, and together, the ‘‘Underwriters’’) is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

The Depositor has filed a registration statement (including a prospectus) with the SEC (SEC File no. 333-190246) for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in the registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor or any Underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 1 (866) 400-7834 or by emailing cmbs-prospectus@jpmorgan.com.

Neither this document nor anything contained in this document shall form the basis for any contract or commitment whatsoever.  The information contained in this document is preliminary as of the date of this document, supersedes any previous such information delivered to you and will be superseded by any such information subsequently delivered prior to the time of sale.  These materials are subject to change, completion or amendment from time to time.

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) that have been prepared in reliance upon information furnished by the Mortgage Loan Sellers.  Numerous assumptions were used in preparing the Computational Materials, which may or may not be reflected in this document.  The Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice.  You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these certificates.  Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment and/or loss assumptions, and changes in such prepayment and/or loss assumptions may dramatically affect such weighted average lives, yields and principal payment periods.  In addition, it is possible that prepayments or losses on the underlying assets will occur at rates higher or lower than the rates shown in the Computational Materials.  The specific characteristics of the certificates may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials.  The principal amount and designation of any certificate described in the Computational Materials are subject to change prior to issuance. None of the Underwriters nor any of their respective affiliates make any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the certificates.

This information is based upon management forecasts and reflects prevailing conditions and management’s views as of this date, all of which are subject to change.

This document contains forward-looking statements.  Those statements are subject to certain risks and uncertainties that could cause the success of collections and the actual cash flow generated to differ materially from the information set forth in this document.  While such information reflects projections prepared in good faith based upon methods and data that are believed to be reasonable and accurate as of their dates, the issuer undertakes no obligation to revise these forward-looking statements to reflect subsequent events or circumstances.  Investors should not place undue reliance on forward-looking statements and are advised to make their own independent analysis and determination with respect to the forecasted periods, which reflect the issuer’s view only as of the date of this document.

J.P. Morgan is the marketing name for the investment banking businesses of JPMorgan Chase & Co. and its subsidiaries worldwide.  Securities, syndicated loan arranging, financial advisory and other investment banking activities are performed by JPMS and its securities affiliates, and lending, derivatives and other commercial banking activities are performed by JPMorgan Chase Bank, National Association and its banking affiliates.  JPMS is a member of SIPC and the NYSE.

THE CERTIFICATES REFERRED TO IN THESE MATERIALS ARE SUBJECT TO MODIFICATION OR REVISION (INCLUDING THE POSSIBILITY THAT ONE OR MORE CLASSES OF CERTIFICATES MAY BE SPLIT, COMBINED OR ELIMINATED AT ANY TIME PRIOR TO ISSUANCE OR AVAILABILITY OF A FINAL PROSPECTUS) AND ARE OFFERED ON A “WHEN, AS AND IF ISSUED” BASIS.  PROSPECTIVE INVESTORS SHOULD UNDERSTAND THAT, WHEN CONSIDERING THE PURCHASE OF THESE CERTIFICATES, A CONTRACT OF SALE WILL COME INTO BEING NO SOONER THAN THE DATE ON WHICH THE RELEVANT CLASS OF CERTIFICATES HAS BEEN PRICED AND THE UNDERWRITERS HAVE CONFIRMED THE ALLOCATION OF CERTIFICATES TO BE MADE TO INVESTORS; ANY “INDICATIONS OF INTEREST” EXPRESSED BY ANY PROSPECTIVE INVESTOR, AND ANY “SOFT CIRCLES” GENERATED BY THE UNDERWRITERS, WILL NOT CREATE BINDING CONTRACTUAL OBLIGATIONS FOR SUCH PROSPECTIVE INVESTORS, ON THE ONE HAND, OR THE UNDERWRITERS, THE DEPOSITOR OR ANY OF THEIR RESPECTIVE AGENTS OR AFFILIATES, ON THE OTHER HAND.

AS A RESULT OF THE FOREGOING, A PROSPECTIVE INVESTOR MAY COMMIT TO PURCHASE CERTIFICATES THAT HAVE CHARACTERISTICS THAT MAY CHANGE, AND EACH PROSPECTIVE INVESTOR IS ADVISED THAT ALL OR A PORTION OF THE CERTIFICATES REFERRED TO IN THESE MATERIALS MAY BE ISSUED WITHOUT ALL OR CERTAIN OF THE CHARACTERISTICS DESCRIBED IN THESE MATERIALS.  EACH UNDERWRITER’S OBLIGATION TO SELL CERTIFICATES TO ANY PROSPECTIVE INVESTOR IS CONDITIONED ON THE CERTIFICATES AND THE TRANSACTION HAVING THE CHARACTERISTICS DESCRIBED IN THESE MATERIALS.  IF THE UNDERWRITERS DETERMINE THAT A CONDITION IS NOT SATISFIED IN ANY MATERIAL RESPECT, SUCH PROSPECTIVE INVESTOR WILL BE NOTIFIED, AND NEITHER THE DEPOSITOR NOR THE UNDERWRITERS WILL HAVE ANY OBLIGATION TO SUCH PROSPECTIVE INVESTOR TO DELIVER ANY PORTION OF THE CERTIFICATES THAT SUCH PROSPECTIVE INVESTOR HAS COMMITTED TO PURCHASE, AND THERE WILL BE NO LIABILITY OR OBLIGATION BETWEEN THE UNDERWRITERS, THE DEPOSITOR OR ANY OF THEIR RESPECTIVE AGENTS OR AFFILIATES, ON THE ONE HAND, AND SUCH PROSPECTIVE INVESTOR, ON THE OTHER HAND, AS A CONSEQUENCE OF THE NON-DELIVERY.

THE UNDERWRITERS MAY FROM TIME TO TIME PERFORM INVESTMENT BANKING SERVICES FOR, OR SOLICIT INVESTMENT BANKING BUSINESS FROM, ANY COMPANY NAMED IN THESE MATERIALS.  THE UNDERWRITERS AND/OR THEIR AFFILIATES OR RESPECTIVE EMPLOYEES MAY FROM TIME TO TIME HAVE A LONG OR SHORT POSITION IN ANY CERTIFICATE OR CONTRACT DISCUSSED IN THESE MATERIALS.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2014-C23

Indicative Capital Structure

Publicly Offered Certificates
Class	Expected Ratings (Moody’s / Fitch / KBRA)	Approximate Initial Certificate Balance or Notional Amount(1)	Approximate Initial Credit Support(2)	Expected Weighted Avg. Life (years)(3)	Expected Principal Window(3)	Certificate Principal to Value Ratio(4)	Underwritten NOI Debt Yield(5)
A-1	Aaa(sf) / AAAsf / AAA(sf)	$49,525,000	30.000%	2.88	10/14-8/19	47.9%	13.9%
A-2	Aaa(sf) / AAAsf / AAA(sf)	$240,990,000	30.000%	4.91	8/19-10/19	47.9%	13.9%
A-3	Aaa(sf) / AAAsf / AAA(sf)	$36,603,000	30.000%	6.88	8/21-8/21	47.9%	13.9%
A-4	Aaa(sf) / AAAsf / AAA(sf)	$235,000,000	30.000%	9.84	7/24-8/24	47.9%	13.9%
A-5	Aaa(sf) / AAAsf / AAA(sf)	$307,498,000	30.000%	9.88	8/24-9/24	47.9%	13.9%
A-SB	Aaa(sf) / AAAsf / AAA(sf)	$79,326,000	30.000%	7.44	8/19-7/24	47.9%	13.9%
X-A	Aa1(sf) / AAAsf / AAA(sf)	$1,035,364,000(6)	N/A	N/A	N/A	N/A	N/A
X-B	NR / BBB-sf / AAA(sf)	$211,817,000(6)	N/A	N/A	N/A	N/A	N/A
A-S(7)(8)	Aa1(sf) / AAAsf / AAA(sf)	$86,422,000	23.625%	9.96	9/24-9/24	52.3%	12.7%
B(7)(8)	Aa3(sf) / AAsf / AA(sf)	$62,698,000	19.000%	9.96	9/24-9/24	55.5%	12.0%
C(7)(8)	A3(sf) / Asf / A(sf)	$52,531,000	15.125%	9.96	9/24-9/24	58.1%	11.4%
EC(7)(8)(9)	A1(sf) / Asf / A(sf)	$201,651,000	15.125%	9.96	9/24-9/24	58.1%	11.4%

Privately Offered Certificates(10)
Class	Expected Ratings (Moody’s / Fitch / KBRA)	Approximate Initial Certificate Balance or Notional Amount(1)	Approximate Initial Credit Support(2)	Expected Weighted Avg. Life (years)(3)	Expected Principal Window(3)	Certificate Principal to Value Ratio(4)	Underwritten NOI Debt Yield(5)
X-C	NR / BBsf / BB(sf)	$30,502,000(6)	N/A	N/A	N/A	N/A	N/A
X-D	NR / Bsf / B(sf)	$15,251,000(6)	N/A	N/A	N/A	N/A	N/A
X-E	NR / NR / NR	$62,697,834(6)	N/A	N/A	N/A	N/A	N/A
D	NR / BBB-sf / BBB-(sf)	$96,588,000	8.000%	9.96	9/24-9/24	63.0%	10.5%
E	NR / BBsf / BB(sf)	$30,502,000	5.750%	9.99	9/24-10/24	64.6%	10.3%
F	NR / Bsf / B(sf)	$15,251,000	4.625%	10.04	10/24-10/24	65.3%	10.2%
NR	NR / NR / NR	$62,697,834	0.000%	10.42	10/24-9/29	68.5%	9.7%

Privately Offered Loan-Specific Certificates
Class	Expected Ratings (Moody’s / Fitch / KBRA)	Approximate Initial Certificate Balance(1)	Approximate Initial Credit Support(2)	Expected Weighted Avg. Life (years)(3)	Expected Principal Window(3)	Certificate Principal to Value Ratio(4)	Underwritten NOI Debt Yield(5)
WYA(11)	NR / NR / NR	$10,500,000	0.000%	4.81	9/16-8/19	N/A	N/A
RIM(11)	NR / NR / NR	$15,000,000	0.000%	4.88	8/19-8/19	N/A	N/A
UH5(12)	B1(sf) / NR / NR	$12,257,000	0.000%	17.70	9/29-9/34	N/A	N/A
(1)	In the case of each such Class, subject to a permitted variance of plus or minus 5%.
(2)
The credit support percentages set forth for Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB Certificates represent the approximate initial credit support for the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB Certificates in the aggregate. The Class UH5 Certificates will not provide credit support to any of the Certificates. The credit support percentage for each of the Publicly Offered Certificates and the Privately Offered Certificates does not include the Trust Subordinate Companion Loans.

(3)	Assumes 0% CPR / 0% CDR and a September 30, 2014 closing date. Based on modeling assumptions as described in the Free Writing Prospectus dated September 10, 2014 (the “Free Writing Prospectus”).
(4)
The “Certificate Principal to Value Ratio” for any Class (other than the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB Certificates) is calculated as the product of (a) the weighted average Cut-off Date LTV Ratio for the mortgage loans, multiplied by (b) a fraction, the numerator of which is the total initial Certificate Balance of such Class of Certificates and all Classes of Principal Balance Certificates senior to such Class of Certificates and the denominator of which is the total initial Certificate Balance of all of the Principal Balance Certificates. The Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB Certificate Principal to Value Ratios are calculated in the aggregate for those Classes as if they were a single Class. Investors should note, however, that excess mortgaged property value associated with a mortgage loan will not be available to offset losses on any other mortgage loan.

(5)
The “Underwritten NOI Debt Yield” for any Class (other than the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB Certificates) is calculated as the product of (a) the weighted average UW NOI Debt Yield for the mortgage loans and (b) the total initial Certificate Balance of all of the Classes of Principal Balance Certificates divided by the total initial Certificate Balance for such Class and all Classes of Principal Balance Certificates senior to such Class of Certificates. The Underwritten NOI Debt Yield for each of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB Certificates is calculated in the aggregate for those Classes as if they were a single Class. Investors should note, however, that net operating income from any mortgaged property supports only the related mortgage loan and will not be available to support any other mortgage loan.

(6)	The Class X-A, Class X-B, Class X-C, Class X-D and Class X-E Notional Amounts are defined in the Free Writing Prospectus.
(7)
A holder of Class A-S, Class B and Class C Certificates (the “Exchangeable Certificates”) may exchange such Classes of Certificates (on an aggregate basis) for a related amount of Class EC Certificates, and Class EC Certificates may be exchanged for a ratable portion of each class of Exchangeable Certificates.

(8)
The initial Certificate Balance of a Class of Exchangeable Certificates represents the principal balance of such Class without giving effect to any exchange. The initial Certificate Balance of the Class EC Certificates is equal to the aggregate of the initial Certificate Balances of the Exchangeable Certificates and represents the maximum principal balance of such Class that could be issued in an exchange. See “Exchangeable Certificates and the Class EC Certificates” below.

(9)
Although the Class EC Certificates are listed below the Class C Certificates in the chart, the Class EC Certificates’ payment entitlements and subordination priority will be a result of the payment entitlements and subordination priority at each level of the related component classes of Class A-S, Class B and Class C Certificates. For purposes of determining the Approximate Initial Credit Support, Certificate Principal to Value Ratio and Underwritten NOI Debt Yield for Class EC Certificates, the calculation is based on the aggregate initial Certificate Balance of Class A-S, Class B and Class C Certificates as if they were a single class.

(10)	The Class Z and Class R Certificates are not shown above.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2014-C23

Indicative Capital Structure

(11)
The Wyvernwood Apartments mortgage loan, which equals $103.0 million (the “Wyvernwood Apartments Mortgage Loan”), is secured by the same mortgage instrument on the same related mortgaged properties as a subordinate trust companion loan with a principal balance of $10.5 million (the “Wyvernwood Apartments Trust Subordinate Companion Loan”, together with the Wyvernwood Apartments Mortgage Loan, the “Wyvernwood Apartments Whole Loan”). The Residence Inn Midtown East mortgage loan, which equals $42.0 million (the “Residence Inn Midtown East Mortgage Loan”), is secured by the same mortgage instrument on the same related mortgaged properties as a subordinate trust companion loan with a principal balance of $15.0 million (the “Residence Inn Midtown East Trust Subordinate Companion Loan”, together with the Residence Inn Midtown East Mortgage Loan, the “Residence Inn Midtown East Whole Loan”).  The U-Haul Self Storage Pool 5 Trust Companion Loan, the Wyvernwood Apartments Trust Companion Loan and the Residence Inn Midtown East Trust Companion Loan are individually referred to as “Trust Companion Loan”. The Class WYA and Class RIM certificates will only receive distributions from, and will only incur losses with respect to, the related Trust Subordinate Companion Loan.  Such class will share in losses and shortfalls on the related Trust AB Whole Loan only.

(12)
The U-Haul Self Storage Pool 5 mortgage loan, which equals approximately $22.2 million (the “U-Haul Self Storage Pool 5 Mortgage Loan”), is secured by the same mortgage instrument on the same related mortgaged properties as a pari passu trust companion loan with a principal balance of approximately $12.3 million (the “U-Haul Self Storage Pool 5 Trust Pari Passu Companion Loan”, together with the U-Haul Self Storage Pool 5 Mortgage Loan, the “U-Haul Self Storage Pool 5 Whole Loan”).  The Class UH5 certificates will only receive distributions from, and will only incur losses with respect to, the U-Haul Self Storage Pool 5 Trust Pari Passu Companion Loan.  Such class will share in losses and shortfalls on the U-Haul Self Storage Pool 5 Whole Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2014-C23

Summary of Transaction Terms

Securities Offered:	$1,150,593,000 monthly pay, multi-class, commercial mortgage REMIC Pass-Through Certificates.

Co-Lead Managers and Joint Bookrunners:	J.P. Morgan Securities LLC and Barclays Capital Inc.

Co-Manager:	Credit Suisse Securities (USA) LLC.

Mortgage Loan Sellers:
JPMorgan Chase Bank, National Association (“JPMCB”) (39.9%), Barclays Bank PLC (“Barclays”) (23.8%), Redwood Commercial Mortgage Corporation (“Redwood) (17.5%), MC-Five Mile Commercial Mortgage Finance LLC (“MC Five Mile”) (8.7%), JPMCB/Column Financial, Inc. (“JPMCB/CFI”) (5.9%) and General Electric Capital Corporation (“GE”) (4.2%).

Master Servicer:	Wells Fargo Bank, National Association (“Wells Fargo”).

Special Servicer:	CWCapital Asset Management, LLC.

Directing Certificateholder:	An affiliated fund of, or an entity controlled by affiliated funds of, Seer Capital Management, LP.

Trustee:	Wilmington Trust, National Association.

Certificate Administrator:	Wells Fargo Bank, National Association.

Senior Trust Advisor:	Pentalpha Surveillance LLC.

Rating Agencies:	Moody’s Investors Service, Inc. (“Moody’s”), Fitch Ratings, Inc. (“Fitch”) and Kroll Bond Rating Agency, Inc. (“KBRA”).

Pricing Date:	On or about September 17, 2014.

Closing Date:	On or about September 30, 2014.

Cut-off Date:
With respect to each mortgage loan, the related due date in September 2014, or with respect to any mortgage loan that has its first due date in October or November 2014, the earlier of the date that would otherwise have been the related due date in September 2014 and the origination date.

Distribution Date:	The 4th business day after the Determination Date in each month, commencing in October 2014.

Determination Date:	11th day of each month, or if the 11th day is not a business day, the next succeeding business day, commencing in October 2014.

Assumed Final Distribution Date:
The Distribution Date in September 2029, which is the latest anticipated repayment date of the Certificates (other than the Class UH5 Certificates). The distribution date in September 2034 with respect to the Class UH5 Certificates.

Rated Final Distribution Date:	The Distribution Date in September 2047.

Tax Treatment:	The Publicly Offered Certificates are expected to be treated as REMIC regular interests for U.S. federal income tax purposes.

Form of Offering:
The Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class X-A, Class X-B, Class A-S, Class B, Class C and Class EC Certificates will be offered publicly (the “Publicly Offered Certificates”). The Class X-C, Class X-D, Class X-E, Class D, Class E, Class F, Class NR, Class UH5, Class WYA, Class RIM, Class Z and Class R Certificates (the “Privately Offered Certificates”) will be offered domestically to Qualified Institutional Buyers and (other than with respect to the Class UH5, Class WYA and Class RIM Certificates) to Institutional Accredited Investors and to institutions that are not U.S. Persons pursuant to Regulation S.

SMMEA Status:	The Certificates will not constitute “mortgage related securities” for purposes of SMMEA.

ERISA:	The Publicly Offered Certificates are expected to be ERISA eligible.

Optional Termination:
1.7% clean up call (if (A) the U-Haul Self Storage Pool 5 Whole Loan or the related REO loan is part of the trust, (B)(i) the Class WYA and Class RIM certificates have been paid in full, (ii) the certificate balances of the Class WYA and Class RIM certificates have otherwise been reduced to zero or (iii) the holders of the Class WYA and Class RIM certificates have otherwise consented to the purchase and (C) no earlier than the distribution date in November 2024); 1.0% clean-up call (if (A) the U-Haul Self Storage Pool 5 Whole Loan or the related REO loan is not part of the trust and (B)(i) the Class WYA and Class RIM certificates have been paid in full, (ii) the certificate balances of the Class WYA and Class RIM certificates have otherwise been reduced to zero or (iii) the holders of the Class WYA and Class RIM certificates have otherwise consented to the purchase).

Minimum Denominations:
The Publicly Offered Certificates (other than the Class X-A and Class X-B Certificates) will be issued in minimum denominations of $10,000 and integral multiples of $1 in excess of $10,000. The Class X-A and Class X-B Certificates will be issued in minimum denominations of $1,000,000 and in integral multiples of $1 in excess of $1,000,000.

Settlement Terms:	DTC, Euroclear and Clearstream Banking.

Analytics:	The transaction is expected to be modeled by Intex Solutions, Inc. and Trepp, LLC and is expected to be available on Bloomberg.

Risk Factors:	THE CERTIFICATES INVOLVE CERTAIN RISKS AND MAY NOT BE SUITABLE FOR ALL INVESTORS. SEE THE “RISK FACTORS” SECTION OF THE FREE WRITING PROSPECTUS.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2014-C23

Collateral Characteristics

Loan Pool
Initial Pool Balance (“IPB”):	$1,355,631,834
Number of Mortgage Loans:	65
Number of Mortgaged Properties:	101
Average Cut-off Date Balance per Mortgage Loan:	$20,855,874
Weighted Average Current Mortgage Rate:	4.47496%
10 Largest Mortgage Loans as % of IPB:	50.5%
Weighted Average Remaining Term to Maturity(1)(2):	109 months
Weighted Average Seasoning:	1 month

Credit Statistics
Weighted Average UW NCF DSCR(3)(4):	1.68x
Weighted Average UW NOI Debt Yield(3):	9.7%
Weighted Average Cut-off Date Loan-to-Value Ratio (“LTV”)(3)(5):	68.5%
Weighted Average Maturity Date LTV(1)(3)(5):	61.4%

Other Statistics
% of Mortgage Loans with Additional Debt:	30.9%
% of Mortgaged Properties with Single Tenants:	0.0%

Amortization
Weighted Average Original Amortization Term(6):	360 months
Weighted Average Remaining Amortization Term(6):	360 months
% of Mortgage Loans with Partial Interest-Only followed by Amortizing Balloon:	51.9%
% of Mortgage Loans with Amortizing Balloon(2):	21.9%
% of Mortgage Loans with Interest-Only:	21.0%
% of Mortgage Loans with Interest-Only followed by ARD-Structure:	3.5%
% of Mortgage Loans with Fully Amortizing:	1.6%

Cash Management(7)
% of Mortgage Loans with In-Place, CMA Lockboxes:	35.0%
% of Mortgage Loans with In-Place, Hard Lockboxes:	31.2%
% of Mortgage Loans with Springing Lockboxes:	25.3%
% of Mortgage Loans with In-Place, Soft Lockboxes:	7.6%
% of Mortgage Loans with No Lockbox:	0.8%

Reserves
% of Mortgage Loans Requiring Monthly Tax Reserves:	84.9%
% of Mortgage Loans Requiring Monthly Insurance Reserves:	50.4%
% of Mortgage Loans Requiring Monthly CapEx Reserves(8):	84.1%
% of Mortgage Loans Requiring Monthly TI/LC Reserves(9):	54.9%

(1)	In the case of the one mortgage loan with an anticipated repayment date, as of the related anticipated repayment date.
(2)
In the case of the Loan Nos. 4 and 22,  the first payment dates for the loans are November 1, 2014. On the Closing Date, JPMCB will deposit sufficient funds to pay the interest associated with the interest due for the October 2014 payment for the related loans. Information presented in this term sheet reflects the loans’ contractual loan terms. Loan No. 22 is considered to have a one month interest-only period; however, it was included as a balloon loan in the table above.

(3)
In the case of Loan Nos. 1, 2, 4, 6, 8, 9 and 19, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan(s) or Trust Pari Passu Companion Loan, as applicable. In the case of Loan Nos. 3, 9 and 10, the UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date LTV calculations exclude the related Subordinate Companion Loan or Trust Subordinate Companion Loan, as applicable.

(4)
In the case of Loan No. 3, the UW NCF DSCR is calculated using the average of principal and interest payments over the first 12 months following the initial interest only period based on the principal payment schedule provided on Annex F of the Free Writing Prospectus.

(5)
In the case of Loan No. 33, the Cut-off Date LTV and the Maturity Date LTV are calculated based upon a hypothetical appraised value based on certain assumptions. Refer to “Description of the Mortgage Pool – Assessments of Property Value and Condition” in the Free Writing Prospectus for additional details.

(6)	Excludes six mortgage loans that are interest-only for the entire term or until the anticipated repayment date, as applicable.
(7)	For a detailed description of Cash Management, refer to “Description of the Mortgage Pool – Lockbox Accounts” in the Free Writing Prospectus.
(8)	CapEx Reserves include FF&E reserves for hotel properties.
(9)	Calculated only with respect to Cut-off Date Balance for retail, industrial, office and mixed use properties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2014-C23

Collateral Characteristics

Mortgage Loan Seller	Number of Mortgage Loans	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of IPB
JPMCB	14	34	$541,464,577	39.9%
Barclays	13	13	322,630,000	23.8
RCMC	17	26	237,444,928	17.5
MC Five Mile	18	24	117,592,330	8.7
JPMCB / Column(1)	1	1	80,000,000	5.9
GECC	2	3	56,500,000	4.2
Total:	65	101	$1,355,631,834	100.0%
(1)
JPMorgan Chase Bank, National Association and Column Financial, Inc. co-originated one mortgage loan, identified as “Grapevine Mills” on Annex A-1 to the Free Writing Prospectus, and all references to “Grapevine Mills” refer to the total mortgage loan sold to the trust by both of these mortgage loan sellers.

Ten Largest Mortgage Loans

No.	Loan Name	Mortgage Loan Seller	No. of Prop.	Cut-off Date Balance	% of IPB	SF/Units/ Rooms	Property Type	UW NCF DSCR(1)(2)	UW NOI Debt Yield(1)	Cut-off Date LTV(1)	Maturity Date LTV(1)
1	17 State Street	JPMCB	1	$105,000,000	7.7%	560,210	Office	1.79x	8.4%	55.4%	55.4%
2	Columbus Square Portfolio	Barclays	1	$103,750,000	7.7%	494,224	Mixed Use	1.15x	6.7%	72.1%	66.1%
3	Wyvernwood Apartments	JPMCB	1	$103,000,000	7.6%	1,175	Multifamily	1.37x	8.1%	75.2%	71.5%
4	Grapevine Mills	JPMCB / Column	1	$80,000,000	5.9%	1,337,751	Retail	3.34x	13.7%	53.1%	53.1%
5	Stevens Center Business Park	JPMCB	1	$59,000,000	4.4%	468,373	Office	1.53x	10.2%	74.7%	60.7%
6	Las Catalinas Mall	Barclays	1	$55,000,000	4.1%	355,385	Retail	1.72x	10.8%	64.0%	58.5%
7	Hard Rock San Diego Fee	JPMCB	1	$48,000,000	3.5%	52,708	Other	1.42x	6.2%	80.0%	80.0%
8	Canyon Ranch Portfolio	GECC	2	$45,000,000	3.3%	277	Hotel	2.34x	13.6%	53.2%	48.4%
9	Beverly Connection	JPMCB	1	$43,750,000	3.2%	334,566	Retail	1.51x	7.3%	67.3%	67.3%
10	Residence Inn Midtown East	Barclays	1	$42,000,000	3.1%	211	Hotel	3.11x	13.6%	46.5%	46.5%

	Top 3 Total / Weighted Average		3	$311,750,000	23.0%			1.44x	7.7%	67.5%	64.3%
	Top 5 Total / Weighted Average		5	$450,750,000	33.3%			1.79x	9.1%	65.9%	61.8%
	Top 10 Total / Weighted Average		11	$684,500,000	50.5%			1.86x	9.5%	64.8%	61.4%
(1)
In the case of Loan Nos. 1, 2, 4, 6, 8 and 9, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan(s) or Trust Pari Passu Companion Loan, as applicable. In the case of Loan Nos. 3, 9 and 10, the UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date LTV calculations exclude the related Subordinate Companion Loan or Trust Subordinate Companion Loan, as applicable.

(2)
In the case of Loan No. 3, the UW NCF DSCR is calculated using the average of principal and interest payments over the first 12 months following the initial interest only period based on the principal payment schedule provided on Annex F of the Free Writing Prospectus

Pari Passu Note Loan Summary

No.	Loan Name	Trust Cut-off Date Balance	Pari Passu Loan Cut-off Date Balance	Total Mortgage Loan Cut-off Date Balance	Controlling Pooling & Servicing Agreement	Master Servicer	Special Servicer	Voting Rights
1	17 State Street	$105,000,000	$75,000,000	$180,000,000	JPMBB 2014-C23	Wells Fargo	CWCapital	JPMBB 2014-C23
2	Columbus Square Portfolio	$103,750,000	$296,250,000	$400,000,000	WFRBS 2014-C22	Wells Fargo	CWCapital	WFRBS 2014-C22
4	Grapevine Mills	$80,000,000	$188,000,000	$268,000,000	JPMBB 2014-C23	Wells Fargo	CWCapital	JPMBB 2014-C23
6	Las Catalinas Mall	$55,000,000	$75,000,000	$130,000,000	JPMBB 2014-C22	Wells Fargo	LNR	JPMBB 2014-C22
8	Canyon Ranch Portfolio	$45,000,000	$105,000,000	$150,000,000	COMM 2014-UBS5	Wells Fargo	Rialto	COMM 2014-UBS5
9	Beverly Connection(1)	$43,750,000	$131,250,000	$175,000,000	GSMS 2014-GC24	Midland	LNR	GSMS 2014-GC24
(1)	The Beverly Connection Total Mortgage Loan Cut-off Date Balance excludes the Subordinate Companion Loan.

Trust Pari Passu Companion Loan Summary

			Trust Pari Passu		Mortgage		Mortgage	Whole	Mortgage
		Mortgage	Companion	Whole	Loan	Whole	Loan	Loan	Loan	Whole
		Loan	Loan	Loan	UW	Loan	Cut-off	Cut-off	UW NOI	Loan
		Cut-off Date	Cut-off Date	Cut-off Date	NCF	UW NCF	Date	Date	Debt	UW NOI
No.	Loan Name	Balance	Balance	Balance	DSCR(1)	DSCR	LTV(1)	LTV	Yield(1)	Debt Yield
19	U-Haul Self Storage Pool 5(2)	$22,243,000	$12,257,000	$34,500,000	1.46x	1.46x	54.8%	54.8%	11.8%	11.8%
(1)	Calculations include the Pari Passu Trust Companion Loan.
(2)	The Class UH5 Certificates, which are backed by the Trust Pari Passu Companion Loan of the U-Haul Self Storage Pool 5 Whole Loan, are expected to be sold to a third party investor.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

6 of 126

Structural and Collateral Term Sheet	JPMBB 2014-C23

Collateral Characteristics

Additional Debt Summary(1)

No.	Loan Name	Trust Cut-off Date Balance	Subordinate Debt Cut-off Date Balance	Total Debt Cut-off Date Balance	Mortgage Loan UW NCF DSCR	Total Debt UW NCF DSCR	Mortgage Loan Cut-off Date LTV	Total Debt Cut-off Date LTV	Mortgage Loan UW NOI Debt Yield	Total Debt UW NOI Debt Yield
1	17 State Street(2)	$105,000,000	$40,000,000	$220,000,000	1.79x	1.24x	55.4%	67.7%	8.4%	6.9%
3	Wyvernwood Apartments(2)(3)	$103,000,000	$10,500,000	$113,500,000	1.37x	1.17x	75.2%	82.8%	8.1%	7.4%
9	Beverly Connection(2)	$43,750,000	$56,000,000	$231,000,000	1.51x	1.00x	67.3%	88.8%	7.3%	5.6%
10	Residence Inn Midtown East(2)	$42,000,000	$15,000,000	$57,000,000	3.11x	2.29x	46.5%	63.1%	13.6%	10.0%
12	InterMountain Hotel Portfolio	$38,000,000	$3,000,000	$41,000,000	1.67x	1.47x	74.1%	79.9%	10.3%	9.5%
18	Stone Falls of Ada	$26,800,000	$3,200,000	$30,000,000	1.36x	1.13x	75.0%	84.0%	8.5%	7.6%
20	Waterstone Landing Apartments	$22,000,000	$2,750,000	$24,750,000	1.45x	1.19x	75.0%	84.4%	9.2%	8.2%
24	Saddle Brook Apartments & Arbors on Chimney Rock	$16,679,828	$2,300,000	$18,979,449	1.51x	1.22x	75.0%	85.3%	9.9%	8.7%
(1)
In the case of Loan Nos. 1, 12, 18, 20 and 24, subordinate debt represents mezzanine loans and in the case of Loan Nos. 3 and 10, subordinate debt represents a B-Note. In the case of Loan No. 9,  subordinate debt represents both a B-Note and a mezzanine loan.

(2)
In the case of Loan Nos. 1 and 9, Mortgage Loan UW NCF DSCR, Mortgage Loan UW NOI Debt Yield and Mortgage Loan Cut-Off Date LTV calculations include the related Pari Passu Companion Loan. In the case of Loan Nos. 3, 9 and 10, the Mortgage Loan UW NCF DSCR, Mortgage Loan UW NOI DY and Mortgage Loan Cut-off Date LTV calculations exclude the related Subordinate Companion Loan or Trust Subordinate Companion Loan, as applicable.

(3)
In the case of Loan No. 3, the UW NCF DSCR is calculated using the average of principal and interest payments over the first 12 months following the initial interest only period based on the principal payment schedule provided on Annex F of the Free Writing Prospectus.

Trust Subordinate Companion Loan Summary

			Trust Subordinate		Mortgage		Mortgage	Whole	Mortgage
		Mortgage	Companion	Whole	Loan	Whole	Loan	Loan	Loan	Whole
		Loan	Loan	Loan	UW	Loan	Cut-off	Cut-off	UW NOI	Loan
		Cut-off Date	Cut-off Date	Cut-off Date	NCF	UW NCF	Date	Date	Debt	UW NOI
No.	Loan Name	Balance	Balance	Balance	DSCR	DSCR	LTV	LTV	Yield	Debt Yield
3	Wyvernwood Apartments(1)	$103,000,000	$10,500,000	$113,500,000	1.37x	1.17x	75.2%	82.8%	8.1%	7.4%
10	Residence Inn Midtown East(2)	$42,000,000	$15,000,000	$57,000,000	3.11x	2.29x	46.5%	63.1%	13.6%	10.0%
(1)	The Class WYA Certificates, which are backed by the Trust Subordinate Companion Loan of the Wyvernwood Apartments Whole Loan, are expected to be sold to a third party investor.
(2)	The Class RIM Certificates, which are backed by the Trust Subordinate Companion Loan of the Residence Inn Midtown East Whole Loan, are expected to be sold to a third party investor.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

7 of 126

Structural and Collateral Term Sheet	JPMBB 2014-C23

Collateral Characteristics

Mortgaged Properties by Type(1)

					Weighted Average
Property Type	Property Subtype	Number of Properties	Cut-off Date Principal Balance	% of IPB	Occupancy	UW NCF DSCR(2)(5)	UW NOI DY(2)	Cut-off Date LTV(2)(3)	Maturity Date LTV(2)(3)(4)
Multifamily	Garden	17	$239,642,267	17.7%	97.5%	1.39x	8.7%	74.7%	67.7%
	Mid Rise	3	34,960,000	2.6	95.9%	1.24x	8.4%	75.8%	62.8%
	Student	2	31,300,000	2.3	100.0%	1.27x	7.7%	73.0%	65.3%
	Subtotal	22	$305,902,267	22.6%	97.6%	1.36x	8.5%	74.6%	66.9%

Office	CBD	2	$164,000,000	12.1%	94.0%	1.70x	9.0%	62.3%	57.3%
	Suburban	7	90,100,000	6.6	90.5%	1.69x	11.4%	75.3%	68.2%
	Subtotal	9	$254,100,000	18.7%	92.8%	1.69x	9.9%	66.9%	61.2%

Retail	Regional Mall	2	$135,000,000	10.0%	89.0%	2.68x	12.5%	57.5%	55.3%
	Anchored	4	82,853,000	6.1	97.9%	1.48x	8.3%	71.0%	67.1%
	Shadow Anchored	2	7,464,394	0.6	94.3%	1.41x	10.4%	72.2%	55.7%
	Unanchored	1	5,180,000	0.4	100.0%	1.53x	15.2%	64.8%	26.9%
	Subtotal	9	$230,497,394	17.0%	92.6%	2.18x	11.0%	63.0%	58.9%

Hotel	Extended Stay	5	$108,122,222	8.0%	84.6%	2.22x	11.5%	60.5%	55.0%
	Full Service	5	70,593,992	5.2	64.8%	2.09x	12.7%	58.5%	51.9%
	Limited Service	5	35,800,950	2.6	71.2%	1.87x	12.2%	63.2%	52.3%
	Subtotal	15	$214,517,164	15.8%	75.8%	2.12x	12.0%	60.3%	53.6%

Mixed Use	Retail/Office/Parking	1	$103,750,000	7.7%	95.7%	1.15x	6.7%	72.1%	66.1%
	Office/Retail	1	5,500,000	0.4	100.0%	1.55x	10.4%	69.6%	56.3%
	Subtotal	2	$109,250,000	8.1%	95.9%	1.17x	6.9%	72.0%	65.6%

Industrial	Industrial	6	$89,139,111	6.6%	94.0%	1.43x	9.9%	73.5%	66.0%

Manufactured Housing	Manufactured Housing	12	$65,420,010	4.8%	94.2%	1.41x	8.8%	74.2%	64.2%

Leased Fee	Leased Fee	1	$48,000,000	3.5%	100.0%	1.42x	6.2%	80.0%	80.0%

Self Storage	Self Storage	25	$38,805,887	2.9%	83.6%	1.51x	11.0%	62.6%	26.2%

	Total/Weighted Average:	101	$1,355,631,834	100.0%	91.5%	1.68x	9.7%	68.5%	61.4%
(1)
Because this table presents information relating to the mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts.

(2)
In the case of the Loan Nos. 1, 2, 4, 6, 8, 9 and 19, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan(s) or Trust Pari Passu Companion Loan, as applicable. In the case of Loan Nos. 3, 9 and 10, the UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date LTV calculations exclude the related Subordinate Companion Loan or Trust Subordinate Companion Loan, as applicable.

(3)
In the case of Loan No. 33, the Cut-off Date LTV and the Maturity Date LTV are calculated based upon a hypothetical appraised value based on certain assumptions. Refer to “Description of the Mortgage Pool – Assessments of Property Value and Condition” in the Free Writing Prospectus for additional details.

(4)	In the case of Loan No. 7, which has an anticipated repayment date, Maturity Date LTV is as of the related anticipated repayment date.
(5)
In the case of Loan No. 3, the UW NCF DSCR is calculated using the average of principal and interest payments over the first 12 months following the initial interest only period based on the principal payment schedule provided on Annex F of the Free Writing Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

8 of 126

Structural and Collateral Term Sheet	JPMBB 2014-C23

Collateral Characteristics

Mortgaged Properties by Location(1)

				Weighted Average
State	Number of Properties	Cut-off Date Principal Balance	% of IPB	Occupancy	UW NCF DSCR(2)(3)	UW NOI DY(2)	Cut-off Date LTV(2)(4)	Maturity Date LTV(2)(4)(5)
New York	4	$264,750,000	19.5%	92.1%	1.74x	8.7%	61.1%	58.5%
California	6	247,830,000	18.3	95.7%	1.46x	8.1%	73.1%	69.3%
Texas	14	173,136,725	12.8	91.5%	2.29x	11.1%	63.9%	58.1%
Michigan	3	72,300,000	5.3	97.3%	1.36x	8.9%	75.1%	64.4%
Washington	2	60,129,624	4.4	99.9%	1.53x	10.2%	74.3%	59.6%
Puerto Rico	1	55,000,000	4.1	94.8%	1.72x	10.8%	64.0%	58.5%
Tennessee	6	51,327,476	3.8	90.4%	1.45x	11.1%	76.8%	65.9%
Illinois	4	45,415,502	3.4	97.6%	1.45x	9.4%	73.3%	65.0%
Maryland	5	44,840,000	3.3	96.6%	1.29x	8.4%	73.9%	67.9%
North Carolina	4	42,278,000	3.1	88.6%	1.36x	9.5%	75.0%	69.0%
Ohio	4	32,779,530	2.4	93.3%	1.60x	10.7%	69.4%	57.2%
Arizona	1	28,410,138	2.1	58.0%	2.34x	13.6%	53.2%	48.4%
Colorado	3	22,832,926	1.7	92.7%	1.45x	9.0%	72.4%	60.9%
Georgia	4	22,571,940	1.7	89.7%	1.59x	10.4%	70.2%	58.9%
Alabama	3	21,885,414	1.6	90.0%	1.64x	12.3%	72.5%	64.3%
New Hampshire	4	21,782,439	1.6	84.9%	1.40x	9.0%	72.7%	61.9%
Nevada	2	18,740,741	1.4	71.6%	1.67x	10.3%	74.1%	60.2%
Florida	3	17,448,214	1.3	87.1%	1.68x	10.5%	70.9%	56.1%
Pennsylvania	4	17,038,928	1.3	74.8%	2.41x	12.0%	67.8%	56.1%
Massachusetts	1	16,589,862	1.2	58.9%	2.34x	13.6%	53.2%	48.4%
Indiana	4	12,719,765	0.9	95.3%	1.33x	8.5%	75.6%	65.3%
Minnesota	2	10,741,567	0.8	95.3%	1.60x	10.4%	70.9%	58.5%
Delaware	1	9,600,000	0.7	100.0%	1.36x	9.5%	75.0%	64.6%
Missouri	2	7,200,000	0.5	85.4%	2.01x	14.4%	73.5%	62.5%
South Carolina	1	7,125,000	0.5	100.0%	1.39x	9.8%	75.0%	64.2%
Kentucky	2	6,853,233	0.5	85.4%	1.68x	11.3%	70.1%	47.0%
Alaska	1	6,200,000	0.5	64.6%	1.72x	11.8%	68.9%	51.1%
New Mexico	2	4,753,952	0.4	69.9%	1.47x	10.2%	68.2%	42.0%
West Virginia	1	4,742,280	0.3	79.6%	2.33x	15.9%	40.2%	29.8%
Connecticut	1	3,177,067	0.2	90.7%	1.46x	11.8%	54.8%	0.8%
Wisconsin	2	2,222,674	0.2	83.9%	1.60x	10.8%	72.4%	59.8%
Mississippi	1	1,482,631	0.1	82.4%	1.46x	11.8%	54.8%	0.8%
Oklahoma	1	688,365	0.1	90.3%	1.46x	11.8%	54.8%	0.8%
Louisiana	1	600,113	0.0	77.4%	1.46x	11.8%	54.8%	0.8%
Maine	1	437,729	0.0	89.7%	1.46x	11.8%	54.8%	0.8%
Total/Weighted Average:	101	$1,355,631,834	100.0%	91.5%	1.68x	9.7%	68.5%	61.4%
(1)
Because this table presents information relating to the mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts.

(2)
In the case of Loan Nos. 1, 2, 4, 6, 8, 9 and 19, the UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan(s) or Trust Pari Passu Companion Loan, as applicable. In the case of Loan Nos. 3, 9 and 10 the UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date LTV calculations exclude the related Subordinate Companion Loan or Trust Subordinate Companion Loan, as applicable.

(3)
In the case of Loan No. 3, the UW NCF DSCR is calculated using the average of principal and interest payments over the first 12 months following the initial interest only period based on the principal payment schedule provided on Annex F of the Free Writing Prospectus.

(4)
In the case of Loan No. 33, the Cut-off Date LTV and the Maturity Date LTV are calculated based upon a hypothetical appraised value based on certain assumptions. Refer to “Description of the Mortgage Pool – Assessments of Property Value and Condition” in the Free Writing Prospectus for additional details.

(5)	In the case of Loan No. 7, which has an anticipated repayment date, Maturity Date LTV is as of the related anticipated repayment date.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

9 of 126

Structural and Collateral Term Sheet	JPMBB 2014-C23

Collateral Characteristics

Cut-off Date Principal Balance

						Weighted Average
Range of Principal Balances			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(2)(4)	UW NOI DY(2)	Cut-off Date LTV(2)(3)	Maturity Date LTV(1)(2)(3)
$2,163,750	-	$9,999,999	33	$174,411,567	12.9%	4.71839%	114	1.58x	10.8%	70.7%	58.7%
$10,000,000	-	$19,999,999	12	179,277,267	13.2	4.63563%	101	1.51x	9.6%	73.0%	63.9%
$20,000,000	-	$24,999,999	2	44,243,000	3.3	4.66033%	180	1.46x	10.5%	64.8%	33.1%
$25,000,000	-	$49,999,999	12	451,950,000	33.3	4.45976%	106	1.70x	9.7%	69.3%	64.0%
$50,000,000	-	$105,000,000	6	505,750,000	37.3	4.33141%	107	1.78x	9.3%	65.7%	61.5%
Total / Weighted Average:			65	$1,355,631,834	100.0%	4.47496%	109	1.68x	9.7%	68.5%	61.4%

Mortgage Interest Rates

						Weighted Average
Range of Mortgage Interest Rates			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(2)(4)	UW NOI DY(2)	Cut-off Date LTV(2)(3)	Maturity Date LTV(1)(2)(3)
3.83270%	-	4.40000%	12	$469,050,000	34.6%	4.16248%	95	2.01x	10.3%	66.8%	63.4%
4.40001%	-	4.60000%	18	452,830,050	33.4	4.50426%	114	1.48x	8.7%	68.1%	61.6%
4.60001%	-	4.80000%	24	311,687,781	23.0	4.66833%	126	1.57x	10.1%	69.3%	56.9%
4.80001%	-	5.00000%	4	51,743,992	3.8	4.88861%	98	1.46x	10.5%	73.6%	61.6%
5.00001%	-	5.48550%	7	70,320,010	5.2	5.20905%	101	1.43x	10.4%	74.7%	66.0%
Total / Weighted Average:			65	$1,355,631,834	100.0%	4.47496%	109	1.68x	9.7%	68.5%	61.4%

Original Term to Maturity/ARD in Months(1)(5)

				Weighted Average
Original Term to Maturity/ARD in Months	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(2)(4)	UW NOI DY(2)	Cut-off Date LTV(2)(3)	Maturity Date LTV(1)(2)(3)
60	10	$252,800,000	18.6%	4.40703%	59	1.78x	10.2%	69.1%	65.7%
84	1	41,000,000	3.0	4.33000%	83	1.46x	9.4%	73.2%	65.4%
120	53	1,039,588,834	76.7	4.49195%	119	1.67x	9.6%	68.4%	61.5%
240	1	22,243,000	1.6	4.72000%	240	1.46x	11.8%	54.8%	0.8%
Total / Weighted Average:	65	$1,355,631,834	100.0%	4.47496%	109	1.68x	9.7%	68.5%	61.4%

Remaining Term to Maturity/ARD in Months(1)(5)

						Weighted Average
Remaining Term to Maturity/ARD in Months			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(2)(4)	UW NOI DY(2)	Cut-off Date LTV(2)(3)	Maturity Date LTV(1)(2)(3)
59	-	60	10	$252,800,000	18.6%	4.40703%	59	1.78x	10.2%	69.1%	65.7%
61	-	120	54	1,080,588,834	79.7	4.48580%	118	1.66x	9.6%	68.6%	61.6%
121	-	240	1	22,243,000	1.6	4.72000%	240	1.46x	11.8%	54.8%	0.8%
Total / Weighted Average:			65	$1,355,631,834	100.0%	4.47496%	109	1.68x	9.7%	68.5%	61.4%
(1)
In the case of Loan No. 7, which has an anticipated repayment date, Remaining Loan Term, Original Term To Maturity/ARD, Remaining Term to Maturity/ARD and Maturity Date LTV are as of the related anticipated repayment date.

(2)
In the case of Loan Nos. 1, 2, 4, 6, 8, 9 and 19, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan(s) or Trust Pari Passu Companion Loan, as applicable. In the case of Loan Nos. 3, 9 and 10, the UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date LTV calculations exclude the related Subordinate Companion Loan or Trust Subordinate Companion Loan, as applicable.

(3)
In the case of Loan No. 33, the Cut-off Date LTV and the Maturity Date LTV are calculated based upon a hypothetical appraised value based on certain assumptions. Refer to “Description of the Mortgage Pool – Assessments of Property Value and Condition” in the Free Writing Prospectus for additional details.

(4)
In the case of Loan No. 3, the UW NCF DSCR is calculated using the average of principal and interest payments over the first 12 months following the initial interest only period based on the principal payment schedule provided on Annex F of the Free Writing Prospectus.

(5)
In the case of the Loan Nos. 4 and 22, the first payment dates for the loans are November 1, 2014. On the Closing Date, JPMCB will deposit sufficient funds to pay the interest associated with the interest due for the October 2014 payment for the related loans. Information presented in this term sheet reflects the loans’ contractual loan terms.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2014-C23

Collateral Characteristics

Original Amortization Term in Months

				Weighted Average
Original Amortization Term in Months	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(2)(4)	UW NOI DY(2)	Cut-off Date LTV(2)(3)	Maturity Date LTV(1)(2)(3)
Interest Only	6	$332,100,000	24.5%	4.28226%	109	2.28x	10.0%	59.5%	59.5%
180	1	5,180,000	0.4	4.42000%	120	1.53x	15.2%	64.8%	26.9%
240	1	22,243,000	1.6	4.72000%	240	1.46x	11.8%	54.8%	0.8%
300	6	45,475,452	3.4	4.78732%	120	1.59x	11.6%	66.4%	49.3%
330	1	2,500,000	0.2	5.25000%	120	1.24x	9.6%	74.9%	59.6%
336	2	6,900,000	0.5	4.78500%	59	1.83x	12.7%	69.8%	64.8%
360	47	837,483,383	61.8	4.51160%	104	1.52x	9.7%	72.1%	64.0%
420	1	103,750,000	7.7	4.57000%	119	1.15x	6.7%	72.1%	66.1%
Total / Weighted Average:	65	$1,355,631,834	100.0%	4.47496%	109	1.68x	9.7%	68.5%	61.4%

Remaining Amortization Term in Months

						Weighted Average
Remaining Amortization Term in Months			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(2)(4)	UW NOI DY(2)	Cut-off Date LTV(2)(3)	Maturity Date LTV(1)(2)(3)
Interest Only			6	$332,100,000	24.5%	4.28226%	109	2.28x	10.0%	59.5%	59.5%
180	-	239	1	5,180,000	0.4	4.42000%	120	1.53x	15.2%	64.8%	26.9%
240	-	299	5	43,518,452	3.2	4.71705%	181	1.66x	12.9%	56.6%	21.6%
300	-	359	14	106,176,633	7.8	4.73560%	115	1.47x	9.7%	73.1%	58.8%
360	-	420	39	868,656,750	64.1	4.50497%	104	1.48x	9.4%	72.0%	64.6%
Total / Weighted Average:			65	$1,355,631,834	100.0%	4.47496%	109	1.68x	9.7%	68.5%	61.4%

Amortization Types

				Weighted Average
Amortization Types	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(2)(4)	UW NOI DY(2)	Cut-off Date LTV(2)(3)	Maturity Date LTV(1)(2)(3)
IO-Balloon	30	$704,165,000	51.9%	4.45766%	104	1.46x	9.1%	71.7%	65.4%
Balloon	28	297,123,834	21.9	4.71298%	111	1.56x	10.5%	72.0%	58.5%
Interest Only	5	284,100,000	21.0	4.27199%	108	2.42x	10.7%	56.0%	56.0%
ARD-Interest Only	1	48,000,000	3.5	4.34300%	120	1.42x	6.2%	80.0%	80.0%
Fully Amortizing	1	22,243,000	1.6	4.72000%	240	1.46x	11.8%	54.8%	0.8%
Total / Weighted Average:	65	$1,355,631,834	100.0%	4.47496%	109	1.68x	9.7%	68.5%	61.4%

Underwritten Net Cash Flow Debt Service Coverage Ratios(2)(4)

						Weighted Average
Underwritten Net Cash Flow Debt Service Coverage Ratios			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(2)(4)	UW NOI DY(2)	Cut-off Date LTV(2)(3)	Maturity Date LTV(1)(2)(3)
1.15x	-	1.35x	15	$305,511,895	22.5%	4.55989%	112	1.24x	7.8%	73.7%	66.0%
1.36x	-	1.45x	11	285,618,000	21.1	4.41679%	98	1.39x	8.4%	76.4%	70.8%
1.46x	-	1.55x	16	242,039,792	17.9	4.57225%	120	1.50x	9.8%	70.5%	56.6%
1.56x	-	1.65x	3	56,694,983	4.2	4.88515%	104	1.62x	10.4%	66.7%	60.9%
1.66x	-	1.80x	9	253,824,002	18.7	4.54048%	115	1.74x	9.9%	63.6%	57.9%
1.81x	-	2.00x	3	10,550,000	0.8	4.78673%	80	1.84x	12.8%	68.2%	61.8%
2.01x	-	3.34x	8	201,393,163	14.9	4.09729%	103	2.91x	13.7%	53.5%	51.3%
Total / Weighted Average:			65	$1,355,631,834	100.0%	4.47496%	109	1.68x	9.7%	68.5%	61.4%
(1)	In the case of Loan No. 7, which has an anticipated repayment date, Remaining Loan Term and Maturity Date LTV are as of the related anticipated repayment date.
(2)
In the case of Loan Nos. 1, 2, 4, 6, 8, 9 and 19, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan(s) or Trust Pari Passu Companion Loan, as applicable. In the Loan Nos. 3, 9 and 10, the UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date LTV calculations exclude the related Subordinate Companion Loan or Trust Subordinate Companion Loan, as applicable.

(3)
In the case of Loan No. 33, the Cut-off Date LTV and the Maturity Date LTV are calculated based upon a hypothetical appraised value based on certain assumptions. Refer to “Description of the Mortgage Pool – Assessments of Property Value and Condition” in the Free Writing Prospectus for additional details.

(4)
In the case of Loan No. 3, the UW NCF DSCR is calculated using the average of principal and interest payments over the first 12 months following the initial interest only period based on the principal payment schedule provided on Annex F of the Free Writing Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

11 of 126

Structural and Collateral Term Sheet	JPMBB 2014-C23

Collateral Characteristics

LTV Ratios as of the Cut-off Date(2)(3)

						Weighted Average
Range of Cut-off Date LTVs			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(2)(4)	UW NOI DY(2)	Cut-off Date LTV(2)(3)	Maturity Date LTV(1)(2)(3)
40.2%	-	59.9%	7	$304,586,163	22.5%	4.25104%	120	2.46x	11.8%	52.8%	47.8%
60.0%	-	64.9%	2	60,180,000	4.4	4.43279%	119	1.70x	11.2%	64.1%	55.8%
65.0%	-	69.9%	13	145,689,002	10.7	4.77450%	107	1.62x	9.7%	67.5%	62.2%
70.0%	-	74.9%	29	479,971,842	35.4	4.55438%	111	1.43x	9.0%	73.4%	64.1%
75.0%	-	80.0%	14	365,204,828	26.9	4.44478%	96	1.38x	8.6%	76.2%	69.7%
Total / Weighted Average:			65	$1,355,631,834	100.0%	4.47496%	109	1.68x	9.7%	68.5%	61.4%

LTV Ratios as of the Maturity Date(1)(2)(3)

						Weighted Average
Range of Maturity Date/ARD LTVs			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(2)(4)	UW NOI DY(2)	Cut-off Date LTV(2)(3)	Maturity Date LTV(1)(2)(3)
0.8%	-	44.9%	4	$37,766,163	2.8%	4.67337%	190	1.72x	13.5%	53.1%	13.0%
45.0%	-	49.9%	2	87,000,000	6.4	4.21931%	91	2.71x	13.6%	50.0%	47.5%
50.0%	-	54.9%	4	97,132,289	7.2	3.99320%	120	3.02x	13.4%	56.3%	53.0%
55.0%	-	59.9%	13	232,495,518	17.2	4.53771%	119	1.69x	9.5%	62.6%	56.8%
60.0%	-	64.9%	20	259,812,865	19.2	4.67946%	115	1.55x	10.1%	72.4%	61.2%
65.0%	-	80.0%	22	641,425,000	47.3	4.46532%	99	1.38x	8.3%	74.3%	69.1%
Total / Weighted Average:			65	$1,355,631,834	100.0%	4.47496%	109	1.68x	9.7%	68.5%	61.4%

Prepayment Protection

				Weighted Average
Prepayment Protection	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(2)(4)	UW NOI DY(2)	Cut-off Date LTV(2)(3)	Maturity Date LTV(1)(2)(3)
Defeasance	55	$1,218,588,938	89.9%	4.45971%	109	1.71x	9.7%	67.7%	60.7%
Yield Maintenance	9	118,292,897	8.7	4.55646%	119	1.38x	9.0%	75.7%	67.1%
Lockout Only	1	18,750,000	1.4	4.95150%	60	1.70x	12.7%	72.8%	67.1%
Total / Weighted Average:	65	$1,355,631,834	100.0%	4.47496%	109	1.68x	9.7%	68.5%	61.4%

Loan Purpose

				Weighted Average
Loan Purpose	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(2)(4)	UW NOI DY(2)	Cut-off Date LTV(2)(3)	Maturity Date LTV(1)(2)(3)
Refinance	51	$1,148,061,771	84.7%	4.45388%	111	1.63x	9.5%	69.1%	61.5%
Acquisition	14	207,570,064	15.3	4.59151%	96	1.97x	10.7%	65.0%	60.5%
Total / Weighted Average:	65	$1,355,631,834	100.0%	4.47496%	109	1.68x	9.7%	68.5%	61.4%
(1)	In the case of Loan No. 7, which has an anticipated repayment date, Remaining Loan Term and Maturity Date LTV are as of the related anticipated repayment date.
(2)
In the case of the Loan Nos. 1, 2, 4, 6, 8, 9 and 19, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan(s) or Trust Pari Passu Companion Loan, as applicable. In the case of Loan Nos. 3, 9 and 10, the UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date LTV calculations exclude the related Subordinate Companion Loan or Trust Subordinate Companion Loan, as applicable.

(3)
In the case of Loan No. 33, the Cut-off Date LTV and the Maturity Date LTV are calculated based upon a hypothetical appraised value based on certain assumptions. Refer to “Description of the Mortgage Pool – Assessments of Property Value and Condition” in the Free Writing Prospectus for additional details.

(4)
In the case of Loan No. 3, the UW NCF DSCR is calculated using the average of principal and interest payments over the first 12 months following the initial interest only period based on the principal payment schedule provided on Annex F of the Free Writing Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

12 of 126

Structural and Collateral Term Sheet	JPMBB 2014-C23

Previous Securitization History(1)

No.	Loan Name	Location	Property Type	Previous Securitization
1	17 State Street	New York, NY	Office	BACM 2004-3
3	Wyvernwood Apartments	Los Angeles, CA	Multifamily	JPMCC 2012-FL2
5	Stevens Center Business Park	Richland, WA	Office	JPMCC 2006-LDP8
8	Canyon Ranch Portfolio	Various, Various	Hotel	BACM 2005-2
13	Residence Inn Mountain View	Mountain View, CA	Hotel	LBUBS 2007-C7
15	Creekside MHC	Lewisville, TX	Manufactured Housing	JPMCC 2001-CIBC
17	Northville Village	Northville, MI	Retail	CSMC 2006-C4
19	U-Haul Self Storage Pool 5	Various, Various	Self Storage	MLMT 2005-CIP1
24.02	Arbors on Chimney Rock	Tyler, TX	Multifamily	GECMC 2004-C2
35	Springhill Suites Newnan	Newnan, GA	Hotel	GSMS 2006-GG6
40	Ace Mini Storage	Plymouth, MN	Self Storage	BACM 2006-4
42	Mullins Warehouse Park	Knoxville, TN	Industrial	LBUBS 2005-C3
50.02	Canon City MHC	Canon City, CO	Manufactured Housing	CSFB 2005-C5
52	Oak Manor Market	Mebane, NC	Retail	MSC 2004-HQ4
53	Graham Square Shopping Center	Cuyahoga Falls, OH	Retail	JPMCC 2005-CB11
54	Landmark Estates Apartments	Chattanooga, TN	Multifamily	FNA 2013-M11
59	Airport Bypass	Santa Fe, NM	Self Storage	JPMCC 2005-LDP1
63	Love Field	Dallas, TX	Self Storage	JPMCC 2005-LDP1
65	Indiana MHC Portfolio	Various, IN	Manufactured Housing	CSFB 2005-C5
(1)
The table above represents the properties for which the previously existing debt was most recently securitized, based on information provided by the related borrower or obtained through searches of a third-party database.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

13 of 126

Structural and Collateral Term Sheet	JPMBB 2014-C23

Class A-2(1)

No.	Loan Name	Location	Cut-off Date Balance	% of IPB	Maturity/ARD Balance	% of Certificate Class(2)	Original Loan Term	Remaining Loan Term	UW NCF DSCR(3)	UW NOI Debt Yield	Cut-off Date LTV Ratio	Maturity Date/ARD LTV Ratio
3	Wyvernwood Apartments	Los Angeles, CA	$103,000,000	7.6%	$97,948,240	40.6%	60	59	1.37x	8.1%	75.2%	71.5%
10	Residence Inn Midtown East	New York, NY	42,000,000	3.1	42,000,000	17.4	60	59	3.11x	13.6%	46.5%	46.5%
14	CIP Portfolio	Various, NC	37,800,000	2.8	35,292,608	14.6	60	60	1.35x	9.5%	75.0%	70.0%
22	Lakeshore Park Place(4)	Birmingham, AL	18,750,000	1.4	17,279,394	7.2	60	60	1.70x	12.7%	72.8%	67.1%
28	Ravel Hotel	Long Island City, NY	14,000,000	1.0	13,003,409	5.4	60	60	1.61x	10.9%	66.7%	61.9%
29	1000 Floral Vale Boulevard	Yardley, PA	13,350,000	1.0	13,350,000	5.5	60	60	2.67x	12.0%	71.4%	71.4%
32	3405 Piedmont	Atlanta, GA	10,000,000	0.7	9,110,402	3.8	60	60	1.47x	10.0%	71.9%	65.5%
41	Hampton Inn - Concord Bow	Bow, NH	7,000,000	0.5	6,603,827	2.7	60	59	1.54x	10.3%	69.3%	65.4%
55	Buena Vista Gardens	Odessa, TX	3,750,000	0.3	3,480,120	1.4	60	59	1.82x	12.7%	69.8%	64.8%
62	Villas De Madison	Midland, TX	3,150,000	0.2	2,923,301	1.2	60	59	1.85x	12.8%	69.8%	64.8%

Total / Weighted Average:			$252,800,000	18.6%	$240,991,300	100.0%	60	59	1.78x	10.2%	69.1%	65.7%
(1)
The table above presents the mortgage loans whose balloon payments would be applied to pay down the principal balance of the Class A-2 Certificates, assuming a 0% CPR and applying the “Modeling Assumptions” described in the Free Writing Prospectus, including the assumptions that (i) none of the mortgage loans in the pool experience prepayments, defaults or losses; (ii) there are no extensions of maturity dates of any mortgage loans in the pool; and (iii) each mortgage loan in the pool is paid in full on its stated maturity date or anticipated repayment date, as applicable. Each class of Certificates, including the Class A-2 Certificates, evidences undivided ownership interests in the entire pool of mortgage loans. Debt service coverage ratio, debt yield and loan-to-value ratio information does not take into account subordinate debt (whether or not secured by the mortgaged property), if any, that is allowed under the terms of any mortgage loan. See Annex A-1 to the Free Writing Prospectus.

(2)	Reflects the percentage equal to the Maturity/ARD Balance divided by the initial Class A-2 Certificate Balance.
(3)
In the case of Loan No. 3, the UW NCF DSCR is calculated using the average of principal and interest payments over the first 12 months following the initial interest only period based on the principal payment schedule provided on Annex F of the Free Writing Prospectus.

(4)
In the case of Loan No. 22, the first payment date for the loan is November 1, 2014. On the Closing Date, JPMCB will deposit sufficient funds to pay the interest associated with the interest due for the October 2014 payment for the loan. Information presented in this term sheet reflects the loan’s contractual loan terms.

Class A-3(1)

No.	Loan Name	Location	Cut-off Date Balance	% of IPB	Maturity/ARD Balance	% of Certificate Class(2)	Original Loan Term	Remaining Loan Term	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV Ratio	Maturity Date/ARD LTV Ratio
11	1800 West Central Road	Mount Prospect, IL	$41,000,000	3.0%	$36,603,295	100.0%	84	83	1.46x	9.4%	73.2%	65.4%

Total / Weighted Average:			$41,000,000	3.0%	$36,603,295	100.0%	84	83	1.46x	9.4%	73.2%	65.4%
(1)
The table above presents the mortgage loans whose balloon payments would be applied to pay down the principal balance of the Class A-3 Certificates, assuming a 0% CPR and applying the “Modeling Assumptions” described in the Free Writing Prospectus, including the assumptions that (i) none of the mortgage loans in the pool experience prepayments, defaults or losses; (ii) there are no extensions of maturity dates of any mortgage loans in the pool; and (iii) each mortgage loan in the pool is paid in full on its stated maturity date or anticipated repayment date, as applicable. Each class of Certificates, including the Class A-3 Certificates, evidences undivided ownership interests in the entire pool of mortgage loans. Debt service coverage ratio, debt yield and loan-to-value ratio information does not take into account subordinate debt (whether or not secured by the mortgaged property), if any, that is allowed under the terms of any mortgage loan. See Annex A-1 to the Free Writing Prospectus.

(2)	Reflects the percentage equal to the Maturity/ARD Balance divided by the initial Class A-3 Certificate Balance.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

14 of 126

Structural and Collateral Term Sheet	JPMBB 2014-C23

Structural Overview

■	Accrual:
Each Class of Certificates (other than the Class UH5, Class WYA, Class RIM, Class R and Class Z Certificates) will accrue interest on a 30/360 basis. Interest on the Class UH5, Class WYA and Class RIM Certificates will be calculated on an Actual/360 Basis. The Class R Certificates will not accrue interest. On each distribution date, any excess interest collected in respect of any mortgage loan in the trust with an anticipated repayment date during the related due period will be distributed to the holders of the Class Z Certificates.

■	Distribution of Interest:
On each Distribution Date, accrued interest for each Class of Certificates (other than the Class UH5, Class WYA, Class RIM, Class R and Class Z Certificates) at the applicable Pass-Through Rate will be distributed in the following order of priority to the extent of available funds: first, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class X-A, Class X-B, Class X-C, Class X-D and Class X-E Certificates, on a pro rata basis, based on the interest entitlement for each such Class on such date, and then to the Class A-S, Class B, Class C, Class D, Class E, Class F and Class NR Certificates, in that order, in each case until the interest entitlement for such date payable to each such Class is paid in full.

Payments of interest collected on the U-Haul Self Storage Pool 5 Whole Loan will be allocated pro rata between the U-Haul Self Storage Pool 5 Mortgage Loan and the Trust Pari Passu Companion Loan (as defined below). Interest allocated to the Trust Pari Passu Companion Loan will only be available to make distributions and pay other amounts in respect of the Class UH5 Certificates.

Payments of interest collected on each of the Wyvernwood Apartments Whole Loan and the Residence Inn Midtown East Whole Loan, as the case may be, will be allocated first, to the Wyvernwood Apartments Mortgage Loan or the Residence Inn Midtown East Mortgage Loan, as the case may be, and then to the related Trust Subordinate Companion Loan (as defined below). Interest allocated to the Trust Subordinate Companion Loans will only be available to make distributions and pay other amounts in respect of the related class of Class WYA or Class RIM Certificates, as applicable.

The Pass-Through Rate applicable to each of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class A-S, Class B, Class C, Class D, Class E, Class F and Class NR Certificates on each Distribution Date will be a per annum rate equal to one of (a) a fixed rate, (b) the WAC Rate, (c) the lesser of a specified fixed rate and the WAC Rate or (d) the WAC Rate less a specified percentage.

The Pass-Through Rate for the Class X-A Certificates for any Distribution Date will equal the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) (the “WAC Rate”) for the related Distribution Date, over (b) the weighted average of the Pass-Through Rates on the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB and Class A-S Certificates, weighted on the basis of their respective Certificate Balances immediately prior to that Distribution Date and calculated without giving effect to any exchange of Class A-S Certificates for Class EC Certificates.

The Pass-Through Rate for the Class X-B Certificates for any Distribution Date will equal the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the weighted average of the Pass-Through Rates on the Class B, Class C and Class D Certificates, weighted on the basis of their respective Certificate Balances immediately prior to that Distribution Date and calculated without giving effect to any exchange of Class B or Class C Certificates for Class EC Certificates.

The Pass-Through Rate for the Class X-C Certificates for any Distribution Date will equal the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the Pass-Through Rate on the Class E Certificates for that Distribution Date.

The Pass-Through Rate for the Class X-D Certificates for any Distribution Date will equal the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the Pass-Through Rate on the Class F Certificates for that Distribution Date.

The Pass-Through Rate for the Class X-E Certificates for any Distribution Date will equal the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the Pass-Through Rate on the Class NR Certificates for that Distribution Date.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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The Pass-Through Rate for the Class UH5 Certificates for any Distribution Date will equal the net mortgage rate of the Trust Pari Passu Companion Loan.

The Class EC Certificates will not have a Pass-Through Rate, but will be entitled to receive the sum of the interest otherwise distributable on the portion of Exchangeable Certificates that have been converted in an exchange for such Class EC Certificates.

On each distribution date, any excess interest collected in respect of any mortgage loan in the trust with an anticipated repayment date during the related due period will be distributed to the holders of the Class Z Certificates.

See “Description of the Certificates — Distributions” in the Free Writing Prospectus.

■	Distribution of Principal:
On any Distribution Date prior to the Cross-Over Date, payments in respect of principal of the Certificates will be distributed first, to the Class A-SB Certificates until the Certificate Balance of the Class A-SB Certificates is reduced to the planned principal balance for the related distribution date set forth in Annex E to the Free Writing Prospectus, second, to the Class A-1 Certificates, until the Certificate Balance of such Class is reduced to zero, third, to the Class A-2 Certificates, until the Certificate Balance of such Class is reduced to zero, fourth, to the Class A-3 Certificates, until the Certificate Balance of such Class is reduced to zero, fifth, to the Class A-4 Certificates, until the Certificate Balance of such Class is reduced to zero, sixth, to the Class A-5 Certificates, until the Certificate Balance of such Class is reduced to zero, seventh, to the Class A-SB Certificates, until the Certificate Balance of such Class is reduced to zero and then to the Class A-S, Class B, Class C, Class D, Class E, Class F and Class NR Certificates, in that order, until the Certificate Balance of each such Class is reduced to zero.

On any Distribution Date on or after the Cross-Over Date, payments in respect of principal of the Certificates will be distributed first, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB Certificates, on a pro rata basis, based on the Certificate Balance of each such Class until the Certificate Balance of each such Class is reduced to zero and then, to the Class A-S, Class B, Class C, Class D, Class E, Class F and Class NR Certificates, in that order, until the Certificate Balance of each such Class is reduced to zero.

The “Cross-Over Date” means the Distribution Date on which the aggregate Certificate Balances of the Class A-S, Class B, Class C, Class D, Class E, Class F and Class NR Certificates (without giving effect to any exchange of the Exchangeable Certificates for Class EC Certificates) have been reduced to zero (after taking into account any allocation of realized losses on the mortgage loans (exclusive of any related companion loan and with respect to each of the Wyvernwood Apartments Whole Loan, the Residence Inn Midtown East Whole Loan and the U-Haul Self Storage Pool 5 Whole Loan, exclusive of the related Trust Companion Loan) to such Classes on or prior to such date). If Exchangeable Certificates are converted in an exchange for Class EC Certificates, all principal that would otherwise be distributable to such converted Exchangeable Certificates will be distributed to such Class EC Certificates.

The Class X-A, Class X-B, Class X-C, Class X-D and Class X-E Certificates (the “Class X Certificates”) will not be entitled to receive distributions of principal; however, the notional amount of the Class X-A Certificates will be reduced by the aggregate amount of principal distributions, realized losses and trust fund expenses allocated to Certificates that are components of the Class X-A Certificates’ notional amount (the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB and Class A-S Certificates (determined without giving effect to any exchange and conversion of any Class A-S Certificates for Class EC Certificates)), the notional amount of the Class X-B Certificates will be reduced by the aggregate amount of principal distributions, realized losses and trust fund expenses allocated to Certificates that are components of the Class X-B Certificates’ notional amount (the Certificate Balance of the Class B, Class C and Class D Certificates (determined without giving effect to any exchange and conversion of any Class B or Class C Certificates for Class EC Certificates)), the notional amount of the Class X-C Certificates will be reduced by the aggregate amount of principal distributions, realized losses and trust fund expenses allocated to the Certificates that are components of the Class X-C Certificates’ notional amount (the Certificate Balance of the Class E Certificates), the notional amount of the Class X-D Certificates will be reduced by

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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the aggregate amount of principal distributions, realized losses and trust fund expenses allocated to the Certificates that are components of the Class X-D Certificates’ notional amount (the Certificate Balance of the Class F Certificates) and the notional amount of the Class X-E Certificates will be reduced by the aggregate amount of principal distributions, realized losses and trust fund expenses allocated to the Certificates that are components of the Class X-E Certificates’ notional amount (the Certificate Balance of the Class NR Certificates).

Amounts in respect of principal collected on the U-Haul Self Storage Pool 5 Whole Loan will be allocated, prior the occurrence and continuance of a Pro Rata Pay Event, first, to pay down the balance of the U-Haul Self Storage Pool 5 Mortgage Loan until reduced to zero and then to pay down the balance of the Trust Companion Loan until reduced to zero. During the continuance of a Pro Rata Pay Event, principal and all other amounts collected in respect of the U-Haul Self Storage Pool 5 Whole Loan will be allocated on a pro rata basis between the U-Haul Self Storage Pool 5 Mortgage Loan and the Trust Companion Loan. Principal allocated to the Trust Companion Loan will only be available to make distributions and pay other amounts in respect of the Class UH5 Certificates.

“Pro Rata Pay Event” means any event of default with respect to an obligation to pay money due under the U-Haul Self Storage Pool 5 Whole Loan, any other event of default for which the U-Haul Self Storage Pool 5 Whole Loan is actually accelerated or any other event of default which causes the U-Haul Self Storage Pool 5 Whole Loan to become a Specially Serviced Mortgage Loan, or any bankruptcy or insolvency event that constitutes an event of default under the U-Haul Self Storage Pool 5 Whole Loan; provided, however, that unless the Master Servicer or the Special Servicer has notice or knowledge of such event at least 10 business days prior to the applicable Distribution Date, distributions on the U-Haul Self Storage Pool 5 Whole Loan will be made as if a Pro Rata Pay Event is in existence beginning on the subsequent Distribution Date; provided, further, that the requirement of notice or knowledge will not apply in the case of distribution of the final proceeds of a liquidation or final disposition of the U-Haul Self Storage Pool 5 Whole Loan.

On each Distribution Date, each of the Class WYA and Class RIM Certificates will be entitled to distributions of principal in reduction of their Certificate Balance to the extent of the amounts distributed to the related Trust Subordinate Companion Loan in respect of principal for such Distribution Date.

■	Exchangeable Certificates and the Class EC Certificates:
A holder of Class A-S, Class B and Class C Certificates (the “Exchangeable Certificates”) may exchange and convert such Classes of Certificates (on an aggregate basis) for a related amount of Class EC Certificates, and Class EC Certificates may be exchanged and converted for a ratable portion of each Class of Exchangeable Certificates.

The initial Certificate Balance of a Class of Exchangeable Certificates represents the principal balance of such Class without giving effect to any exchange and conversion for Class EC Certificates. The initial Certificate Balance of the Class EC Certificates is equal to the aggregate of the initial Certificate Balances of the Exchangeable Certificates and represents the maximum principal balance of such Class that could be issued in an exchange. In the event that no Exchangeable Certificates are exchanged and converted for Class EC Certificates, the Class EC Certificate Balance would be equal to zero. Any exchange of (a) a portion of the Exchangeable Certificates will result in a conversion and reduction, on a dollar-for-dollar basis, of a proportionate share of each related component Class of the Exchangeable Certificates and an increase, on a dollar-for-dollar basis, of the Certificate Balance of the Class EC Certificates, and (b) any amount of the Class EC Certificates will result in a conversion and reduction, on a dollar-for-dollar basis, of the Certificate Balance of the Class EC Certificates and an increase, on a dollar-for-dollar basis, of a proportionate share of the related Certificate Balances of each Class of Certificates that are components of the Exchangeable Certificates.

The Class EC Certificates will not have a Pass-Through Rate, but will be entitled to receive the sum of the interest otherwise distributable on the portion of Exchangeable Certificates that have been exchanged and converted for such Class EC Certificates.

If an exchange and conversion has occurred, the Class EC Certificates received in such exchange will be entitled to receive on each Distribution Date distributions equal to the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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aggregate amount of Interest Distribution Amounts, Accrued Interest From Recoveries, distributions of principal, Yield Maintenance Charges and reimbursements of Collateral Support Deficits that would be distributable to the Exchangeable Certificates that were exchanged and converted for such Class EC Certificates.

If an exchange and conversion has occurred, the Class EC Certificates received in such exchange and conversion will be allocated the aggregate amount of Collateral Support Deficits, Net Prepayment Interest Shortfalls and other interest shortfalls (including those resulting from Appraisal Reduction Events) that would be allocated to the Exchangeable Certificates that were exchanged and converted for such Class EC Certificates.

■	Yield Maintenance / Fixed Penalty Allocation:
For purposes of the distribution of Yield Maintenance Charges on any Distribution Date, Yield Maintenance Charges collected in respect of the mortgage loans (or, in the case of the Wyvernwood Apartments Whole Loan, the Residence Inn Midtown East Whole Loan and the U-Haul Self Storage Pool 5 Whole Loan, to the extent collected and allocated to the Wyvernwood Apartments Mortgage Loan, the Residence Inn Midtown East Mortgage Loan and the U-Haul Self Storage Pool 5 Mortgage Loan, respectively) will first be allocated pro rata between two groups (based on the amount of principal distributed to the Principal Balance Certificates in each group), consisting of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class X-A and Class A-S Certificates (calculated without giving effect to any exchange and conversion of Class A-S Certificates for Class EC Certificates), on the one hand (“YM Group A”) and the Class X-B, Class B, Class C and Class D Certificates (calculated without giving effect to any exchange and conversion of Class B and Class C Certificates for Class EC Certificates), on the other hand (“YM Group B”). As among the Classes of Certificates in each YM Group, each Class of Certificates entitled to distributions of principal will receive an amount calculated generally in accordance with the following formula and as more specifically described in the Free Writing Prospectus, with any remaining Yield Maintenance Charges on such Distribution Date being distributed to the class of Class X Certificates in such YM Group.

YM Charge X	Principal Paid to Class	x	(Pass-Through Rate on Class – Discount Rate)
	Total Principal Paid		(Mortgage Rate on Loan – Discount Rate)

No Yield Maintenance Charges will be distributed to the Class X-C, Class X-D, Class X-E, Class E, Class F, Class NR, Class R or Class Z Certificates. Once the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class A-S, Class B, Class C and Class D Certificates have been reduced to zero, all Yield Maintenance Charges will be distributed to the holders of the Class X-B Certificates, regardless of whether the notional amount of such Class of Certificates has been reduced to zero.

Yield Maintenance Charges allocable to a Trust Companion Loan will be distributable to the related class of Class WYA, Class RIM or Class UH5 Certificates, as applicable.

If Exchangeable Certificates are converted in an exchange for Class EC Certificates, any Yield Maintenance Charges that otherwise would have been distributable to such Exchangeable Certificates had they not been converted will be distributed to the Class EC Certificates.

■	Realized Losses:
Realized losses on the mortgage loans (exclusive of losses on any related companion loan and losses allocated to any Trust Companion Loan) will be allocated first to the Class NR, Class F, Class E, Class D, Class C, Class B and Class A-S Certificates, in that order, in each case until the Certificate Balance of each such Class has been reduced to zero, and then, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB Certificates, on a pro rata basis, based on the Certificate Balance of each such class, until the Certificate Balance of each such class has been reduced to zero. The notional amount of the Class X-A, Class X-B, Class X-C, Class X-D and Class X-E Certificates will be reduced by the aggregate amount of realized losses allocated to Certificates that are components of the notional amounts of the Class X-A Certificates, Class X-B Certificates, Class X-C Certificates, Class X-D Certificates and Class X-E Certificates, respectively.

Realized losses on each whole loan will be allocated, first, to the related subordinate companion loan, if any, and then pro rata, between the related mortgage loan and the related pari passu companion loan(s), if any, based upon their respective Stated Principal Balances. Realized losses on the U-Haul Self Storage Pool 5 Whole Loan will be

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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allocated, pro rata, between the U-Haul Self Storage Pool 5 Mortgage Loan and the Trust Companion Loan. Realized losses on the Wyvernwood Apartments Whole Loan and the Residence Inn Midtown East Whole Loan will be allocated first, to the related Trust Subordinate Companion Loan and then, to the related mortgage loan.

The Class EC Certificates will be allocated the realized losses and other shortfalls otherwise allocable to the Class A-S, Class B and Class C Certificates that are converted in an exchange for such Class EC Certificates.

■	Interest Shortfalls:
A shortfall with respect to the amount of available funds distributable in respect of interest can result from, among other sources: (a) delinquencies and defaults by borrowers; (b) shortfalls resulting from the application of Appraisal Reductions to reduce P&I Advances; (c) shortfalls resulting from interest on Advances made by the Master Servicer, the Special Servicer or the Trustee; (d) shortfalls resulting from the payment of Special Servicing Fees and other additional compensation that the Special Servicer is entitled to receive; (e) shortfalls resulting from extraordinary expenses of the trust, including indemnification payments payable to the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee or the Senior Trust Advisor; (f) shortfalls resulting from a modification of a mortgage loan’s interest rate or principal balance; and (g) shortfalls resulting from other unanticipated or default-related expenses of the trust. Any such shortfalls that decrease the amount of available funds distributable in respect of interest to the Certificateholders will reduce distributions to the classes of Certificates (other than the Class R Certificates) beginning with those with the lowest payment priorities, in reverse sequential order. See “Description of the Certificates—Distributions—Priority” in the Free Writing Prospectus.

■	Appraisal Reductions:
Upon the occurrence of certain trigger events with respect to a mortgage loan, which are generally tied to certain events of default under the related mortgage loan documents, the Special Servicer will be obligated to obtain an appraisal of the related mortgaged property and the Master Servicer will calculate the Appraisal Reduction amount. The “Appraisal Reduction” amount is generally the amount by which the current principal balance of the related mortgage loan or whole loan, plus outstanding advances, real estate taxes, unpaid servicing fees and certain similar amounts exceeds 90% of the appraised value of the related mortgaged property, plus the amount of any escrows and letters of credit.

In general, the Appraisal Reduction amounts that are allocated to the mortgage loans (exclusive of amounts allocated to a Companion Loan (defined below) or Trust Companion Loan) are notionally allocated to reduce, in reverse sequential order, the Certificate Balance of each Class of Certificates (other than the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB Certificates) beginning with the Class NR Certificates for certain purposes, including certain voting rights and the determination of the controlling class.

With respect to each whole loan, the Appraisal Reduction amount is notionally allocated first to the related subordinate companion loan, if any (until the principal balance of such subordinate companion loan is notionally reduced to zero by such Appraisal Reductions) and then, pro rata, between the related mortgage loan and the related pari passu companion loan(s), if any, based upon their respective Stated Principal Balances. Similarly, the Appraisal Reduction Amount with respect to the U-Haul Self Storage Pool 5 Whole Loan is notionally allocated, pro rata, between the U-Haul Self Storage Pool 5 Mortgage Loan and the Trust Pari Passu Companion Loan. The Appraisal Reduction Amount with respect to each of the Wyvernwood Apartments Whole Loan and the Residence Inn Midtown East Whole Loan is notionally allocated first to the related Trust Subordinate Companion Loan (until the principal balance of such Trust Subordinate Companion Loan is notionally reduced to zero by such Appraisal Reductions) and then to the related mortgage loan.

■	Appraisal Reduced Interest:
Accrued and unpaid interest at the related Mortgage Rate for a mortgage loan or Trust Pari Passu Companion Loan that is not advanced by the Master Servicer or the Trustee as backup master servicer due to the application of Appraisal Reduction amounts to such mortgage loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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■	Master Servicer Advances:
The Master Servicer will be required to advance certain delinquent scheduled mortgage loan payments of principal and interest and certain property protection advances, in each case, to the extent the Master Servicer deems such advances to be recoverable. At any time that an Appraisal Reduction amount exists, the amount that would otherwise be required to be advanced by the Master Servicer in respect of delinquent payments of interest on the mortgage loan or Trust Pari Passu Companion Loan will be reduced to equal the product of (x) the interest portion of the amount that would be advanced without regard to any Appraisal Reduction and (y) a fraction, the numerator of which is the then-outstanding principal balance of the mortgage loan minus the Appraisal Reduction amount and the denominator of which is the then-outstanding principal balance of the mortgage loan. The Master Servicer will not make any principal or interest advances with respect to any Trust Subordinate Companion Loan.

■	Whole Loans:
Six mortgage loans are evidenced by a note and one or more additional companion loans (each a “Companion Loan” and collectively with the related mortgage loan, a “Whole Loan”) that are each secured by a single mortgage on the related mortgaged property and are subject to an intercreditor agreement. None of these Companion Loans will be part of the trust.

In the case of one of these Whole Loans, referred to as the “Beverly Connection Whole Loan”, the Companion Loans are (i) two related pari passu Companion Loans, and (ii) a related subordinate Companion Loan (the “Subordinate Companion Loan”).

In the case of five of these Whole Loans, referred to as the “17 State Street Whole Loan”, the “Columbus Square Portfolio Whole Loan”, the “Grapevine Mills Whole Loan”, the “Las Catalinas Mall Whole Loan” and the “Canyon Ranch Portfolio Whole Loan”, one or more related Companion Loans is pari passu with the related mortgage loan (these Companion Loans are referred to as the “Pari Passu Companion Loans”). The 17 State Street Pari Passu Companion Loan and the Grapevine Mills Pari Passu Companion Loans, are referred to as “Serviced Companion Loans”.

The 17 State Street Whole Loan and the Grapevine Mills Whole Loan (the “Serviced Whole Loans”) will be serviced under the pooling and servicing agreement for the JPMBB 2014-C23 transaction (the “Pooling and Servicing Agreement”).

Each of the Columbus Square Portfolio Whole Loan, the Las Catalinas Mall Whole Loan, the Canyon Ranch Portfolio Whole Loan and the Beverly Connection Whole Loan will be serviced pursuant to other pooling and servicing agreements as described under “Description of the Mortgage Pool—The Whole Loans—The Columbus Square Portfolio Whole Loan”, “—The Las Catalinas Mall Whole Loan”, “—The Canyon Ranch Portfolio Whole Loan” and “—The Beverly Connection Whole Loan” in the Free Writing Prospectus.

■	Trust Companion Loans:
One mortgage loan referred to as the “U-Haul Self Storage Pool 5 Mortgage Loan” is evidenced by a note and that mortgage loan, together with a pari passu trust companion loan (the “Trust Pari Passu Companion Loan” and together with the U-Haul Self Storage Pool 5 Mortgage Loan, the “U-Haul Self Storage Pool 5 Whole Loan”), are secured by a single mortgage or deed of trust on the related mortgaged properties and are subject to an intercreditor agreement. The Trust Pari Passu Companion Loan is also part of the trust. The Class UH5 Certificates will only receive distributions from, and will only incur losses with respect to, the Trust Pari Passu Companion Loan that are allocable to them from the U-Haul Self Storage Pool 5 Whole Loan as described above in this Structural and Collateral Term Sheet. Two mortgage loans referred to as the “Wyvernwood Apartments Mortgage Loan” and the “Residence Inn Midtown East Mortgage Loan” are each evidenced by a note, and each such mortgage loan, together with a related subordinate trust companion loan (each a “Trust Subordinate Companion Loan” and, collectively with the Trust Pari Passu Companion Loan, the “Trust Companion Loans”) are secured by a single mortgage or deed of trust on the related mortgaged properties and are subject to an intercreditor agreement. Together, the Wyvernwood Apartments Mortgage Loan and the related Trust Subordinate Companion Loan are referred to herein as the “Wyvernwood Apartments Whole Loan”. Together, the Residence Inn Midtown East Mortgage Loan and the related Trust Subordinate Companion Loan are referred to herein as the “Residence Inn Midtown East Whole Loan”. Together, the Wyvernwood Apartments Whole Loan and the Residence Inn Midtown East Whole Loan are referred to herein as the “Trust AB Whole Loans”. Each Trust Subordinate Companion Loan is also part of the trust. The

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Class WYA and Class RIM Certificates will only receive distributions from, and will only incur losses with respect to, the related Trust Subordinate Companion Loan that are allocable to them pursuant to the related intercreditor agreement from the related Trust AB Whole Loan.

■	Liquidated Loan Waterfall:
On liquidation of any mortgage loan, all net liquidation proceeds (or, with respect to the Wyvernwood Apartments Whole Loan, the Residence inn Midtown East Whole Loan and the U-Haul Self Storage Pool 5 Whole Loan, liquidation proceeds allocated to the related Wyvernwood Apartments Mortgage Loan, the Residence Inn Midtown East Mortgage Loan and the U-Haul Self Storage Pool 5 Mortgage Loan, as applicable) related to the mortgage loan (but not any related Companion Loan or Trust Companion Loan) will be applied so that amounts allocated as a recovery of accrued and unpaid interest will not, in the first instance, include any Appraisal Reduced Interest. After the adjusted interest amount is so allocated, any remaining liquidation proceeds will be allocated to offset certain advances and to pay principal on the mortgage loan until the unpaid principal amount of the mortgage loan has been reduced to zero. Any remaining liquidation proceeds will then be allocated to pay Appraisal Reduced Interest. Any liquidation proceeds in respect of each such mortgage loan in excess of the related outstanding balance will first be applied to offset any interest shortfalls allocated to the Certificates (other than the Class X Certificates), in sequential order, and then to offset any realized losses allocated to the Certificates (other than the Class X Certificates), in sequential order. Any liquidation proceeds remaining after such applications will be distributed to the Class R Certificates.

■	Sale of Defaulted Mortgage Loans and REO Properties:
The Special Servicer may offer to sell or may offer to purchase any defaulted mortgage loan or REO property, if the Special Servicer determines that no satisfactory arrangements can be made for collection of delinquent payments and the sale would be in the best economic interests of the trust (or in the case of any Whole Loan, the trust and the holder of the related Pari Passu Companion Loan(s), as a collective whole taking into account the pari passu nature of any Pari Passu Companion Loan(s)), on a net present value basis. The Special Servicer is required to accept the highest offer for any defaulted mortgage loan or REO property in an amount at least equal to par plus accrued interest plus all other outstanding amounts due under such mortgage loan and any outstanding expenses of the trust relating to such mortgage loan (the “Defaulted Loan Purchase Price”) except as described in the Free Writing Prospectus.

With respect to each Serviced Whole Loan, any such sale of the related defaulted mortgage loan will also include the related Pari Passu Companion Loan(s), if any, and the prices will be adjusted accordingly.

In connection with such sale and fair value determination, within 30 days of a mortgage loan becoming a specially serviced mortgage loan, the Special Servicer is required to order an appraisal and, within 30 days of receipt of such appraisal, is required to determine the fair value of such defaulted mortgage loan in accordance with the applicable servicing standard. If, however, the Special Servicer is already in the process of obtaining an appraisal with respect to the related mortgaged property, the Special Servicer is required to make its fair value determination as soon as reasonably practicable (but in any event within 30 days) after its receipt of such appraisal. Additionally, with respect to the mortgage loans that have mezzanine debt (whether in existence now or permitted in the future) or subordinate debt, the mezzanine lenders or holders of the subordinate companion loan or the holders of the Class WYA or Class RIM Certificates as holders of the beneficial interest in the related Trust Subordinate Companion Loan, may have the option to purchase the related mortgage loan after certain events of default under such mortgage loan.

The Directing Certificateholder will not have a right of first refusal to purchase a defaulted mortgage loan.

If the Special Servicer does not receive an offer at least equal to the Defaulted Loan Purchase Price, the Special Servicer may purchase the defaulted mortgage loan or REO property at the Defaulted Loan Purchase Price. If the Special Servicer does not elect to purchase the defaulted mortgage loan or REO property at the Defaulted Loan Purchase Price, the Special Servicer is required to accept the highest offer received from any person that is determined to be a fair price (supported by an appraisal required to be obtained by the Special Servicer within 30 days of a mortgage loan becoming a specially

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural Overview

serviced mortgage loan) for such defaulted mortgage loan or REO property, if the highest offeror is a person other than the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee, the Senior Trust Advisor, any borrower, any manager of a mortgaged property, any independent contractor engaged by the Special Servicer, a holder of any related Pari Passu Companion Loan, a holder of Class WYA or Class RIM Certificates (but only with respect to the related mortgage loan) or mezzanine loan (but only with respect to the related mortgage loan), or any known affiliate of any such person  (each, an “Interested Person”). If the highest offer is made by an Interested Person, the Trustee must approve the purchase of the defaulted mortgage loan or REO property based upon its determination of the fair price for the defaulted mortgage loan or REO property (based upon updated appraisals received by the Trustee) and the Trustee may conclusively rely on the opinion of an independent appraiser or other independent expert retained by the Trustee in connection with making such determination. Neither the Trustee nor any of its affiliates may make an offer for or purchase any specially serviced mortgage loan or REO property.

If the Special Servicer does not receive any offers that are at least equal to the Defaulted Loan Purchase Price, the Special Servicer is not required to accept the highest offer and may accept a lower offer for a defaulted mortgage loan or REO property if the Special Servicer determines, in accordance with the servicing standard, that a rejection of such offer would be in the best interests of the Certificateholders and, with respect to a Serviced Whole Loan, the holder of the related Pari Passu Companion Loan(s), as a collective whole (taking into account the pari passu nature of any Companion Loan), so long as such lower offer was not made by the Special Servicer or any of its affiliates.

If title to any mortgaged property is acquired by the trust fund, the Special Servicer will be required to sell such mortgaged property prior to the close of the third calendar year beginning after the year of acquisition, unless (a) the IRS grants or has not denied an extension of time to sell such mortgaged property or (b) the Trustee, the Certificate Administrator and the Master Servicer receive an opinion of independent counsel to the effect that the holding of the property by the trust fund longer than the above-referenced three-year period will not result in the imposition of a tax on any REMIC of the trust fund or cause any REMIC of the trust fund to fail to qualify as a REMIC.

With respect to the Columbus Square Portfolio Whole Loan, the Las Catalinas Mall Whole Loan, the Canyon Ranch Portfolio Whole Loan and the Beverly Connection Whole Loan, if the special servicer under the applicable pooling and servicing agreement determines to sell a related Pari Passu Companion Loan as described above, then the applicable special servicer will be required to sell the related Whole Loan, including the related mortgage loan included in the JPMBB 2014-C23 Trust and the related Pari Passu Companion Loan(s), as a single loan. In connection with any such sale, the then-applicable special servicer will be required to follow procedures substantially similar to those set forth above.

■	Control Eligible Certificates:	Classes E, F and NR.

■	Control Rights:
The Control Eligible Certificates will have certain control rights attached to them. The “Directing Certificateholder” will be the Controlling Class Certificateholder (or its representative) selected by more than 50% of the Controlling Class Certificateholders; provided, however, that (1) absent that selection, (2) until a Directing Certificateholder is so selected or (3) upon receipt of a notice from a majority of the Controlling Class Certificateholders that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class (or its representative) will be the Directing Certificateholder; provided, however, that in the case of this clause (3), in the event no one holder owns the largest aggregate Certificate Balance of the Controlling Class, then there will be no Directing Certificateholder until appointed in accordance with the terms of the Pooling and Servicing Agreement. The Directing Certificateholder will be entitled to direct the Special Servicer to take, or refrain from taking certain actions with respect to a mortgage loan. Furthermore, the Directing Certificateholder will also have the right to receive notice and provide consent with respect to certain material actions that the Master Servicer and the Special Servicer plan on taking with respect to a mortgage loan.  With respect to any mortgage loan that has, or may in the future have, mezzanine debt, pursuant to the related intercreditor agreement, the related mezzanine lender may have certain consent rights with respect to certain modifications related to such mortgage loan. In addition, pursuant

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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to the related intercreditor agreements and the pooling and servicing agreement, each Trust Subordinate Companion Loan holder will have certain direction, consent and consultation rights with respect to the related Mortgage Loan.  The rights of the Directing Certificateholder prior to a control appraisal event (as defined in the related intercreditor agreement) are subject to the rights of the Trust Subordinate Companion Loan holder’s rights under the related intercreditor agreement. In addition, the holder of the related Trust Subordinate Companion Loan will have certain rights to cure defaults under the related mortgage loan, and in certain circumstances, to purchase the related defaulted mortgage loan.

With respect to the Columbus Square Portfolio mortgage loan, the Las Catalinas Mall mortgage loan, the Canyon Ranch Portfolio mortgage loan and the Beverly Connection mortgage loan, direction, consent and consultation rights with respect to the related Whole Loan will be exercised by the directing certificateholder under the applicable pooling and servicing agreement.

With respect to the Beverly Connection Whole Loan, direction, consent and consultation rights with respect to the related Whole Loan are subject to certain consent rights of the holder of the related Subordinate Companion Loan pursuant to the related intercreditor agreement or, after a control event with respect to the related Subordinate Companion Loan as described in the Free Writing Prospectus, subject to certain consultation rights of the holder of the related Pari Passu Companion Loan pursuant to the related intercreditor agreement. In addition, the holder of the related Trust Subordinate Companion Loan will have certain rights to cure defaults under the related mortgage loan, and in certain circumstances, to purchase the related defaulted mortgage loan.

With respect to the 17 State Street Whole Loan and the Grapevine Mills Whole Loan, direction, consent and consultation rights with respect to the related Whole Loan are subject to certain consultation rights of the holder of the related Pari Passu Companion Loan(s) pursuant to the related intercreditor agreement.

■	Directing Certificateholder:	Seer Capital Management, Partners Master Fund L.P., is expected to be appointed the initial directing certificateholder.

■	Controlling Class:
The “Controlling Class” will at any time of determination be the most subordinate Class of Control Eligible Certificates then outstanding that has an aggregate Certificate Balance, as notionally reduced by any Appraisal Reduction amounts allocable to such Class, equal to no less than 25% of the initial Certificate Balance for such Class.

The Controlling Class as of the Closing Date will be the Class NR Certificates.

■	Control Event:
A “Control Event” will occur when (i) the Certificate Balance of the Class E Certificates (taking into account the application of Appraisal Reductions to notionally reduce the Certificate Balance of the Class E Certificates) has been reduced to less than 25% of the initial Certificate Balance of such Class as of the Closing Date or (ii) a holder of the Class E Certificates becomes the majority holder of the Controlling Class (the “Controlling Class Certificateholder”) and irrevocably waives its right to exercise any rights of the Controlling Class Certificateholder and such rights have not been reinstated to a successor Controlling Class Certificateholder.

Upon the occurrence and during the continuance of a Control Event, the Controlling Class will no longer have any control rights. After the occurrence and during the continuance of a Control Event, the Directing Certificateholder will relinquish its right to direct certain actions of the Special Servicer and will no longer have consent rights with respect to certain actions that the Master Servicer or the Special Servicer plan on taking with respect to a mortgage loan. Following the occurrence and during the continuance of a Control Event, the Directing Certificateholder will retain consultation rights with the Special Servicer with respect to certain material actions that the Special Servicer plans on taking with respect to a mortgage loan. Such consultation rights will continue until the occurrence of a Consultation Termination Event.

With respect to the Beverly Connection Whole Loan, pursuant to the related intercreditor agreement, the holder of the related Subordinate Companion Loan will lose its right to direct or consent to certain actions upon the occurrence of a control appraisal period with respect to such Subordinate Companion Loan, which will occur when the principal balance

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural Overview

of such Subordinate Companion Loan (taking into account the application of realized losses, payments of principal (including prepayment) and appraisal reductions to notionally reduce such balance) has been reduced to less than 25% of its initial principal balance as of the Closing Date.

■	Consultation Termination Event:
A Consultation Termination Event will occur (i) when, without regard to the application of any Appraisal Reduction amount (i.e., giving effect to principal reductions through principal payments and realized losses only), there is no Class of Control Eligible Certificates that satisfies the requirement of a Controlling Class or (ii) during such time as the Class E Certificates are the most subordinate class among the Control Eligible Certificates that have a then-outstanding Principal Balance, net of Appraisal Reductions, at least equal to 25% of the initial Certificate Balance of such Class, and the then-Controlling Class Certificateholder has irrevocably waived its right to appoint a Directing Certificateholder and to exercise any of the rights of the Controlling Class Certificateholder and such rights have not been reinstated.

Upon the occurrence of a Consultation Termination Event, there will be no Class of Certificates that will act as the Controlling Class. After the occurrence of a Consultation Termination Event, the Directing Certificateholder will have no rights under the Pooling and Servicing Agreement, other than those rights generally available to all Certificateholders.

■	Appraised-Out Class:	A Class of Control Eligible Certificates that has been determined, as a result of Appraisal Reduction amounts allocable to such Class, to no longer be the Controlling Class.

■	Remedies Available to Holders of an Appraised-Out Class:
Holders of the majority of any Class of Control Eligible Certificates that is determined at any date of determination to no longer be the Controlling Class as a result of an Appraisal Reduction allocable to such class will have the right, at their sole expense, to require the Special Servicer to order a second appraisal report from an MAI appraiser (selected by the Special Servicer) for any mortgage loan that results in the Class becoming an Appraised-Out Class.

Upon receipt of that second appraisal, the Special Servicer will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of the second appraisal, any recalculation of the Appraisal Reduction amount is warranted, and if so warranted, the Special Servicer is required to recalculate the Appraisal Reduction amount based on the second appraisal and if required by such recalculation, the Appraised-Out Class will be reinstated as the Controlling Class. The holders of an Appraised-Out Class requesting a second appraisal are not permitted to exercise any control or consent rights of the Controlling Class until such time, if any, as the Class is reinstated as the Controlling Class.

The majority holders of the Class WYA and Class RIM Certificates, respectively, will have similar rights as described above with respect to requesting updated appraisals with respect to the related Mortgaged Property in the event of a control appraisal period with respect to the related Trust Subordinate Companion Loan.

■	Senior Trust Advisor:
The Senior Trust Advisor will initially be Pentalpha Surveillance LLC.  The Senior Trust Advisor will have certain review and consultation rights relating to the performance of the Special Servicer and with respect to its actions taken in connection with the resolution and/or liquidation of specially serviced mortgage loans.  The Senior Trust Advisor will generally be responsible for reviewing the Special Servicer’s operational practices with respect to the resolution and liquidation of specially serviced mortgage loans. In addition, after the occurrence and during the continuance of a Control Event, the Senior Trust Advisor will have certain consultation rights with respect to the specially serviced mortgage loans except with respect to the Wyvernwood Apartments Whole Loan and the Residence Inn Midtown East Whole Loan unless a control appraisal period with respect to the related Trust Subordinate Companion Loan has occurred and is continuing. The Senior Trust Advisor will generally have no obligations or consultation rights under the Pooling and Servicing Agreement with respect to the Columbus Square Portfolio Whole Loan, the Las Catalinas Mall Whole Loan, the Canyon Ranch Portfolio Whole Loan and the Beverly Connection Whole Loan. However, Pentalpha Surveillance LLC is also the senior trust advisor under the JPMBB Commercial Mortgage Securities Trust 2014-C22 pooling and servicing agreement and the WFRBS Commercial Mortgage Trust 2014-C22

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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pooling and servicing agreement and, in such capacities, will have certain obligations and consultation rights with respect to the Las Catalinas Mall Whole Loan and the Columbus Square Portfolio Whole Loan that are substantially similar to those of the senior trust advisor under the Pooling and Servicing Agreement.  In addition, Situs Holdings, LLC is expected to be the operating advisor under the COMM 2014-UBS5 Mortgage Trust pooling and servicing agreement and the GS Mortgage Trust 2014-GC24 pooling and servicing agreement and, in such capacities, will have certain obligations and consultation rights with respect to the Canyon Ranch Portfolio Whole Loan and the Beverly Connection Whole Loan that are substantially similar to those of the senior trust advisor under the Pooling and Servicing agreement.

The Senior Trust Advisor will be responsible for:

●
after the occurrence and during the continuance of a Control Event, consulting with the Special Servicer with respect to each asset status report prepared by the Special Servicer and recommending proposed alternative courses of action.

●
after the occurrence and during the continuance of a Control Event, preparing an annual report addressing the Senior Trust Advisor’s overall findings and determinations and setting forth its assessment of the Special Servicer’s performance of its duties under the Pooling and Servicing Agreement on a platform-level basis with respect to the resolution and liquidation of specially serviced mortgage loans that the Special Servicer is responsible for servicing under the Pooling and Servicing Agreement. As used above, “platform-level basis” refers to the Special Servicer’s performance of its duties as they relate to the resolution and liquidation of specially serviced mortgage loans, taking into account the Special Servicer’s specific duties under the Pooling and Servicing Agreement as well as the extent to which those duties were performed in accordance with the servicing standard, with due consideration to (and as limited by) the Senior Trust Advisor’s review of any assessment of compliance report, attestation report, asset status report and other information delivered to the Senior Trust Advisor by the Special Servicer with respect to the specially serviced mortgage loans (other than any communications between the Directing Certificateholder and the Special Servicer that would be privileged information). The annual report will be based on the Senior Trust Advisor’s knowledge of the Special Servicer’s actions taken during the applicable calendar year with respect to the resolution or liquidation of specially serviced mortgage loans that the Special Servicer is responsible for servicing under the Pooling and Servicing Agreement, including knowledge obtained in connection with the Senior Trust Advisor’s review of each asset status report prepared by the Special Servicer.

●
prior to the occurrence and continuance of a Control Event, the Special Servicer will forward any Appraisal Reduction and net present value calculations used in the Special Servicer’s determination of what course of action to take in connection with the workout or liquidation of a specially serviced mortgage loan to the Senior Trust Advisor after such calculations have been finalized.  The Senior Trust Advisor will be required to review such calculations but will not opine on or take any affirmative action with respect to such Appraisal Reduction calculations and/or net present value calculations.

●
after the occurrence and during the continuance of a Control Event, recalculating and verifying, on a limited basis, the accuracy of mathematical calculations and the corresponding application of the non-discretionary portion of the applicable formulas utilized in connection with any Appraisal Reduction or net present value calculations performed by the Special Servicer. In the event the Senior Trust Advisor does not agree with the mathematical calculations or the application of the non-discretionary portion of the applicable formulas required to be utilized for such calculation, the Senior Trust Advisor and the Special Servicer will consult with each other in order to resolve any disagreement.  Any disagreement with respect to such calculations that the Senior Trust Advisor and the Special Servicer are unable to resolve will be determined by the Certificate Administrator.

In addition, the Senior Trust Advisor is required to promptly review all information available to Privileged Persons (as defined in the Free Writing Prospectus) on the Certificate Administrator’s website related to specially serviced mortgage loans and certain information available to Privileged Persons on the Certificate Administrator’s website

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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related to mortgage loans included on the monthly CREFC® servicer watch list report, each final asset status report delivered to the Senior Trust Advisor by the Special Servicer and each assessment of compliance report and attestation report prepared by the Special Servicer in order to maintain its familiarity with the mortgage loans and the performance of the Special Servicer under the Pooling and Servicing Agreement.

After the occurrence and during the continuance of a Control Event, the Senior Trust Advisor will also consult with the Special Servicer in connection with certain major decisions and propose possible alternative courses of action.

In addition, after the occurrence of a Consultation Termination Event, if the Senior Trust Advisor determines that the Special Servicer is not performing its duties as required under the Pooling and Servicing Agreement or is otherwise not acting in accordance with the Servicing Standard, the Senior Trust Advisor will have the right to recommend the replacement of the Special Servicer and will submit its formal recommendation to the Trustee and the Certificate Administrator (along with its rationale, its proposed replacement special servicer and other relevant information justifying its recommendation).

The Senior Trust Advisor’s recommendation to replace the Special Servicer must be confirmed by an affirmative vote of holders of Certificates evidencing at least a majority of the aggregate notional balance of all Classes of Certificates entitled to principal distributions (taking into account the application of any Appraisal Reduction amounts to notionally reduce the Certificate Balances of the Classes to which such Appraisal Reduction amounts are allocable). In the event the holders of such Certificates elect to remove and replace the Special Servicer, the Certificate Administrator will be required to obtain a rating agency confirmation from each of the rating agencies at that time.

■	Replacement of Senior Trust Advisor:	The Senior Trust Advisor may be terminated or removed under certain circumstances and a replacement Senior Trust Advisor appointed as described in the Free Writing Prospectus.

Any replacement Senior Trust Advisor (or the personnel responsible for supervising the obligations of the replacement Senior Trust Advisor) must (A) (i) be regularly engaged in the business of analyzing and advising clients in commercial mortgage-backed securities matters and have at least 5 years of experience in collateral analysis and loss projections and (ii) have at least 5 years of experience in commercial real estate asset management and experience in the workout and management of distressed commercial real estate assets or (B) be an institution that is a special servicer, senior trust advisor or operating advisor on a rated CMBS transaction, but has not been a special servicer or a senior trust advisor on a transaction that a rating agency has downgraded, qualified or withdrawn its ratings citing servicing concerns with the special servicer or a senior trust advisor as the sole or a material factor in such rating action. Any Senior Trust Advisor is prohibited from making an investment in any class of certificates in the Trust as described in the Free Writing Prospectus.

In addition, in the event that the only mortgage loan (or REO loan) that remains in the trust is the mortgage loan identified as “U-Haul Self Storage Pool 5” on Annex A-1 to the Free Writing Prospectus, the Senior Trust Advisor may resign as Senior Trust Advisor. A replacement senior trust advisor will not be engaged in the event the Senior Trust Advisor elects to resign under these circumstances.

■	Appointment and Replacement of Special Servicer:
The Directing Certificateholder will appoint the initial Special Servicer as of the Closing Date. Prior to the occurrence and continuance of a Control Event and the Special Servicer may generally be replaced at any time by the Directing Certificateholder.

Upon the occurrence and during the continuance of a Control Event, the Directing Certificateholder will no longer have the right to replace the Special Servicer and such replacement will occur based on a vote of holders of all voting eligible Classes of Certificates as described below.

After the occurrence of a Consultation Termination Event, the Senior Trust Advisor may also recommend the replacement of the Special Servicer as described above. The holder of each Trust Subordinate Companion Loan will have the right, prior to the occurrence of

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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an AB Control Appraisal Period (as defined in the Free Writing Prospectus), to replace the Special Servicer solely with respect to the related Trust AB Whole Loan.

Notwithstanding the foregoing, the Senior Trust Advisor will not be permitted to recommend the replacement of the Special Servicer with respect to any Trust AB Whole Loan so long as the holder of the related Trust Subordinate Companion Loan is not subject to an AB Control Appraisal Period under the relate intercreditor agreement.

■	Replacement of Special Servicer by Vote of Certificateholders:
After the occurrence and during the continuance of a Control Event and upon (a) the written direction of holders of Certificates evidencing not less than 25% of the aggregate notional balance of all Classes of Certificates entitled to principal (taking into account the application of Appraisal Reduction amounts to notionally reduce the Certificate Balances of Classes to which such Appraisal Reduction amounts are allocable) requesting a vote to replace the Special Servicer with a replacement special servicer, (b) payment by such requesting holders to the Certificate Administrator of all reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote and (c) delivery by such holders to the Certificate Administrator and the Trustee of written confirmations from each Rating Agency that the appointment of such replacement special servicer will not result in a downgrade, withdrawal or qualification of the Certificates (which confirmations will be obtained at the expense of such holders), the Certificate Administrator will be required to promptly post such notice on its Internet website, and by mail conduct the solicitation of votes of all Certificates in such regard, which such vote must occur within 180 days of the posting of such notice. Upon the written direction of holders of at least 75% of a Certificateholder Quorum, the Trustee will immediately replace the Special Servicer with the replacement special servicer.

A “Certificateholder Quorum” means, in connection with any solicitation of votes in connection with the replacement of the Special Servicer described above, the holders of Certificates evidencing at least 75% of the aggregate voting rights (taking into account the application of realized losses and the application of any Appraisal Reductions to notionally reduce the Certificate Balance of the Certificates) of all Classes of Certificates entitled to principal on an aggregate basis.

The holders of each of the Class WYA and Class RIM Certificates will have the right, prior to the occurrence of an AB Control Appraisal Period, to replace the special servicer solely with respect to the related Trust AB Whole Loan.

With respect to each of the 17 State Street Whole Loan and the Grapevine Mills Whole Loan, the holders of the related Pari Passu Companion Loan(s), under certain circumstances following a servicer termination event with respect to the special servicer, will be entitled to direct the trustee to terminate the special servicer solely with respect to such Whole Loan. A replacement special servicer will be selected by the trustee or, prior to a Control Event, by the Directing Certificateholder; provided, however, that any successor special servicer appointed to replace the Special Servicer with respect to such Whole Loan can generally not be the person (or its affiliate) that was terminated at the direction of the holder of the related Pari Passu Companion Loan(s).

With respect to the  Columbus Square Portfolio Whole Loan, the Las Catalinas Mall Whole Loan, the Canyon Ranch Portfolio Whole Loan and the Beverly Connection Whole Loan, the JPMBB 2014-C23 trust as holder of the related mortgage loan has similar termination rights in the event of a servicer termination event with respect to the special servicer under the applicable pooling and servicing agreement as described above, which may be exercised by the Directing Certificateholder prior to the Control Event, however, the successor special servicer will be selected pursuant to the applicable pooling and servicing agreement by the related directing holder prior to a control event under such pooling and servicing agreement. The Master Servicer and Special Servicer are entitled to certain fees in connection with the servicing and administration of the mortgage loans as more fully described in “Transaction Parties–Servicing and Other Compensation and Payment of Expenses” in the Free Writing Prospectus.

■	Master Servicer and Special Servicer Compensation:
The Master Servicer is entitled to a fee (the “Servicing Fee”) payable monthly from interest received in respect of each mortgage loan and REO loan (including specially serviced mortgage loans, Serviced Companion Loans and the Trust Companion Loans) that will accrue at the related servicing fee rate described in the Free Writing Prospectus. In addition, in the event that the Senior Trust Advisor exercises its right to resign in the case

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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where the only mortgage loans remaining in the trust is the mortgage loan identified on Annex A-1 to the Free Writing Prospectus as “U-Haul Self Storage Pool 5”, any Senior Trust Advisor fee will thereafter be payable to the Master Servicer. The Special Servicer is also entitled to a fee (the “Special Servicing Fee”) with respect to each specially serviced mortgage loan and REO loan at the special servicing fee rate described in the Free Writing Prospectus.

In addition to the Servicing Fee, Special Servicing Fee and certain other fees described below, the Master Servicer and Special Servicer are entitled to retain and share certain additional servicing compensation, including assumption application fees, assumption fees, defeasance fees and certain Excess Modification Fees and consent fees with respect to the mortgage loans. The Special Servicer may also be entitled to either a Workout Fee or Liquidation Fee, but not both, from recoveries in respect of any particular mortgage loan.

An “Excess Modification Fee” with respect to any mortgage loan (other than the non-serviced mortgage loans), Serviced Whole Loan or Trust Whole Loan is the sum of (A) the excess of (i) any and all Modification Fees with respect to a mortgage loan, Serviced Whole Loan or  Trust Whole Loan over (ii) all unpaid or unreimbursed additional expenses described in the Free Writing Prospectus (excluding Special Servicing Fees, Workout Fees and Liquidation Fees) outstanding with respect to the related mortgage loan, Serviced Whole Loan or  Trust Whole Loan, as applicable, and reimbursed from such Modification Fees and (B) expenses previously paid or reimbursed from Modification Fees as described in clause (A), which expenses have subsequently been recovered from the related borrower or otherwise.

With respect to the Master Servicer and Special Servicer, the Excess Modification Fees collected and earned by such servicer from the related borrower (taken in the aggregate with any other Excess Modification Fees collected and earned by such servicer from the related borrower within the prior 12 months of the collection of the current Excess Modification Fees) will be subject to a cap of 1.00% of the outstanding principal balance of the related mortgage loan, Serviced Whole Loan or Trust Companion Loan on the closing date of the related modification, extension, waiver or amendment. A “Modification Fee” with respect to any mortgage loan (other than the non-serviced mortgage loans), Serviced Whole Loan or Trust Companion Loan is generally any fee with respect to a modification, extension, waiver or amendment of any mortgage loan, Serviced Whole Loan or Trust Companion Loan.

A “Workout Fee” will generally be payable with respect to each corrected mortgage loan (as more specifically described in the Free Writing Prospectus) and will be calculated at a rate of 1.00% of payments of principal and interest on the respective mortgage loan for so long as it remains a corrected mortgage loan. After receipt by the Special Servicer of Workout Fees with respect to a corrected mortgage loan in an amount equal to $25,000, any Workout Fees in excess of such amount will be reduced by the Excess Modification Fee Amount; provided that in the event the Workout Fee, collected over the course of such workout, calculated at the Workout Fee Rate is less than $25,000, then the Special Servicer will be entitled to an amount from the final payment on the related corrected mortgage loan that would result in the total Workout Fees payable to the Special Servicer in respect of that corrected mortgage loan to be $25,000.

The “Excess Modification Fee Amount” for any corrected mortgage loan is an amount equal to any Excess Modification Fees paid by or on behalf of the related borrower with respect to the related mortgage loan (including the related Companion Loan or Trust Companion Loan) and received and retained by the Master Servicer or the Special Servicer, as applicable, as additional servicing compensation within the prior 12 months of the related modification, waiver, extension or amendment resulting in the mortgage loan or REO loan being a corrected mortgage loan, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

A “Liquidation Fee” will generally be payable with respect to each specially serviced mortgage loan or REO property as to which the Special Servicer obtains a full or partial recovery of the related asset. The Liquidation Fee for each specially serviced mortgage loan will be payable at a rate of 1.00% of the liquidation proceeds; provided, however, that no Liquidation Fee will be less than $25,000.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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The Liquidation Fees will be reduced by the amount of any Excess Modification Fees received by the Special Servicer with respect to the related mortgage loan (including a Companion Loan or the Trust Companion Loan) or REO property as additional compensation within the prior 12 months, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

Similar fees to those described above will be payable to the applicable special servicer for the Columbus Square Portfolio Whole Loan, the Las Catalinas Mall Whole Loan, the Canyon Ranch Portfolio Whole Loan and the Beverly Connection Whole Loan under the applicable pooling and servicing agreement.

Subject to certain limited exceptions, in connection with its duties under the Pooling and Servicing Agreement, the Special Servicer and its affiliates are prohibited from receiving or retaining any compensation (other than compensation specifically provided for under the Pooling and Servicing Agreement) from anyone in connection with the disposition, workout or foreclosure of any mortgage loan, the management or disposition of any REO property, or the performance of any other special servicing duties under the Pooling and Servicing Agreement. In the event the Special Servicer does receive any such compensation, it will be required to disclose those fees to the Certificate Administrator who will include it as part of the statement to Certificateholders.

In addition, no liquidation fee will be payable to the Special Servicer if a mortgage loan becomes a specially serviced mortgage loan only because of a maturity default and the related liquidation proceeds are received within 90 days following the stated maturity date as a result of the related mortgage loan being refinanced or otherwise repaid in full.

■	Deal Website:	The Certificate Administrator will maintain a deal website to which certain persons will have access to certain information including, but not limited to the following, which will be posted:
		●	special notices
		●	summaries of asset status reports
		●	appraisals in connection with Appraisal Reductions plus any second appraisals ordered
		●	an “Investor Q&A Forum”
		●	a voluntary investor registry
		●	SEC EDGAR filings

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2014-C23

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THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

30 of 126

Structural and Collateral Term Sheet	JPMBB 2014-C23

17 State Street

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

31 of 126

Structural and Collateral Term Sheet	JPMBB 2014-C23

17 State Street

FINANCIAL DISTRICT
BATTERY PARK
Hudson River
East River
17 State Street
17 State Street
New York, NY 10004
CARTIFACT
WEST STREET
BROOKLYN BATTERY
FDR / SOUTH STREET VIADUCT
VESEY STREET
FULTON STREET
CORTLAND STREET
LIBERTY STREET
CEDAR STREET
ALBANY STREET
CARLISLE STREET
RECTOR STREET
WEST THAMES STREET
WALL STREET
PINE STREET
JOHN STREET
MAIDEN LANE
EXCHANGE PLACE
BEAVER STREET
HANOVER SQUARE
BATTERY PLACE
FIRST PLACE
PEARL ST
STATE STREET
WHITEHALL STREET
BROAD STREET
NEW STREET
BROADWAY
GREENWICH STREET
TRINITY PLACE
WATER STREET
FRONT STREET
SOUTH STREET
WILLIAM ST
NASSAU STREET
ANN STREET
BEEKMAN STREET
GOLD STREET
DEY STREET
WORLD TRADE CENTER MEMORIAL
1 WORLD FINANCIAL CENTER
2 WORLD FINANCIAL CENTER
3 WFC AMERICAN EXPRESS
200 WEST STREET GOLDMAN SACHS
7 WTC
90 CHURCH
ONE WORLD TRADE CENTER
2 WORLD TRADE CENTER
3 WORLD TRADE CENTER
4 WORLD TRADE CENTER
1 LIBERTY PLAZA
LIBERTY PARK
120 BROADWAY
140 BROADWAY
AMERICAN STOCK EXCHANGE
TRINITY CHURCH
1 WALL
NEW YORK STOCK EXCHANGE
FEDERAL RESERVE BANK
70 PINE
80 PINE
60 WALL
180 MAIDEN LANE
100 WILLIAM
150 WILLIAM
55 WATER
4 NEW YORK PLAZA
125 BROAD
1 NEW YORK PLAZA
85 BROAD
GATEWAY PLAZA
SOUTHBRIDGE TOWERS
WINTER GARDEN
BATTERY PARK
PETER MINUIT PLAZA
STATEN ISLAND FERRY TERMINAL
STATEN ISLAND FERRY
GOVERNORS ISLAND FERRY
STATUE OF LIBERTY FERRY
DOWNTOWN MANHATTAN HELIPORT
VIETNAM VETERANS PLAZA
BATTERY MARITIME BUILDING
BOWLING GREEN
ADMIRAL DEWEY PROMENADE
BROOKLYN BATTERY TUNNEL
QUEENS
West New York
Union City
Hoboken
MANHATTAN
New York
BROOKLYN
Central Park
Liberty State Park
WTC
Newport Center

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

32 of 126

Structural and Collateral Term Sheet	JPMBB 2014-C23

17 State Street

17 State Street

FLOOR	Tenants	RSF
ROOF	Rainbow Broadband Inc. 324 SF Exp. 3/2016; Cogent Communications Inc. 9 SF Exp. 12/2018; TW Telecom 100 SF Exp. 10/2018; Cellular One / AT&T 175 SF Exp. 4/2015	608
42	Fidessa Group 13,300 SF Exp. 11/2017	13,300
41	Fidessa Group 14,311 SF Exp. 11/2017	14,311
40	Servcorp State Street LLC 14,486 SF Exp. 8/2023	14,486
39	Torgan & Cooper 5,950 SF Exp. 10/2017; Vacant 3,300 SF; Dialectic Capital Mgt. 3,566 SF Exp. 8/2021; Dialoga 1,980 SF Exp. 8/2021	14,796
38	Vacant 9,730 SF; FDN Enterprises, LLC 3,270 SF Exp. 9/2016; Charlestown Capital Markets 1,998 SF Exp. 5/2024	14,998
37	Simon Kucher & Partners Strategy 14,486 SF Exp. 1/2019	14,486
36	Alphadyne Asset Management 14,486 SF Exp. 8/2023	14,486
35	Fidessa Group 14,311 SF Exp. 11/2017	14,311
34	Bressler Amery & Ross 5,409 SF Exp. 3/2015; Bressler Amery & Ross 7,883 SF Exp. 3/2015	13,292
33	Fidessa Group 14,311 SF Exp. 11/2017	14,311
32	BATS Global Markets, Inc. 7,234 SF Exp. 7/2018; Granger Management Holdings LLC 3,263 SF Exp. 6/2018; Hale Capital Management 3,989 SF Exp. 12/2016	14,486
31	BATS Global Markets, Inc. 14,901 SF Exp. 7/2018	14,901
30	Nelson, Levine, De Luca & Hamilton, LLC 14,486 SF Exp. 9/2024	14,486
29	Nelson, Levine, De Luca & Hamilton, LLC 14,900 SF Exp. 9/2024	14,900
28	LCH Clearnet Group, Limited 14,486 SF Exp. 1/2023	14,486
27	Axioma 14,899 SF Exp. 2/2022	14,899
26	Stone Turn Group LLP 7,234 SF Exp. 10/2018; Hagin Investment Mgmt 3,701 SF Exp. 10/2018; Axioma 3,507 SF Exp. 2/2022	14,442
25	Vacant 8,887 SF; The Monetary Authority of Singapore 5,684 SF Exp. 12/2018	14,571
24	Bressler Amery & Ross 9,741 SF Exp. 3/2015; Remate 3,578 SF Exp. 3/2015	13,319
23	Atlantic (USA) Inc. 1,942 SF Exp. 11/2014; Atlantic (USA) Inc. 6,325 SF Exp. 11/2014; Arias Resource Capital 5,138 SF Exp. 4/2020	13,405
22	National Liability and Fire Insurance Co. 8,511 SF Exp. 11/2016; National Liability and Fire Insurance Co. 5,213 SF Exp. 11/2016	13,724
21	Fidessa Group 13,579 SF Exp. 11/2017	13,579
20	Vacant 8,132 SF; WTS Holding, LLC 5,626 SF 12/2014	13,758
19	AppSense Inc. 6,140 SF Exp. 6/2016; Group H Network LLC 1,303 SF Exp. 6/2021; Vacant 6,223 SF	13,666
18	Fidessa Group 5,888 SF Exp. 11/2017; Fidessa Group 7,273 SF Exp. 11/2017	13,161
17	Vacant (Master Leased) 14,741 SF	14,741
16	Abernathy Group Tenants 6,236 SF Exp. 1/2017; Chardan Capital Markets 6,744 SF Exp. 6/2024	12,980
15	The Law Office of Roman Popik 1,475 SF Exp. 2/2016; Alexander's Group Telecommunications 3,851 SF Exp. 2/2016; Speechworks 8,049 SF Exp. 2/2016	13,375
14	Speechworks 13,100 SF Exp. 2/2016	13,100
12	Speechworks 13,100 SF Exp. 2/2016	13,100
11	IP Soft 6,129 SF Exp. 2/2016; IP Soft 7,628 SF Exp. 2/2016	13,757
10	IP Soft 14,138 SF Exp. 2/2016	14,138
9	Equilend Holdings 13,181 SF Exp. 12/2014	13,181
8	Hu Business International Group Co., LTD 6,668 SF Exp. 7/2019; Lynne R. Newkofsky 951 SF Exp. 1/2015; The Hanover Insurance Company 6,045 SF Exp. 3/2015	13,664
7	Who Trades Inc. 4,308 SF Exp. 11/2015; Gimme Credit 4,683 SF Exp. 11/2015; Herbert L. Jamison & Co. 4,752 SF Exp. 8/2017	13,743
6	Simcorp USA 3,865 SF Exp. 11/2016; The Options Clearing Corp. 3,775 SF Exp. 11/2016; Simcorp USA 5,897 SF Exp. 11/2016	13,537
5	NESA Management, LLC 13,724 SF Exp. 2/2025	13,724
4	Gorlick, Kravitz & Listhaus 7,108 SF Exp. 8/2018; Six Dimension 4,507 SF Exp. 10/2016; New Leasing/BMO 2,540 SF MTM	14,155
3	P&B Partners 2,149 SF Exp. 9/2015; Friendly Capital 6,296 SF Exp. 11/2019; Institute of Private Investors 5,138 SF Exp. 11/2019	13,583
2	DDCD & Partners, Inc. 12,908 SF Exp. 6/2019	12,908
1	Building Lobby	
B	Torgan & Cooper P.C. 332 SF Exp. 10/2017; XO 61 SF; Vacant 327 SF; Vacant (ML) 96 SF; Vacant 67 SF; Vacant 224 SF; Vacant 254 SF	1,361

Vacant | Building | MTM | 2014 - 2015 | 2016 - 2017 | 2018 - 2019 | 2020 - 2021 | 2022+

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

33 of 126

Structural and Collateral Term Sheet	JPMBB 2014-C23

17 State Street

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$105,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$105,000,000	Property Type - Subtype:	Office - CBD
% of Pool by IPB:	7.7%	Net Rentable Area (SF):	560,210
Loan Purpose:	Refinance	Location:	New York, NY
Borrower:	17 State Owner LLC	Year Built / Renovated:	1988 / N/A
Sponsors:	Aby Rosen and Michael Fuchs	Occupancy(2):	90.7%
Interest Rate:	4.45250%	Occupancy Date:	6/19/2014
Note Date:	7/15/2014	Number of Tenants:	54
Maturity Date:	8/1/2024	2011 NOI:	$15,281,901
Interest-only Period:	120 months	2012 NOI:	$13,966,450
Original Term:	120 months	2013 NOI:	$13,047,516
Original Amortization:	None	TTM NOI (as of 5/2014)(3):	$14,030,219
Amortization Type:	Interest Only	UW Economic Occupancy(2):	91.1%
Call Protection(4):	L(25),Def(91),O(4)	UW Revenues(2):	$29,372,273
Lockbox:	Hard	UW Expenses:	$14,176,879
Additional Debt:	Yes	UW NOI(3):	$15,195,394
Additional Debt Balance:	$75,000,000 / $40,000,000	UW NCF:	$14,534,346
Additional Debt Type(7)(8):	Pari Passu / Mezzanine	Appraised Value / Per SF:	$325,000,000 / $580
		Appraisal Date:	4/1/2014

Escrows and Reserves(5)				Financial Information(1)
	Initial(6)	Monthly	Initial Cap	Cut-off Date Loan / SF:	$321
Taxes:	$1,040,885	$520,500	N/A	Maturity Date Loan / SF:	$321
Insurance:	$0	$69,400	N/A	Cut-off Date LTV:	55.4%
Replacement Reserves:	$0	$8,395	N/A	Maturity Date LTV:	55.4%
TI/LC:	$0	$46,640	N/A	UW NCF DSCR(2):	1.79x
Other:	$4,011,639	$0	N/A	UW NOI Debt Yield(2):	8.4%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan(1)	$180,000,000	81.8%	Payoff Existing Preferred Equity(7)	$103,125,750	46.9%
Mezzanine Loan(7)(8)	40,000,000	18.2	Payoff Existing Debt	98,010,350	44.6
			Return of Equity	12,025,228	5.5
			Closing Costs	4,222,285	1.9
			Upfront Reserves	2,616,386	1.2
Total Sources	$220,000,000	100.0%	Total Uses	$220,000,000	100.0%

(1)
17 State Street is part of a loan evidenced by two pari passu notes with an aggregate original principal balance of $180.0 million. The Financial Information presented in the chart above reflects the Cut-off Date balance of the $180.0 million 17 State Street Whole Loan.

(2)
Occupancy, UW Economic Occupancy and UW Revenues excludes a master lease which is guaranteed by the sponsors. Please refer to “Master Lease” below. Including the master lease, the Occupancy, UW Economic Occupancy, UW NCF DSCR and UW NOI Debt Yield are 93.4%, 93.5%, 1.88x and 8.9%, respectively.

(3)	The increase in UW NOI from TTM NOI is primarily the result of nine new leases totaling approximately 58,932 square feet and $3,274,841 of annual rent with lease commencement dates in 2014.
(4)
The lockout period will be at least 25 payment dates beginning with and including the first payment date of September 1, 2014. Defeasance of the full $180.0 million 17 State Street Whole Loan is permitted after the date that is two years after the securitization of the last pari passu note to be securitized.

(5)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.
(6)	Approximately $308,516 of the Initial Taxes escrow and $2,127,622 of the Initial Other escrows were transferred from a reserve held by the previously existing lender.
(7)	The mezzanine lender is an affiliate of the holder of the previously existing preferred equity that was paid off in connection with the origination of the mortgage loan.
(8)	The mezzanine loan is cross-defaulted with subordinate financing encumbering three other assets. Please refer to “Additional Debt” below for more information.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

34 of 126

Structural and Collateral Term Sheet	JPMBB 2014-C23

17 State Street

The Loan. The 17 State Street loan is secured by a first mortgage lien on a 42-story, 560,210 square foot office building located in New York, New York. The whole loan has an outstanding principal balance of $180.0 million (the “17 State Street Whole Loan”), which is comprised of two pari passu notes, Note A-1 and Note A-2. Note A-1 has an outstanding principal balance as of the Cut-off Date of $105.0 million and is being contributed to the JPMBB 2014-C23 Trust. Note A-2, with an outstanding principal balance as of the Cut-off Date of $75.0 million, is currently held by JPMCB and is expected to be contributed to a future securitized trust. The holder of Note A-1 (the “Controlling Noteholder”) will be the trustee of the JPMBB 2014-C23 Trust. The trustee of the JPMBB 2014-C23 Trust (or, prior to the occurrence and continuance of a Control Event, the Directing Certificateholder) will be entitled to exercise all of the rights of the Controlling Noteholder with respect to the related 17 State Street Whole Loan; however, the holder of Note A-2 will be entitled, under certain circumstances, to consult with respect to certain major decisions. The loan has a 10-year term and is interest-only for the term of the loan.

The Borrower. The borrowing entity for the 17 State Street Whole Loan is 17 State Owner LLC, a Delaware limited liability company and special purpose entity.

The Sponsors. The loan sponsors and nonrecourse carve-out guarantors are Aby Rosen and Michael Fuchs, co-founders and principals of RFR Holding LLC (“RFR”). RFR is a Manhattan-based, privately controlled real estate investment, development and management company founded in 1991. RFR owns a portfolio of commercial and residential real estate, including New York City office towers, luxury condominiums, hotels and retail developments such as Lever House (390 Park Avenue), Seagram Building (375 Park Avenue), 530 Park Avenue and the W South Beach Hotels & Residences in Miami. In 2002, Mr. Rosen was honored by the New York City Landmarks Conservancy with its Chairman’s Award and was recently appointed by the Governor of New York as the Chair of the New York State Council on the Arts. The sponsors purchased the property in 1999 for approximately $118.3 million.

The Property. 17 State Street is an iconic Class A office building located on the northeast corner of Pearl Street opposite Battery Park in the Financial East submarket of downtown Manhattan. The 42-story property was constructed in 1988 and totals 560,210 square feet. The building has column-free floor plates of approximately 14,000 square feet along with floor-to-ceiling windows.

As of June 19, 2014, the property was 90.7% leased by 54 tenants. The largest tenant at the property, Fidessa Group, leases approximately 14.8% of the net rentable area through November 2017 with one, five-year extension option remaining. Fidessa Group has been a tenant at the property since 1998, when it originally occupied approximately 13,300 square feet, and has subsequently expanded multiple times to its current 82,973 square feet. Fidessa Group provides trading, market data, order management and execution capabilities to global equity brokers. Fidessa Group is headquartered in London and has offices in Boston, Tokyo, Hong Kong, Paris and Toronto. The second largest tenant, Speechworks, leases approximately 6.1% of the net rentable area through February 2016. Speechworks subleases all of its space to IP Soft through its lease expiration date. In addition to the 34,249 square feet subleased from Speechworks, IP Soft has a direct lease for an additional 27,895 square feet through February 2016. Including the subleased space, IP Soft leases 62,144 square feet (11.1% of the net rentable area). IP Soft originally started leasing a portion of the Speechworks space in 2003 and in 2004 and 2006 expanded to take over additional Speechworks space. IP Soft has one, five-year extension option remaining that covers both its direct lease and the subleased space. IP Soft is a technology consulting firm focused on the elimination of manual processes through automation technologies. IP Soft has 13 offices on four continents with its New York office at 17 State Street serving as its corporate headquarters. The third largest tenant, Nelson, Levine, De Luca & Hamilton, LLC (“Nelson Levine”), leases approximately 5.2% of the net rentable area through September 2024. Nelson Levine is a law firm focused solely on the business of insurance.

The property is located on the northeast corner of Pearl Street opposite Battery Park in the Financial East submarket of downtown Manhattan. The property is located a few blocks from the New York Stock Exchange and is in close proximity to several subway lines including the 1, 2, 3, 5, J, Z and R lines. According to the appraisal, despite the increase in supply coming to the market, downtown Manhattan has benefited from the conversion of office space to residential units. This resulted in an increased residential population, which is, in turn, driving demand for new restaurants, shops and additional retail development. In addition to the residential development, downtown office space continues to be priced lower than the Midtown market where average asking rents are $69.52 per square foot compared to downtown office space of $48.26 per square foot.

Due to damage caused by Hurricane Sandy in October 2012, the property was closed for repairs for approximately two weeks. The total losses as a result of Hurricane Sandy were approximately $14.0 million, which consisted primarily of repair costs for electrical work, elevators, clean up, fire alarm systems and domestic water service. In addition to the property’s all risk insurance policy, 17 State Street has flood insurance for $10.5 million which includes $500,000 from the National Flood Insurance Program and $10.0 million of excess coverage, including business interruption coverage.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

35 of 126

Structural and Collateral Term Sheet	JPMBB 2014-C23

17 State Street

According to the appraisal, the Downtown office market totals approximately 72.8 million square feet with an overall vacancy rate of 12.2% and average rents of $48.26 per square foot as of the fourth quarter of 2013. The Financial East submarket totals approximately 35.9 million square feet and reported an overall vacancy rate of 10.5% with average Class A rents of $43.88 per square foot. The  average rents at the property are approximately $51.98 per square foot which the appraisal concluded as below market.  The appraisal concluded market rents of $52.00 per square foot for floors 2-12, $56.00 per square foot for floors 14-25 and $58.00 per square foot for floors 26-42. The appraisal identified eight directly competitive properties built between 1972 and 2006 and ranging in size from 395,000 to 2.3 million square feet. The comparable properties reported occupancies ranging from 35.6% to 100.0% with a weighted average of 83.6%. Asking rents for the comparable properties range from $45.00 to $65.00 per square foot. According to the appraisal, approximately 3.0 million square feet of office space has become available at several buildings in the Brookfield Place complex and the newly completed Four World Trade Center. The majority of the new space coming online has larger floor plates with asking rents of $55 to $70 per square foot and caters to a different tenant profile than 17 State Street, which has smaller floor plates.

Historical and Current Occupancy(1)
2010	2011(2)	2012(2)	2013	Current(3)
96.0%	91.0%	85.0%	94.7%	90.7%
(1)	Historical Occupancies are as of December 31 of each respective year.
(2)
The decrease in occupancy in 2011 and 2012 is attributed to two large tenants vacating. Georgeson Shareholder Communications vacated approximately 70,646 square feet in February of 2011 and AXA Reinsurance vacated 90,968 square feet in July 2012. In both instances, the tenant vacated the market completely.

(3)	Current Occupancy is as of June 19, 2014.

Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Lease Expiration Date
Fidessa Group	NA / NA / NA	82,973	14.8%	$54.92	11/30/2017
Speechworks(2)	NA / NA / NA	34,249	6.1%	$70.56	2/29/2016
Nelson, Levine, De Luca & Hamilton, LLC	NA / NA / NA	29,386	5.2%	$55.00	9/30/2024
IP Soft	NA / NA / NA	27,895	5.0%	$49.47	2/29/2016
Bressler Amery & Ross	NA / NA / NA	23,033	4.1%	$41.92	3/31/2015
Bats Global Markets(3)	NA / NA / NA	22,135	4.0%	$54.35	7/31/2018
Axioma	NA / NA / NA	18,406	3.3%	$50.38	2/28/2022
Servcorp State Street	NA / NA / NA	14,486	2.6%	$58.00	8/31/2023
Simon Kucher & Partners(4)	NA / NA / NA	14,486	2.6%	$54.50	1/31/2019
Alphadyne Asset Management	NA / NA / NA	14,486	2.6%	$53.00	8/31/2023
(1)	Based on the underwritten rent roll.
(2)	Speechworks currently subleases all of its space to IP Soft.
(3)	Bats Global Markets may terminate its lease on July 31, 2018 with 12 months’ prior notice and payment of a termination fee.
(4)	Simon Kucher & Partners may terminate its lease on January 31, 2019 with 12 months’ prior notice and payment of a termination fee.

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant(2)	NAP	51,976	9.3%	NAP	NAP	51,976	9.3%	NAP	NAP
2014 & MTM	5	29,675	5.3	$1,017,979	3.9%	81,651	14.6%	$1,017,979	3.9%
2015	8	44,922	8.0	1,991,176	7.5	126,573	22.6%	$3,009,154	11.4%
2016	12	112,961	20.2	6,200,627	23.5	239,534	42.8%	$9,209,781	34.9%
2017	4	100,243	17.9	5,418,113	20.5	339,777	60.7%	$14,627,894	55.4%
2018	8	49,234	8.8	2,705,643	10.2	389,011	69.4%	$17,333,537	65.6%
2019	5	45,496	8.1	2,297,957	8.7	434,507	77.6%	$19,631,494	74.3%
2020	1	5,138	0.9	282,590	1.1	439,645	78.5%	$19,914,084	75.4%
2021	3	6,849	1.2	426,618	1.6	446,494	79.7%	$20,340,702	77.0%
2022	1	18,406	3.3	927,314	3.5	464,900	83.0%	$21,268,016	80.5%
2023	3	43,458	7.8	2,375,704	9.0	508,358	90.7%	$23,643,720	89.5%
2024	3	38,128	6.8	2,069,314	7.8	546,486	97.6%	$25,713,034	97.3%
2025 & Beyond	1	13,724	2.4	706,808	2.7	560,210	100.0%	$26,419,842	100.0%
Total	54	560,210	100.0%	$26,419,842	100.0%
(1)	Based on the underwritten rent roll.
(2)	Vacant space includes 14,837 square feet master leased to an affiliate of the borrower and sponsors.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

36 of 126

Structural and Collateral Term Sheet	JPMBB 2014-C23

17 State Street

Operating History and Underwritten Net Cash Flow
	2011	2012	2013	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place(3)(4)	$24,450,373	$24,550,081	$23,194,293	$24,335,774	$26,419,842	$47.16	82.3%
Vacant Income	0	0	0	0	2,859,311	5.10	8.9
Gross Potential Rent	$24,450,373	$24,550,081	$23,194,293	$24,335,774	$29,279,153	$52.26	91.2%
Total Reimbursements	4,096,984	3,162,230	3,661,982	3,826,840	2,839,102	5.07	8.8
Net Rental Income	$28,547,357	$27,712,311	$26,856,276	$28,162,614	$32,118,255	$57.33	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(2,859,186)	(5.10)	(8.9)
Other Income	234,481	125,855	943,290	617,275	113,204	0.20	0.4
Effective Gross Income	$28,781,838	$27,838,166	$27,799,566	$28,779,889	$29,372,273	$52.43	91.5%

Total Expenses	$13,499,936	$13,871,717	$14,752,050	$14,749,671	$14,176,879	$25.31	48.3%

Net Operating Income	$15,281,901	$13,966,450	$13,047,516	$14,030,219	$15,195,394	$27.12	51.7%

Total TI/LC, Capex/RR	0	0	0	0	661,048	1.18	2.3
Net Cash Flow	$15,281,901	$13,966,450	$13,047,516	$14,030,219	$14,534,346	$25.94	49.5%

(1)	TTM column represents the trailing twelve months ending May 31, 2014.
(2)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)	Underwritten Rents in Place exclude $778,692 of additional rent from a master lease which was entered into by an affiliate of the sponsors at closing. Please refer to “Master Lease” below.
(4)
The increase in Rents in Place from TTM to Underwritten is primarily the result of nine new leases totaling approximately 58,932 square feet and $3,274,841 of annual rent with lease commencement dates in 2014.

Property Management. The property is managed by RFR Realty LLC, an affiliate of the borrower.

Master Lease. At closing, an affiliate of the sponsors entered into a master lease covering approximately 14,837 square feet (2.6% of the net rentable area) through July 31, 2026. The monthly master lease payment (which is not included in the underwritten income) is $64,891. The square footage demised under the master lease may be reduced on any date when the projected net operating income exceeds a certain threshold (which, with respect to the first reduction event, is the net operating income as of the origination date and, with respect to subsequent reductions, is the projected net operating income on the immediately preceding date that the space demised under the master lease was reduced). The square footage will be reduced in an amount such that the aggregate rent paid under the master lease is reduced in proportion to the amount by which the projected net operating income exceeds the operating income as of the origination date in accordance with the loan agreement. Projected net operating income will be based on current executed leases and projected annualized operating expenses and will be calculated assuming (1) a minimum vacancy equal to the greater of (i) 5.0% and (ii) actual vacancy, (2) rent due under the master lease shall be excluded, (3) any new lease with an initial lease term of less than three years shall not be included in determining net operating income, (4) a deduction for a management fee equal to the greater of (x) actual management fees and (y) the lesser of (a) assumed management fees of 4.0% of gross income from operations and (b) $1,000,000 and (5) a deduction of $100,735 for replacement reserves escrows and $559,640 for TI/LC reserve escrows. The master lease will be terminated when the projected net operating income exceeds $16,000,000 on any determination date.

Occupancy including the master leased space is 93.4% and the UW NCF DSCR including the cash flow from the master lease for the 17 State Street Whole Loan is 1.88x and 1.31x for the 17 State Street Whole Loan and the total debt (including the related mezzanine loan), respectively.

Escrows and Reserves. At origination, the borrower deposited into escrow approximately $2.1 million for outstanding tenant improvement and leasing commissions, $1.9 million for outstanding rent abatements associated with 15 tenants and $1.0 million for real estate taxes.

Tax Escrows - On a monthly basis, the borrower is required to escrow 1/12 of the annual estimated tax payments, which currently equates to $520,500.

Insurance Escrows - On a monthly basis, the borrower is required to escrow 1/12 of the annual insurance payments, which currently equates to $69,400.

Replacement Reserves - On a monthly basis, the borrower is required to escrow $8,395 (approximately $0.18 per square foot annually) for replacement reserves.

TI/LC Reserves - On a monthly basis, the borrower is required to escrow $46,640 (approximately $1.00 per square foot annually) for tenant improvement and leasing commission reserves.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

37 of 126

Structural and Collateral Term Sheet	JPMBB 2014-C23

17 State Street

Lockbox / Cash Management.  The loan is structured with a hard lockbox and in-place cash management. The borrower was required to send tenant direction letters to tenants within three business days of the origination date instructing them to deposit all rents and payments into the lockbox account controlled by the lender. All funds in the lockbox account are swept daily to a cash management account under the control of the lender and disbursed during each interest period during the term of the loan in accordance with the loan documents. To the extent that (i) the debt service coverage ratio (as calculated in the loan documents and including the mezzanine loan) based on a trailing three month period falls below 1.10x, (ii) there is an event of default under the loan documents or (iii) the borrower or property manager becomes the subject of a bankruptcy, insolvency or similar action, then all excess cash flow after payment of debt service, required reserves and operating expenses will be held as additional collateral for the loan.

Additional Debt. The previously existing debt had a maturity date of April 2014 and was securitized in the BACM 2004-3 transaction. Refinancing of the previously existing debt was delayed, in part, as a result of negotiations between the sponsors and RREEF on behalf of a RREEF Fund which held subordinate investments in 17 State Street and three other assets controlled by the sponsors. As a result of the delay, the mortgage loan entered maturity default. In May 2014, JPMCB provided a bridge loan to the predecessor-in-interest to the borrower in order to pay off the previously existing mortgage debt at par which allowed the sponsor to continue negotiations with RREEF. In July 2014, the current loan funded and the proceeds were used to pay off the bridge financing along with approximately $63.1 million of the subordinate investments, with the remaining $40.0 million being converted to a mezzanine loan which is held by RREFF on behalf of a RREEF Fund and remains cross-defaulted with the subordinate investments on three other assets controlled by the sponsor.

The $40.0 million mezzanine loan is secured by the direct and indirect equity interests in the borrower and is coterminous with the mortgage loan. The mezzanine loan is interest-only for the term of the loan and has a 8.82000% coupon. Including the mezzanine loan, the Cut-off Date LTV is 67.7%, the UW NCF DSCR is 1.24x and the UW NOI Debt Yield is 6.9%.

The mezzanine loan is cross-defaulted with $88.5 million of subordinate financing encumbering three other assets. The three other assets are all located in Manhattan at 160 Fifth Avenue (141,497 square feet, 100% occupied), 85 Fifth Avenue (16,987 square feet, 100% occupied) and 90 Fifth Avenue (137,004 square feet, 40.8% occupied). The initial amount of the subordinate financing was $32,000,000 for 90 Fifth Avenue, $39,000,000 for 160 Fifth Avenue and $17,500,000 for 85 Fifth Avenue. The interest rate required under the subordinate financing documents is 9.75% for 90 Fifth Avenue and 8.0% for each of the other two properties, and each requires interest-only payments, with the principal to be repaid on the related maturity dates (August 30, 2017 for 90 Fifth Avenue with no extension option and December 17, 2015 for the other two properties, which may be extended to December 17, 2017 in each case). Upon 90 Fifth Avenue achieving an occupancy of 90.0%, provided that at such time no event of default exists under the 17 State Street mezzanine loan or the subordinate financing referenced above, the 17 State Street mezzanine loan will no longer be cross defaulted with any subordinate financing. At the time the subordinate financing was put in place at 90 Fifth Avenue, a debt service reserve was established to cover both the mortgage debt and the subordinate financing through maturity for 90 Fifth Avenue. The total mortgage debt across all four assets including 17 State Street is approximately $363.4 million, which equates to a 49.9% LTV and the total mortgage debt and subordinate financing across all four assets is approximately $491.9 million, which equates to a LTV of 67.5%. The debt service coverage ratio across all four assets including 17 State Street is approximately 1.93x on the combined mortgage debt and 1.15x including the combined mortgage debt and subordinate financing.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

38 of 126

Structural and Collateral Term Sheet	JPMBB 2014-C23

Columbus Square Portfolio

WHOLE FOODS MARKET
W 98 St

SEPHORA

T.J.maxx
now
shop
online

HomeGoods

Wine

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

39 of 126

Structural and Collateral Term Sheet	JPMBB 2014-C23

Columbus Square Portfolio

CARTIFACT
Columbus Square Portfolio
775, 795, 805, 808 Columbus Avenue and
801 Amsterdam Avenue
New York, NY 10025
City College
Edgewater
Cliffside Park
City Place at the Promenade
Columbia University
Morningside Park
Mt Sinai St Luke's
BROADWAY
ADAM CLAYTON POWELL JR BLVD
LENOX AVE
Garvey Park
PARK AVE
W 106TH ST
Central Park
Metropolitan Hospital
W 96TH ST
HENRY HUDSON PKWY
UPPER WEST SIDE
Jacqueline Onassis Reservoir
5TH AVE
MADISON AVE
1ST AVE
East River
Hudson River
North Hudson Park
Guggenheim Museum
Carl Schurz Park
UPPER EAST SIDE
Children's Museum of Manhattan
Metropolitan Museum of Art
ttenberg
American Museum of Natural History
E 79TH ST
MANHATTAN
QUEENS
The Frick Collection
FDR DR
West New York
Rockefeller University
New York Public Library Fordham University
40TH AV
QUEENSBORO BRIDGE
General Motors
Carnegie Hall
E 57TH ST
2ND AVE
Goldwater Memorial Hospital
Lever House
Saint Johns Hospital
DeWitt Clinton Park
Seagram Building
VERNON BLVD
11TH ST
JACKSON AVE
Radio City
Polyclinic Hospital
Rockefeller Center
12TH AVE
7TH AVE
EAST SIDE
WEST SIDE
Times Square
Grand Central Terminal
Chrysler Building
United Nations
W 42ND ST
QUEENS MIDTOWN TUNNEL
Port Authority
GARMENT DISTRICT
LINCOLN TUNNEL
TRIBOROUGH BRG
9A
495
Hackensack
Mount Vernon
Clifton
Passaic
BRONX
East Orange
Union City
NEW JERSEY
New York
MANHATTAN
LAGUARDIA AIRPORT
Newark
Jersey City
QUEENS
NEWARK LIBERTY INT'L AIRPORT
NEW YORK
Bayonne
BROOKLYN
JFK INT'L AIRPORT
STATEN ISLAND

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

40 of 126

Structural and Collateral Term Sheet	JPMBB 2014-C23

Columbus Square Portfolio

W 100 Street
801 AMSTERDAM AVE
805 COLUMBUS AVE
verizon
RYAN NETWORK
AVANTUS
Michaels
T.J.maxx
SEPHORA
next
WHOLE FOODS MARKET
PETCO
the mandell school
ANN TAYLOR
MODELL'S
Yogurtland
the mandell school
CHASE
PARK WEST VILLAGE APARTMENTS
Columbus Avenue
Amsterdam Avenue
795 COLUMBUS AVE
CENTRAL PARK WEST CONDOMINIUMS
Central Park West
Central Park
W 97 Street
808 COLUMBUS AVE
775 COLUMBUS AVE
Columbus Square Portfolio
Not Part of the Collateral
N

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

41 of 126

Structural and Collateral Term Sheet	JPMBB 2014-C23

Columbus Square Portfolio

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Barclays	Single Asset / Portfolio(1):	Single Asset
Original Principal Balance(2):	$103,750,000	Title:	Fee
Cut-off Date Principal Balance(2):	$103,750,000	Property Type - Subtype:	Mixed Use - Retail/Office/Parking
% of Pool by IPB:	7.7%	Net Rentable Area (SF):	494,224
Loan Purpose:	Refinance	Location:	New York, NY
Borrowers(3):	Various	Year Built / Renovated:	2007 - 2008 / N/A
Sponsors(4):	Various	Occupancy(5):	95.7%
Interest Rate:	4.57000%	Occupancy Date:	7/31/2014
Note Date:	8/8/2014	Number of Tenants(5):	23
Maturity Date:	8/11/2024	2011 NOI(6):	N/A
Interest-only Period:	42 months	2012 NOI:	$20,421,271
Original Term:	120 months	2013 NOI(7):	$19,333,826
Original Amortization:	420 months	UW Economic Occupancy:	90.8%
Amortization Type:	IO-Balloon	UW Revenues:	$29,269,650
Call Protection(8):	L(25),Def(91),O(4)	UW Expenses:	$2,376,810
Lockbox:	Hard	UW NOI(7):	$26,892,839
Additional Debt:	Yes	UW NCF:	$26,393,417
Additional Debt Balance:	$296,250,000	Appraised Value / Per SF:	$555,000,000 / $1,123
Additional Debt Type:	Pari Passu	Appraisal Date:	7/16/2014

Escrows and Reserves(9)				Financial Information(2)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$809
Taxes:	$249,368	$77,575	N/A	Maturity Date Loan / SF:	$742
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	72.1%
Replacement Reserves:	$6,177	$6,177	$148,267	Maturity Date LTV:	66.1%
TI/LC:	$0	Springing	$4,500,000	UW NCF DSCR:	1.15x
Other:	$0	$0	N/A	UW NOI Debt Yield:	6.7%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan(2)	$400,000,000	100.0%	Payoff Existing Debt	$271,916,460	68.0%
			Return of Equity	120,756,773	30.2
			Closing Costs	7,071,223	1.8
			Upfront Reserves	255,545	0.1
Total Sources	$400,000,000	100.0%	Total Uses	$400,000,000	100.0%
(1)	The single asset consists of five buildings located at 775, 795, 805, 808 Columbus Avenue and 801 Amsterdam Avenue.
(2)
Columbus Square Portfolio is part of a loan evidenced by four pari passu notes with an aggregate original principal balance of $400.0 million. The Financial Information presented in the chart above reflects the Cut-off Date balance of the $400.0 million Columbus Square Portfolio Whole Loan.

(3)	For a full description of the borrowers, please refer to “The Borrowers” below.
(4)	For a full description of the sponsors, please refer to “The Sponsors” below.
(5)
Occupancy and Number of Tenants includes two tenants, Avantus Renal Therapy (16,491 square feet) and Bareburger (1,909 square feet), which have executed leases, are in possession of their space and paying rent, but are not yet open for business. Avantus Renal Therapy expects to open in October 2014 and Bareburger expects to open in September/October 2014.

(6)	2011 NOI is not available because historical statements prior to 2012 include the non-collateral apartment and condominium unit performance.
(7)
UW NOI is higher than 2013 NOI primarily due to approximately $4.1 million (approximately 134,382 square feet; 27.2% of total square feet) in new leasing activity along with approximately $910,000 in contractual rent increases and $2.1 million rent averaging for investment-grade rated tenants through each tenant’s respective lease term.

(8)
The lockout period will be at least 25 payment dates beginning with and including the first payment date of September 11, 2014. Defeasance of the full $400.0 million Columbus Square Portfolio Whole Loan is permitted after the date that is two years from the closing date of the securitization that includes the last pari passu note to be securitized.

(9)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

42 of 126

Structural and Collateral Term Sheet	JPMBB 2014-C23

Columbus Square Portfolio

The Loan. The Columbus Square Portfolio loan is secured by a first mortgage lien on 494,224 square feet of five mixed use buildings located on the Upper West Side of New York, NY. The whole loan was co-originated by Barclays Bank PLC and Wells Fargo Bank, National Association and has an outstanding principal balance of $400.0 million (“Columbus Square Portfolio Whole Loan”), which is comprised of four pari passu notes, Note A-1 through Note A-4. Note A-2 has an outstanding balance as of the Cut-off Date of $103,750,000 and is being contributed to the JPMBB 2014-C23 Trust. The controlling holder of Note A-1, which has an outstanding principal balance as of the Cut-off Date of $125,000,000, is expected to be the trustee of the WFRBS 2014-C22 Trust (or, prior to the occurrence and continuance of a control event under the WFRBS 2014-C22 pooling and servicing agreement, the directing certificate holder for that securitization) and will be entitled to exercise all of the rights of the controlling noteholder with respect to the related Columbus Square Portfolio Whole Loan; however, the holder of the other pari passu notes will be entitled under certain circumstances, to consult with respect to certain major decisions. Note A-3 and Note A-4, with an aggregate outstanding principal balance as of the Cut-off Date of $171,250,000, are expected to be contributed to future securitized trusts. The Columbus Square Portfolio Whole Loan has a 10-year term, and subsequent to a 42-month interest-only period, will amortize on a 35-year schedule.

The Borrowers. The borrowing entities for the Columbus Square Portfolio Whole Loan are 808 Columbus Commercial Owner LLC, 775 Columbus LLC, 795 Columbus LLC, 805 Columbus LLC and 801 Amsterdam Commercial Owner LLC, each a Delaware limited liability company and special purpose entity.

The Sponsors. The loan sponsors and nonrecourse carve-out guarantors are Jacob Chetrit and Laurence Gluck. Jacob Chetrit is among the principals of The Chetrit Group. The Chetrit Group is a privately held real estate investment firm with management and operating experience in New York. Laurence Gluck is the founder of Stellar Management, an owner and operator of New York City residential and commercial real estate. Stellar Management focuses on real estate acquisitions, development and property management. Stellar Management’s portfolio contains over 12,000 apartments in 100 buildings in New York City, Washington D.C. and Miami.

The Property.  Columbus Square Portfolio is a 494,224 square foot mixed use property, consisting of 31 condominium units within five buildings located at 775, 795, 805, 808 Columbus Avenue and 801 Amsterdam Avenue. The properties are located on three contiguous blocks stretching from 97th to 100th Streets along the entire eastern and western blockfronts of Columbus Avenue and the southeast corner of West 100th Street and Amsterdam Avenue within the Upper West Side neighborhood of New York City.  The Columbus Square Portfolio buildings were constructed by the sponsor in 2007 and 2008 and consist predominantly of retail space, as detailed in the table below:

Columbus Square Portfolio Overview
Building Name	Year Built	Net Rentable Area (SF)	% of Total NRA	Base Rent	% of Base Rent	Retail NRA	% of Building NRA	Community Facility NRA	% of Building NRA	Parking NRA	% of Building NRA
775 Columbus	2007	39,644	8.0%	$3,847,641	13.5%	22,664	57.2%	10,715	27.0%	6,265	15.8%
795 Columbus	2007	104,218	21.1	6,927,149	24.3	59,911	57.5%	44,307	42.5%	0	0.0%
805 Columbus	2007	40,260	8.1	3,136,876	11.0	26,531	65.9%	13,729	34.1%	0	0.0%
808 Columbus	2007	240,852	48.7	12,385,867	43.4	157,177	65.3%	0	0.0%	83,675	34.7%
801 Amsterdam	2008	69,250	14.0	2,252,890	7.9	9,674	14.0%	41,072	59.3%	18,504	26.7%
		494,224	100.0%	$28,550,424	100.0%	275,957	55.8%	109,823	22.2%	108,444	21.9%

The retail space is comprised of 275,957 square feet, with approximately 98,000 square feet at grade level and 178,000 square feet of below grade space. The retail portion of the Columbus Square Portfolio is located along Columbus Avenue and is anchored by Whole Foods, which recently expanded with an adjoining 2,775 square foot wine store (the first Whole Foods wine store in New York City), TJ Maxx, which added its HomeGoods concept after experiencing high sales volumes, and Michael’s, which expanded into an additional 10,572 square feet in March 2013. Eight tenants (or their parent companies), accounting for approximately 33.1% of total square feet and 48.9% of the underwritten base rent, are rated investment-grade, and only 33.9% of the total square footage is scheduled to expire during the loan term. The majority of the community facility portion of the Columbus Square Portfolio is leased to the Mandell School, a private co-educational institution founded in 1939 for pre-school through eighth graders. The 775 and 795 Columbus properties house the Mandell School’s elementary and preparatory divisions and its Upper West Side pre-school. Three below-grade parking garages containing 392 parking spaces and 108,444 square feet are leased to Quik Park and comprise the remainder of the Columbus Square Portfolio. The sponsors began to assemble land for this project in the late 1990s, and transformed the site, from condominiums and rent-controlled apartments, into a 24/7 “live, work and play” neighborhood. The Columbus Square Portfolio is situated in the Columbus Square mixed use development, which includes the Columbus Square Luxury Apartments (located above the Columbus Square Portfolio), the Park West Village Apartments and Central Park West Condominiums, which include over 3,200 units and 13,000 residents combined. No portion of the Columbus Square Luxury Apartments, Park West Village Apartments and the Central Park West Condominiums are collateral for the Columbus Square Portfolio Whole Loan. As of July 31, 2014, the property was 95.7% occupied by 23 tenants.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

43 of 126

Structural and Collateral Term Sheet	JPMBB 2014-C23

Columbus Square Portfolio

The Columbus Square Portfolio is situated on two abutting city blocks bounded by 100th Street to the north, 97th Street to the south, Amsterdam Avenue to the west and Columbus Avenue to the east in the Upper West Side neighborhood of Manhattan. The Upper West Side is an upscale, primarily residential area known for its cultural, educational and historical institutions, including Columbia University (1.0 mile north of the Columbus Square Portfolio), Lincoln Center (1.8 miles south) and the American Museum of Natural History (1.0 mile south). The Columbus Square Portfolio is part of the larger Columbus Square development, which contains five buildings, 500,000 square feet of retail and community facility space, over 3,200 units and over 13,000 people combined. Nearby and adjacent uses include a mix of high-rise, luxury and market rate residential buildings with multi-level retail and older pre-war high rise residential buildings, providing significant foot traffic for the Columbus Square Portfolio. According to a third party market research report, within a half mile radius of the property, the median household income is approximately $111,000 and the median home value is approximately $905,000.

The Columbus Square Portfolio neighborhood is serviced by an excellent transportation network via subway and public bus. The Columbus Square Portfolio is located one block northwest of the 96th Street (at Central Park West) subway station, which provides access to the B and C subway lines and two blocks northeast of 96th Street (at Broadway) subway station, which provides access to the 1, 2 and 3 subway lines. Further, the Metropolitan Transit Authority bus system makes this neighborhood accessible from virtually all locations north, south and east. Crosstown buses run along 66th, 79th-81st, 86th, 96th/97th and 110th Streets. Uptown bus service is available along Central Park West, Amsterdam Avenue, Broadway and Riverside Drive, and downtown buses run along Central Park West, Columbus Avenue, Broadway and Riverside Drive.

According to a third party market research report, the Columbus Square Portfolio is located within the Upper West Side submarket. As of the second quarter of 2014, the retail submarket had a total inventory of approximately 4.3 million square feet across 266 buildings. The retail submarket reported a vacancy rate of 1.2%, down from 6.3% as of the fourth quarter of 2007, with an average retail rent of approximately $103.49 per square foot on a gross adjusted basis. The appraisal concluded to a market rent per square foot equal to a range between $200.00 and $225.00 for retail-corner space, $250.00 for inline space less than 500 square feet, a range between $150.00 and $185.00 for inline space greater than or equal to 500 square feet, a range between $50.00 and $55.00 for lower-level retail space and a range between $55.00 and $90.00 for multi-level retail space. Additionally, the appraisal concluded a market rent of $55.00 per square foot on a gross basis for the community facility space, and $5,000 per licensed space for the parking garage, which equates to a rent of $18.07 per square foot for the parking garage.

Historical and Current Occupancy(1)

2011(2)	2012(3)	2013(3)	Current(4)
N/A	71.9%	75.0%	95.7%
(1)	Historical Occupancies are as of December 31 of each respective year.
(2)	2011 Historical Occupancy is not available because historical statements prior to 2012 include the non-collateral apartment and condominium unit performance.
(3)
2012 and 2013 Historical Occupancy is lower as the Columbus Square Portfolio was still in lease-up phase. While the buildings were constructed in 2007 and 2008, the final building (805 Columbus Avenue) did not open until August 2010. Approximately 134,382 square feet (27.2% of total square feet) in new leases were signed in 2013 and 2014.

(4)
Current Occupancy is as of July 31, 2014. Current Occupancy includes two tenants, Avantus Renal Therapy (16,491 square feet) and Bareburger (1,909 square feet), which have executed leases, are in possession of their space and paying rent, but are not yet open for business. Avantus Renal Therapy expects to open in October 2014 and Bareburger expects to open in September/October 2014.

Tenant Summary(1)

Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Sales PSF(3)	Occupancy Costs(3)	Lease Expiration Date
Quik Park	NA / NA / NA	108,444	21.9%	$16.65	N/A	N/A	4/30/2029
Whole Foods	NA / BBB- / NA	62,454	12.6%	$73.06(4)	N/A	N/A	8/31/2029
Mandell School(5)	NA / NA / NA	55,022	11.1%	$58.79	N/A	N/A	6/30/2030
TJ Maxx	A3 / A+ / NA	40,550	8.2%	$47.21(6)	$512	8.4%	10/31/2019
Michael’s	NA / B / NA	34,424	7.0%	$57.37	N/A	N/A	3/31/2020
HomeGoods	A3 / A+ / NA	27,019	5.5%	$71.58(7)	$362	18.4%	5/31/2021
Modell’s	NA / NA / NA	25,215	5.1%	$46.32	N/A	N/A	1/31/2031
William F Ryan	NA / NA / NA	24,581	5.0%	$47.04	N/A	N/A	12/31/2057
Petco	B3 / B / NA	19,487	3.9%	$95.96	N/A	N/A	10/31/2020
Duane Reade	Baa1 / BBB / NA	17,196	3.5%	$80.46(8)	N/A	N/A	10/31/2030
(1)	Based on the underwritten rent roll.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3)	Sales PSF and Occupancy Costs are based on current in-place rent and sales for the twelve-month period ending January 31, 2014.
(4)	The Base Rent PSF for Whole Foods represents the tenant’s average rent over the lease term. The tenant’s current in-place rent is $59.75 per square foot.
(5)
Mandell School has the right to terminate its lease at any time with four months’ written notice and payment of a termination fee equal to three years’ rent (three years’ rent totals approximately $8.4 million through June 2015, $9.7 million through June 2020, $11.2 million through June 2025 and $12.8 million through June 2030).

(6)	The Base Rent PSF for TJ Maxx represents the tenant’s average rent over the lease term. The tenant’s current in-place rent is $43.04 per square foot.
(7)	The Base Rent PSF for HomeGoods represents the tenant’s average rent over the lease term. The tenant’s current in-place rent is $66.62 per square foot.
(8)	The Base Rent PSF for Duane Reade represents the tenant’s average rent over the lease term. The tenant’s current in-place rent is $64.90 per square foot.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

44 of 126

Structural and Collateral Term Sheet	JPMBB 2014-C23

Columbus Square Portfolio

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	21,317	4.3%	NAP	NAP	21,317	4.3%	NAP	NAP
2014 & MTM	0	0	0.0	$0	0.0%	21,317	4.3%	$0	0.0%
2015	0	0	0.0	0	0.0	21,317	4.3%	$0	0.0%
2016	0	0	0.0	0	0.0	21,317	4.3%	$0	0.0%
2017	0	0	0.0	0	0.0	21,317	4.3%	$0	0.0%
2018	0	0	0.0	0	0.0	21,317	4.3%	$0	0.0%
2019	1	40,550	8.2	1,914,494	6.7	61,867	12.5%	$1,914,494	6.7%
2020	4	68,153	13.8	4,546,123	15.9	130,020	26.3%	$6,460,617	22.6%
2021	2	28,550	5.8	2,193,499	7.7	158,570	32.1%	$8,654,116	30.3%
2022	2	1,512	0.3	250,813	0.9	160,082	32.4%	$8,904,929	31.2%
2023	3	19,798	4.0	1,412,400	4.9	179,880	36.4%	$10,317,329	36.1%
2024	2	8,966	1.8	1,788,736	6.3	188,846	38.2%	$12,106,066	42.4%
2025 & Beyond	9	305,378	61.8	16,444,358	57.6	494,224	100.0%	$28,550,424	100.0%
Total	23	494,224	100.0%	$28,550,424	100.0%
(1)	Based on the underwritten rent roll.

Operating History and Underwritten Net Cash Flow

	2012	2013	Underwritten	Per Square Foot	%(1)
Rents in Place(2)(3)	$22,345,979	$21,411,531	$28,550,424	$57.77	90.3%
Vacant Income	0	0	2,917,555	5.90	9.2
Gross Potential Rent	$22,345,979	$21,411,531	$31,467,979	$63.67	99.5%
Total Reimbursements	1,025,172	83,728	152,226	0.31	0.5
Net Rental Income	$23,371,151	$21,495,259	$31,620,205	$63.98	100.0%
(Vacancy/Credit Loss)	0	0	(2,917,555)	(5.90)	(9.2)
Other Income	265,178	326,591	567,000	1.15	1.8
Effective Gross Income	$23,636,329	$21,821,850	$29,269,650	$59.22	92.6%

Total Expenses(4)	$3,215,058	$2,488,024	$2,376,810	$4.81	8.1%

Net Operating Income	$20,421,271	$19,333,826	$26,892,839	$54.41	91.9%

Total TI/LC, Capex/RR	0	0	499,422	1.01	1.7
Net Cash Flow	$20,421,271	$19,333,826	$26,393,417	$53.40	90.2%
(1)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(2)	Underwritten Rents in Place are based on the July 31, 2014 rent roll, with rent bumps underwritten through September 30, 2015.
(3)
Underwritten Rents in Place is higher than 2013 primarily due to approximately $4.1 million (approximately 134,382 square feet; 27.2% of total square feet) in new leasing activity along with approximately $910,000 in contractual rent increases and $2.1 million rent averaging for investment-grade rated tenants through each tenant’s respective lease term.

(4)
The Columbus Square Portfolio benefits from Industrial and Commercial Incentive Programs (“ICIPs”) and 421a tax exemptions (the parking garages benefit from the 421a exemptions), which result in a reduced property tax expense. For a full description, please see “Tax Abatement” below.

Property Management. The property is managed by Columbus Square Management LLC, an affiliate of the loan sponsors.

Purchase Option. A tenant at the 801 Amsterdam property, William F Ryan (24,581 square feet; 5.0% of total square feet) may exercise a purchase option on the tenant’s leased condominium unit (provided the tenant is not in default of the lease) at a purchase price of $19.8 million. In the event the purchase option is exercised (between January 2020 and January 2030), the borrowers must release the 801 Amsterdam property from the lien of the Columbus Square Portfolio Whole Loan mortgage with payment of a release price equal to $51.5 million, together with any applicable yield maintenance charges, subject to, among other things: (i) confirmation of compliance with zoning and subdivision requirements; (ii) confirmation from rating agencies that such release will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Certificates, and similar confirmations with respect to the ratings of any securities backed by the other Columbus Square Portfolio notes; and (iii) opinion of counsel that the REMIC trust will not fail to maintain its REMIC status due to the partial release.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

45 of 126

Structural and Collateral Term Sheet	JPMBB 2014-C23

Columbus Square Portfolio

Tax Abatement. The Columbus Square Portfolio benefits from Industrial and Commercial Incentive Programs (“ICIPs”) and 421a tax exemptions (the parking garages benefit from the 421a exemptions), which result in a reduced property tax expense. The property tax expense as of year-end 2013 was $140,846. The ICIPs expire in the 2034/2035 tax year and will be gradually phased out beginning in the 2025/2026 tax year. The 421a exemptions expire in the 2021/2022, 2022/2023 and 2030/2031 tax years and will be gradually phased out beginning in the 2013/2014, 2014/2015 and 2022/2023 tax years for the buildings located at 801 Amsterdam Avenue, 775 Columbus Avenue and 808 Columbus Avenue, respectively. The underwritten property tax expense of $949,975 is based on the current abated tax expense and is projected to increase to $1,638,023 by the time the Columbus Square Portfolio Whole Loan matures. According to the leases, all tax increases may be passed through to the tenants at the Columbus Square Portfolio.

Escrows and Reserves. At origination, the borrowers were required to deposit into escrow $249,368 for real estate taxes and $6,177 for replacement reserves.

Tax Escrows - On a monthly basis, the borrowers are required to escrow 1/12 of the annual estimated tax payments, which currently equates to $77,575.

Insurance Escrows - The requirement for the borrowers to make monthly deposits into the insurance escrow is waived so long as no event of default exists and the borrowers provide satisfactory evidence that the property is insured as part of a blanket policy in accordance with the loan documents.

Replacement Reserves - On a monthly basis, the borrowers are required to escrow $6,177 (approximately $0.15 per square foot annually) for replacement reserves. The reserve is subject to a cap of $148,267 (approximately $0.30 per square foot).

TI/LC Reserves - Beginning with the monthly payment date in January 2018, on a monthly basis, the borrowers are required to escrow $70,726 (approximately $1.72 per square foot annually) for TI/LC reserves. The reserve is subject to a cap of $4,500,000 (approximately $9.11 per square foot).

Lockbox / Cash Management. The loan is structured with a hard lockbox and in-place cash management. The borrowers were required to send tenant direction letters to tenants instructing them to deposit all rents and payments into the lockbox account controlled by the lender. All funds in the lockbox account are swept daily to a cash management account under the control of the lender and disbursed during each monthly payment date of the term of the loan in accordance with the loan documents. To the extent that there is a Cash Sweep Event, all excess cash flow after payment of debt service, required reserves and operating expenses will be held as additional collateral for the loan.

A “Cash Sweep Event” means: the period commencing upon the earlier of (i) an event of default or (ii) the debt yield being less than 5.25%. For the purposes of testing for a Cash Sweep Event, debt yield will be calculated using (a) net operating income less (i) normalized tenant improvement and leasing commission expenditures equal to $0.92 per square foot and (ii) normalized capital improvements equal to $0.10 per square foot, as the numerator and (b) the outstanding principal amount of the loan as the denominator.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

46 of 126

Structural and Collateral Term Sheet	JPMBB 2014-C23

Wyvernwood Apartments

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

47 of 126

Structural and Collateral Term Sheet	JPMBB 2014-C23

Wyvernwood Apartments

Wyvernwood Apartments
2901 East Olympic Boulevard
Los Angeles, CA 90023
LOS ANGELES
DOWNTOWN
Burbank
Glendale
Pasadena
Beverly Hills
West Hollywood
Santa Monica
Culver City
Alhambra
Monterey Park
Montebello
Downey
Hawthorne
Gardena
Lynwood
Paramount
Norwalk
Bellflower
Santa Monica Bay
CARTIFACT

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

48 of 126

Structural and Collateral Term Sheet	JPMBB 2014-C23

Wyvernwood Apartments

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$103,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$103,000,000	Property Type - Subtype:	Multifamily - Garden
% of Pool by IPB:	7.6%	Net Rentable Area (Units):	1,175
Loan Purpose:	Refinance	Location:	Los Angeles, CA
Borrower:	Thurman Interim California, LLC	Year Built / Renovated:	1939 / 2006
Sponsor:	Ian S. Sanders	Occupancy:	98.3%
Interest Rate(2):	4.12516%	Occupancy Date:	5/22/2014
Note Date:	8/8/2014	Number of Tenants:	N/A
Maturity Date:	8/9/2019	2011 NOI:	$7,757,181
Interest-only Period:	24 months	2012 NOI:	$8,408,675
Original Term:	60 months	2013 NOI:	$8,905,867
Original Amortization(3):	360 months	TTM NOI (as of 5/2014):	$8,991,682
Amortization Type:	IO-Balloon	UW Economic Occupancy:	96.0%
Call Protection:	L(25),Def(25),O(10)	UW Revenues:	$14,002,096
Lockbox:	Soft	UW Expenses:	$5,614,005
Additional Debt(4)(5):	Yes	UW NOI:	$8,388,091
Additional Debt Balance(4)(5):	$10,500,000	UW NCF:	$8,035,591
Additional Debt Type(4)(5):	B-Note	Appraised Value / Per Unit(6):	$137,000,000 / $116,596
		Appraisal Date:	6/12/2014

Escrows and Reserves(7)				Financial Information
	Initial	Monthly	Initial Cap		A-Note(1)	Whole Loan
Taxes:	$273,357	$45,700	N/A	Cut-off Date Loan / Unit:	$87,660	$96,596
Insurance:	$216,300	$30,900	N/A	Maturity Date Loan / Unit:	$83,360	$91,858
Replacement Reserves:	$0	$27,808	N/A	Cut-off Date LTV:	75.2%	82.8%
TI/LC:	$0	$0	N/A	Maturity Date LTV:	71.5%	78.8%
Other:	$56,250	$0	N/A	UW NCF DSCR(8):	1.37x	1.17x
				UW NOI Debt Yield:	8.1%	7.4%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
A-Note(1)	$103,000,000	90.7%	Payoff Existing Debt	$112,110,330	98.7%
B-Note(5)	10,500,000	9.2	Closing Costs	954,112	0.8
Sponsor Equity	110,350	0.1	Upfront Reserves	545,907	0.5
Total Sources	$113,610,350	100.0%	Total Uses	$113,610,350	100.0%
(1)
Wyvernwood Apartments is part of a loan evidenced by one senior note (“A-Note”) and a subordinate note (“B-Note”), with an aggregate principal balance of $113,500,000. The A-Note Financial Information presented in the chart above reflects the Cut-off Date balance of the $103.0 million senior portion of the Wyvernwood Apartments AB Whole Loan, but not the $10.5 million subordinate B-Note.

(2)	The Interest Rate is 4.12516262135922% when extended to its full precision.
(3)	The Wyvernwood Apartments AB Whole Loan is structured with a principal payment schedule based on a 360-month amortization period for the whole loan. See Annex F of the Free Writing Prospectus.
(4)	Additional Debt does not include a $27.0 million mezzanine loan provided by an affiliate of the borrower. For a full description, please refer to “Affiliated Mezzanine Debt” below.
(5)	Amounts allocated to the B-Note will be payable to the Class WYA Certificates.
(6)	The appraisal concluded land value is $79.7 million, which represents approximately 70.2% of the original balance of the Wyvernwood Apartments AB Whole Loan.
(7)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.
(8)
The UW NCF DSCR is calculated using the average of principal and interest payments over the first 12 months following the initial interest-only period based on the principal payment schedule provided on Annex F of the Free Writing Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

49 of 126

Structural and Collateral Term Sheet	JPMBB 2014-C23

Wyvernwood Apartments

The Loan. The Wyvernwood Apartments loan is secured by a mortgage lien on a fee interest in a garden style apartment complex located in Los Angeles, California. The whole loan has an outstanding principal balance of $113.5 million (the “Wyvernwood Apartments AB Whole Loan”), which consists of a $103.0 million A-Note and a $10.5 million subordinate B-Note. The Wyvernwood Apartments AB Whole Loan has a five-year term, and subsequent to a two-year interest-only period, will amortize on a 30-year schedule. Principal amortization on the Wyvernwood Apartments AB Whole Loan is allocated to the A-Note and B-Note, pro rata, prior to certain defaults as set forth in the Free Writing Prospectus. The A-Note and B-Note carry an interest rate of 4.12516262135922% and 7.750000%, respectively. The Wyvernwood Apartments AB Whole Loan is an asset of the Trust; however, amounts allocated to the A-Note will be payable to the Pooled Certificates and amounts allocated to the B-Note will be payable to the Class WYA Certificates, in each case, as reduced as a result of the payment of additional trust fund expenses and certain other fees and expenses payable in accordance with the Pooling and Servicing Agreement. See “Description of the Mortgage Pool—The Trust AB Whole Loans” in the Free Writing Prospectus. The existing debt was originated by JPMCB in August 2012, $60.25 million of which was previously securitized in JPMCC 2012-FL2.

The Borrower. The borrowing entity for the loan is Thurman Interim California, LLC, a Delaware limited liability company and special purpose entity.

The Sponsor. The loan sponsor and nonrecourse carve-out guarantor of the mortgage loan is Ian S. Sanders, the co-founder and principal of Fifteen Group. Fifteen Group is a real estate private investment firm that focuses on opportunity-driven, value-added acquisitions and development projects. Based in Miami with a regional office in Los Angeles, Fifteen Group has acquired and operates nearly 20,000 apartment units nationwide. They currently operate and own 11 apartments in Florida and three in California. The sponsor acquired the Wyvernwood Apartments property in 1998 when the NOI was $1.76 million and has successfully increased the NOI to approximately $8.99 million as of the trailing twelve months ending May 31, 2014.

The Property. Wyvernwood Apartments is a 1,175 unit garden apartment complex located in the Boyle Heights neighborhood of Los Angeles, California. The property was constructed in 1939 and was most recently renovated in 2006. The complex is situated on a 61.0 acre site and consists of 151 residential and non-residential buildings. As of May 22, 2014, the property was approximately 98.3% occupied. The residential buildings are two stories. The property is located within a half mile of the I-5/I-10/SR-60/US-101 interchange, which has a traffic count of over 550,000 vehicles per day. Additionally, the property is located within four miles of the I-10/I-110 interchange, which has a traffic count of approximately 320,000 vehicles per day. The garment manufacturing district of downtown Los Angeles is located one mile northwest of the property and the Los Angeles central business district is located less than three miles from the property. Boyle Heights is a district of the city of Los Angeles, located immediately east of downtown Los Angeles across the Los Angeles River. Boyle Heights is characterized as being primarily industrial along the western and southern edges of the district, while the balance of the area is predominantly low to medium density residential with community and neighborhood retail concentrated along the major streets.

The property offers studio, one, two and three bedroom apartments with an overall average unit size of 757 square feet. The property features amenities including on-site management, laundry facilities, an education center, an outreach office and parking garages totaling 465 spaces. In addition, the property offers 702 surface parking spaces. Due to the property’s age, it is subject to rent control. The allowable rent increases are based on the Consumer Price Index average for the Los Angeles-Long Beach-Anaheim areas for the 12-month period ending September 30 of each year.

The sponsor is currently in the planning stages of redeveloping the site with 4,400 residential units. The proposed project will also include up to 25,000 square feet of civic uses and up to 300,000 square feet of retail and office uses. In addition, the proposed project will include a civic plaza, central and localized parks, playgrounds and landscaped courtyards. The proposed project will require significant governmental approvals by the City of Los Angeles and the property is not currently entitled for the redevelopment plan. According to the sponsor, based on the proposed plans, once entitled, the property’s land value (expected by the borrower to be approximately $200 million) is estimated to surpass the Wyvernwood Apartments AB Whole Loan amount. The borrower may seek permits and approvals for the redevelopment plan during the term of the loan, but it is prohibited from altering the property, relocating the tenants or modifying or terminating leases by the loan documents.

According to the appraisal, the property is located within the East Los Angeles / Alhambra / Monterey Park / Pico Rivera submarket, which as of the first quarter of 2014, had an inventory of 24,459 properties with an average asking rent of $1,169 per unit and a vacancy rate of 3.4%. Additionally, the appraisal identified six properties that serve as a competitive set for the property. The six properties in the competitive set range from 97.0% occupancy to 100.0% occupancy. According to the appraisal, new construction in the submarket is anticipated to add only 538 new units by year-end 2018.

According to the appraisal, the property has a primary trade area consisting of a one-mile radius that contains 24,377 people with an average household income of $40,974 as of 2014.  The property has a secondary trade area consisting of a three-mile radius that contains 339,240 people with an average household income of $41,721 as of 2014.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

50 of 126

Structural and Collateral Term Sheet	JPMBB 2014-C23

Wyvernwood Apartments

Historical and Current Occupancy(1)
2011	2012	2013	Current(2)
93.1%	96.6%	97.1%	98.3%
(1)	Historical Occupancies are as of December 31 of each respective year.
(2)	Current Occupancy is as of May 22, 2014.

Multifamily Unit Mix(1)

Unit Type	# of Units	% of Total	Occupied Units	Occupancy	Average Unit Size (Square Feet)	Average Monthly Rental Rate	Average Monthly Rental Rate PSF	Monthly Market Rental Rate	Monthly Market Rental Rate PSF	% Loss to Lease
Studio	22	1.9%	21	95.5%	300	$748	$2.49	$832	$2.77	10.1%
1 Bedroom	443	37.7	438	98.9%	613	$868	$1.42	$1,069	$1.74	18.8%
2 Bedroom	634	54.0	621	97.9%	830	$1,064	$1.28	$1,406	$1.69	24.3%
3 Bedroom	76	6.5	75	98.7%	1,122	$1,303	$1.16	$1,761	$1.57	26.0%
Total/Wtd. Avg.	1,175	100.0%	1,155	98.3%	757	$1,000	$1.35	$1,291	$1.73	22.6%
(1)	Based on the underwritten rent roll.

Operating History and Underwritten Net Cash Flow
	2011	2012	2013	TTM(1)	Underwritten	Per Unit	%(2)
Rents in Place(3)	$14,098,644	$14,048,610	$14,053,998	$14,097,809	$13,813,044	$11,756	97.8%
Vacant Income	0	0	0	0	312,121	266	2.2
Gross Potential Rent	$14,098,644	$14,048,610	$14,053,998	$14,097,809	$14,125,165	$12,021	100.0%
Reimbursements	0	0	0	0	0	0	0.0
Net Rental Income	$14,098,644	$14,048,610	$14,053,998	$14,097,809	$14,125,165	$12,021	100.0%
(Vacancy/Credit Loss/Concessions)	(1,812,460)	(1,000,805)	(714,885)	(645,794)	(559,001)	(476)	(4.0)
Other Income	376,709	434,953	439,703	438,769	435,933	371	3.1
Effective Gross Income	$12,662,893	$13,482,758	$13,778,816	$13,890,784	$14,002,096	$11,917	99.1%

Total Expenses(4)	$4,905,712	$5,074,083	$4,872,949	$4,899,103	$5,614,005	$4,778	40.1%

Net Operating Income	$7,757,181	$8,408,675	$8,905,867	$8,991,682	$8,388,091	$7,139	59.9%

Replacement Reserves	0	0	0	0	352,500	300	2.5
Net Cash Flow	$7,757,181	$8,408,675	$8,905,867	$8,991,682	$8,035,591	$6,839	57.4%
(1) The numbers provided are based on a trailing 12-month period ending on May 31, 2014.
(2) Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3) Underwritten Rents in Place are based on the May 2014 rent roll annualized.
(4) Increase in Total Expenses from TTM to Underwritten is primarily a result of higher real estate taxes based on the loan amount times the mill rate.

Property Management. Wyvernwood Apartments is managed by FPI Management, Inc., a third-party multifamily manager with approximately 70,000 units under management located in Alaska, Arizona, California, Colorado, Idaho, Nevada, New Mexico, Ohio, Oregon, Pennsylvania, Virginia and Washington. FPI Management, Inc.’s current portfolio includes luxury and conventional apartment communities, as well as properties developed under low and moderate-income programs.

Escrows and Reserves. At origination, the borrower deposited into escrow approximately $273,357 for real estate taxes, $216,300 for insurance premiums and $56,250 for immediate repairs.

Tax Escrows - On a monthly basis, the borrower is required to escrow 1/12 of the annual estimated tax payments, which currently equates to $45,700.

Insurance Escrows - On a monthly basis, the borrower is required to escrow 1/12 of the annual estimated insurance payments, which currently equates to $30,900.

Replacement Reserves - On a monthly basis, the borrower is required to escrow $27,808 (approximately $284 per unit annually) for replacement reserves.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

51 of 126

Structural and Collateral Term Sheet	JPMBB 2014-C23

Wyvernwood Apartments

Lockbox / Cash Management. The loan is structured with a soft lockbox and in-place cash management. The borrower and property manager are required to have all collected rents deposited into a lockbox account. All funds in the lockbox account are swept daily to a cash management account under the control of the lender and disbursed during each interest period of the loan term in accordance with the loan documents until the occurrence of a Cash Sweep Event (as defined below). During a Cash Sweep Event, all excess cash flow after payment of debt service, required reserves and operating expenses will be deposited into the cash management account and will be held as additional collateral for the loan.

A “Cash Sweep Event” means (i) the DSCR as calculated in the loan documents based on a trailing three-month period falls below 1.05x, (ii) there is an event of default under the loan documents or (iii) the borrower or the property manager becomes the subject of a bankruptcy, insolvency or similar action or is substantially consolidated with another debtor.

Affiliated Mezzanine Debt.  An affiliate of the sponsor has provided a mezzanine loan in the original principal amount of $27,000,000 to an indirect owner of approximately 85% of the equity interests in the borrower, re-characterizing the sponsor’s equity interest as debt. The mezzanine lender has signed a subordination and standstill agreement, which subordinates the mezzanine loan to the Wyvernwood Apartments AB Whole Loan and prohibits the exercise of any remedies during the term of the loan. To the extent that there is no event of default and sufficient cash flow from the property, the mezzanine lender is permitted to receive regular distributions in accordance with the mortgage and mezzanine loan documents.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

52 of 126

Structural and Collateral Term Sheet	JPMBB 2014-C23

Grapevine Mills

AEROPOSTALE
p.s.

LAST CALL
Neiman Marcus

SEA LIFE
AQUARIUM

OFF 5TH

LEGOLAND

SR 121
SR 121
SR 26
GRAPEVINE MILLS PKWY
Group USA
Bed Bath & Beyond
Last Call by Neiman Marcus
Saks Fifth Avenue OFF 5TH
Books-A-Million
Forever 21
VF Outlet
Ross Dress for Less
Sun & Ski Sports
Sears
Nike Factory Outlet
Off Broadway Shoe Warehouse
SEA LIFE Grapevine
Legoland Discovery Center
AMC Theatres
Burlington
Marshalls
The Children's Place
GRAPEVINE MILLS

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

53 of 126

Structural and Collateral Term Sheet	JPMBB 2014-C23

Grapevine Mills

CARTIFACT
Grapevine Mills
3000 Grapevine Mills Parkway
Grapevine, TX 76051
Lewisville Lake
The Colony
Lewisville
Hebron
Shops at Willow Bend
Plano
Vista Ridge Mall
SAM RAYBURN TOLLWAY
PRESIDENT GEORGE BUSH TURNPIKE
Grapevine Lake
Coppell
Carrollton
Addison
Richardson
Gaylord Texas Resort
Great Wolf Lodge
E NORTHWEST PKWY
Southlake Town Square
Grapevine
Southlake
North Lake
Farmers Branch
Galleria in Dallas
LBJ FWY
Northrop Grumman
Las Colinas Medical Center
DALLAS FORT WORTH INTERNATIONAL AIRPORT
University Park
Colleyville
Irving
North Lake College
JOHN CARPENTER FWY
Highland Park
DALLAS NORTH TWY
Bedford
INTL PKWY
DALLAS LOVE FIELD
Irving Mall
AIRPORT FWY
Euless
DART
Irving City Hall
Irving Public Library
Dallas
CBD
Arlington
Verizon Theatre at Grand Prairie
Six Flags Hurricane Harbor
Globe Life Park in Arlington
Six Flags Over Texas
Dallas Cowboys Stadium
Grand Prairie
Justin
Frisco
Flower Mound
Roanoke
Carrollton
Richardson
Garland
DFW INTL AIRPORT
DALLAS LOVE FIELD
FORT WORTH
DALLAS
Duncanville
Hutchins

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

54 of 126

Structural and Collateral Term Sheet	JPMBB 2014-C23

Grapevine Mills

amc
THEATRES
SEA LIFE
LEGOLAND
PLACE
Marshalls
Burlington
ROSS
H&M
OLD NAVY
GROUP USA
BED BATH & BEYOND
Neiman Marcus
last call
GAP
LOFT
Anchor / Major
Non Anchor
Ground Lease
Vacant

Hilton
HYATT PLACE
SPRINGHILL SUITES Marriott
HAWTHORN PLACE
amc
ROSS
FOREVER 21
H&M
OLD NAVY
Applebee's
Chick-fil-A
Neiman Marcus
last call
GROUP USA
BED BATH & BEYOND
CARENOW
DISCOUNT TIRE
LOVE N' WAR IN TEXAS
COZYMEL'S
Michaels
ROOMS TO GO / ROOMS TO GO KIDS
Anchor / Major
Non Anchor
Ground Lease
Vacant

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

55 of 126

Structural and Collateral Term Sheet	JPMBB 2014-C23

Grapevine Mills

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB / Column	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1)(2):	$80,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$80,000,000	Property Type - Subtype:	Retail - Regional Mall
% of Pool by IPB:	5.9%	Net Rentable Area (SF):	1,337,751
Loan Purpose:	Refinance	Location:	Grapevine, TX
Borrower:	Grapevine Mills Mall Limited	Year Built / Renovated:	1997 / N/A
	Partnership	Occupancy(3):	85.0%
Sponsor(4):	Simon Property Group, L.P.	Occupancy Date:	5/30/2014
Interest Rate:	3.83270%	Number of Tenants:	179
Note Date:	9/2/2014	2011 NOI:	$33,598,088
Maturity Date:	10/1/2024	2012 NOI:	$34,679,245
Interest-only Period(5):	121 months	2013 NOI:	$35,941,517
Original Term(5):	121 months	TTM NOI (6/2014):	$36,514,841
Original Amortization(5):	None	UW Economic Occupancy:	92.3%
Amortization Type(5):	Interest Only	UW Revenues(7):	$50,889,938
Call Protection(5)(6):	L(24),Def(90),O(7)	UW Expenses:	$14,261,393
Lockbox:	CMA	UW NOI:	$36,628,545
Additional Debt:	Yes	UW NCF:	$34,796,698
Additional Debt Balance:	$188,000,000	Appraised Value / Per SF:	$505,000,000 / $377
Additional Debt Type:	Pari Passu	Appraisal Date:	8/12/2014

Escrows and Reserves(8)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$200
Taxes:	$0	Springing	N/A	Maturity Date Loan / SF:	$200
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	53.1%
Replacement Reserves:	$0	Springing	$1,285,200	Maturity Date LTV:	53.1%
TI/LC:	$0	Springing	$4,020,000	UW NCF DSCR:	3.34x
Other:	$0	$111,667	N/A	UW NOI Debt Yield:	13.7%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan(1)	$268,000,000	99.6%	Payoff Existing Debt	$266,465,442	99.1%
Sponsor Equity	978,197	0.4	Closing Costs	2,512,755	0.9
Total Sources	$268,978,197	100.0%	Total Uses	$268,978,197	100.0%
(1)
Grapevine Mills is part of a loan evidenced by six pari passu notes with an aggregate original principal balance of $268.0 million. The Financial Information presented in the chart above reflects the Cut-off Date balance of the $268.0 million Grapevine Mills Whole Loan.

(2)	Fitch has confirmed that the mortgage loan has, in the context of its inclusion in the mortgage pool, credit characteristics consistent with an investment grade obligation.
(3)
Current Occupancy is as of May 30, 2014 and includes nine tenants totaling 17,048 square feet which have executed leases but are not yet in occupancy as well as two tenants totaling 3,722 square feet with leases out for signature.

(4)	The sponsor is not a guarantor for the mortgage loan. See “The Sponsor” below for additional information.
(5)
The first payment date for the loan according to the mortgage loan documents is November 1, 2014. At securitization, funds sufficient to pay the interest associated with the loan on the Distribution Date in October 2014 will be deposited into the trust. Consequently, the mortgage loan term has been adjusted to reflect the additional payment of interest that the trust will receive on behalf of the mortgage loan.

(6)
The lockout period will be at least 23 payment dates beginning with and including the first payment date of November 1, 2014. Defeasance of the full $268.0 million Grapevine Mills Whole Loan is permitted after the date that is the earlier to occur of (i) two years from the closing date of the securitization that includes the last pari passu note to be securitized and (ii) November 1, 2018.

(7)
UW Revenues includes $548,903 of revenue attributable to nine tenants totaling 17,048 square feet which have executed leases but are not yet in occupancy of their respective spaces as well as $132,710 of revenue attributable to two tenants totaling 3,722 square feet with leases out for signature.

(8)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

56 of 126

Structural and Collateral Term Sheet	JPMBB 2014-C23

Grapevine Mills

The Loan. The Grapevine Mills loan is secured by a first mortgage lien on 1,337,751 square feet of an approximately 1,625,000 square foot regional outlet mall located in Grapevine, Texas. The whole loan has an outstanding principal balance of $268.0 million (the “Grapevine Mills Whole Loan”), which is comprised of six pari passu notes, Note A-1, Note A-2, Note A-3, Note A-4, Note A-5 and Note A-6. Note A-1 and Note A-2 both have an outstanding principal balance as of the Cut-off Date of $40.0 million and are being contributed to the JPMBB 2014-C23 Trust. Note A-3, Note A-4, Note A-5 and Note A-6 are expected to be contributed to future securitization trusts. The holder of Note A-1 (the “Controlling Noteholder”) will be the trustee of the JPMBB 2014-C23 Trust. The Trustee of the JPMBB 2014-C23 Trust (or, prior to the occurrence and continuance of a Control Event, the Directing Certificateholder) will be entitled to exercise all of the rights of the Controlling Noteholder with respect to the Grapevine Mills Whole Loan; however, the holder of Note A-2, Note A-3, Note A-4, Note A-5 and Note A-6  will be entitled, under certain circumstances, to consult with respect to certain major decisions. JPMCB is the holder of the A-3 and A-5 Notes, while Column is the holder of the A-4 and A-6 Notes. The Grapevine Mills Whole Loan has a 10-year term and is interest-only for the term of the loan.  The previously existing debt was held by a syndicate of balance sheet lenders.

The Borrower. The borrowing entity for the Grapevine Mills Whole Loan is Grapevine Mills Mall Limited Partnership, a Delaware limited partnership and special purpose entity.

The Sponsor. The loan sponsor is a joint venture between Simon Property Group, L.P., an affiliate of Simon Property Group, Inc. (“SPG”) and Kan Am USA, an affiliate of KanAm grundinvest fonds, a German real estate investment fund. SPG was founded in 1960 and is headquartered in Indianapolis, Indiana. SPG (NYSE: SPG, rated A3/A by Moody’s and S&P) is an S&P 100 company and the largest public real estate company in the world. SPG currently owns or has an interest in 325 retail real estate properties in North America and Asia comprising 243 million square feet. There is no separate carve-out guarantor for the mortgage loan, and the borrower is the sole party responsible for breaches or violations of the non-recourse carve-out provisions in the loan documents.

Grapevine Mills is owned by a joint venture between affiliates of SPG and KanAm USA. SPG came into ownership of the property through a series of acquisitions. In 2007, a joint venture between SPG and Farallon Capital Management, L.L.C. acquired a 59.25% ownership stake in Grapevine Mills through their acquisition of Mills Corp. In 2012, SPG subsequently acquired Farallon’s joint venture stake in 26 properties, one of which was Grapevine Mills. The remaining 50% is owned by affiliates of KanAm USA, which partnered with Mills Corporation when Grapevine Mills was developed. KanAm USA is affiliated with The KanAm Group, a Germany based institutional real estate investment group. The loan sponsor has a current basis of approximately $229 million in the property. The loan sponsor is expected to commence an approximately $21.0 million renovation to the common areas and the entrance at Neiman Marcus, which is expected to be completed by the end of the year 2015.

The Property. Grapevine Mills is an approximately 1,625,000 square foot one-level regional shopping center located in Grapevine, Texas. The property was constructed in 1997 and is located on approximately 131.9 acres. The property is anchored by Bass Pro Shops Outdoor (177,063 square feet), a 30-screen AMC Theatre (108,733 square feet) and Burlington Coat Factory (100,000 square feet). Bass Pro Shops Outdoor  and AMC Theatre own their improvements and ground lease the land from the borrower. The property also includes several smaller anchors including Last Call Neiman Marcus (44,751 square feet), Bed Bath & Beyond (40,340 square feet), Saks Off Fifth (35,000 square feet) and Marshalls (29,539 square feet). Additionally, the property also features a range of restaurants and entertainment related tenants including LegoLand Discovery Centre, Sea Life Centre, Build-A-Bear Workshop and Rainforest Cafe. The property provides approximately 8,419 parking spaces which are included in the collateral, resulting in a parking ratio of approximately 6.3 spaces per 1,000 square feet of net rentable area.

As of May 30, 2014, the property was approximately 85.0% leased by 179 tenants. In addition to its anchors, the property’s in-line tenants generally consist of national tenants such as Forever 21, Old Navy, The Children’s Place, Victoria’s Secret, Gap Outlet, Claire’s and Ross Dress for Less. Gross mall sales for all tenants that reported as of the trailing-twelve-month period ending June 30, 2014 were approximately $300 million. In-line sales per square foot for comparable stores less than 10,000 square feet were approximately $308, $340, $356, $365 and $367 in 2010, 2011, 2012, 2013 and TTM June 2014, respectively. Occupancy costs for comparable in-line tenants occupying less than 10,000 square feet for the same time periods were approximately 15.7%, 15.3%, 14.3%, 14.0% and 14.0% respectively.

The two vacant anchor boxes consisting of 106,207 square feet and 78,344 square feet were previously occupied by JCPenney, which had one of its outlet store concepts at the site, and Polar Ice House, which operated an ice skating rink at the location. JCPenney’s outlet store business was purchased by SB Capital Group in 2011, which in late 2013 elected to close all 15 of its locations due to performance across the format. JCPenney exercised its termination option at the property and closed in January 2014. In 2012, JCPenney reported sales of approximately $13.4 million ($126 per square foot) for this site.  Polar Ice House also recently announced its intent to close its store in early September 2014. The closure came after the company struggled to compete with ice rink facilities operated by another company. The sponsor is currently in the process of leasing the JCPenney space to one or more replacement tenants and has received interest from sporting good stores, department stores and other big box tenants and will likely market the space previously occupied by Polar Ice House to additional entertainment or dining tenants. Excluding the two vacant boxes, the property was 98.8% occupied as of May 30, 2014. The loan is structured with an approximately $1.34 million leasing reserve that will be collected monthly throughout the first year of the loan. The reserve can be used to cover the re-leasing costs of the former JCPenney Outlet and for Polar Ice House. This represents approximately $7.26 per square foot of the aggregate vacant anchor space of 184,551 square feet.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

57 of 126

Structural and Collateral Term Sheet	JPMBB 2014-C23

Grapevine Mills

The property is located in Grapevine, Texas, approximately 10 miles north of the Dallas/Fort Worth International Airport and adjacent to the Gaylord Texan Resort and the Great Wolf Lodge. Grapevine is located in the northernmost sector of Tarrant County and includes the affluent cities of Westlake and Trophy Club. Regional access to the area is provided by State Highway 114, State Highway 121, State Highway 26 and US Highway 377. According to the appraisal, the trade area within a 10-mile radius contains approximately 684,000 people, with a median household income of $68,382, as of 2014. The appraisal concluded that market rents were generally in-line with the rents in-place at the property of $20.63 per square foot.

Competitive Set Summary(1)
Property	Year Built / Renovated	Total GLA	Est. Sales PSF	Est. Occ.	Proximity	Anchor Tenants
Southlake Town Square	1999	785,000	N/A	N/A	6.4	Harkins Theatre, The Container Store, Barnes & Noble
Vista Ridge Mall	1989 / 2006	1,062,312	$345	92%	6.7	Dillard's, Macy's, JCPenney, Sears
Shops at Willow Bend	2001 / 2004	1,262,000	$350	87%	14.9	Dillard's, Macy's, Neiman Marcus
Irving Mall(2)	1971 / 2008	1,053,116	$245	90%	10.3	AMC Theatres, Burlington Coat Factory, Dillard’s, Macy’s, Sears
Galleria in Dallas(2)	1982 / 2005	1,398,400	$685	95%	15.7	Macy’s, Nordstrom
(1)	Per a third party research firm.
(2)	The loan sponsor has an interest in the property.

Historical and Current Occupancy(1)
2011	2012	2013	Current(2)
95.8%	96.7%	97.8%	85.0%
(1)	Historical Occupancies are as of December 31 of each respective year and exclude temporary tenants.
(2)
Current Occupancy is as of May 30, 2014 and includes nine tenants totaling 17,048 square feet which have executed leases but are not yet in occupancy as well as two tenants totaling 3,722 square feet with leases out for signature.

Historical In-line Sales and Occupancy Costs(1)
	2010	2011	2012	2013	TTM(2)
In-line Sales PSF	$308	$340	$356	$365	$367
Occupancy Costs	15.7%	15.3%	14.3%	14.0%	14.0%
(1)	In-line Sales PSF and Occupancy Costs are for comparable tenants less than 10,000 square feet that reported full year sales.
(2)	TTM Sales PSF and Occupancy Costs represent the trailing twelve months ending June 30, 2014.

Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Sales PSF(3)	Occupancy Costs(3)	Lease Expiration Date
Burlington Coat Factory	B3 / NA / NA	100,000	7.5%	$5.76	$119	5.7%	1/31/2018
Last Call Neiman Marcus	NA / NA / NA	44,751	3.3%	$19.48	$561	4.7%	4/30/2018
Bed Bath & Beyond	Baa1 / A- / NA	40,340	3.0%	$10.25	$119	10.0%	1/31/2017
LEGOLAND Discovery Centre	NA / NA / NA	39,475	3.0%	$10.13	$188	8.3%	12/31/2026
Saks Off Fifth	NA / NA / NA	35,000	2.6%	$7.60	$176	4.7%	10/31/2017
Ross Dress For Less	NA / A- / NA	34,670	2.6%	$10.24	N/A	N/A	1/31/2022
Sun & Ski Sports	NA / NA / NA	30,127	2.3%	$21.90	$220	13.7%	8/31/2020
V.F. Factory Outlet	NA / NA / NA	29,968	2.2%	$11.70	$95	12.4%	1/31/2016
Marshalls	A3 / A+ / NA	29,539	2.2%	$9.50	$200	5.6%	1/31/2018
Forever 21	NA / NA / NA	24,203	1.8%	$18.00	$286	7.6%	3/31/2015
(1)	Based on the underwritten rent roll.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3)	Sales PSF and Occupancy Costs represent sales for the twelve-month period ending December 31, 2013 for all tenants.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

58 of 126

Structural and Collateral Term Sheet	JPMBB 2014-C23

Grapevine Mills

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	200,636	15.0%	NAP	NAP	200,636	15.0%	NAP	NAP
2014 & MTM	6	23,353	1.7	$606,164	2.2%	223,989	16.7%	$606,164	2.2%
2015	18	93,561	7.0	1,941,545	7.0	317,550	23.7%	$2,547,709	9.2%
2016	15	107,898	8.1	2,040,941	7.3	425,448	31.8%	$4,588,650	16.5%
2017	33	215,581	16.1	6,784,442	24.4	641,029	47.9%	$11,373,092	40.9%
2018	17	237,457	17.8	3,306,456	11.9	878,486	65.7%	$14,679,549	52.8%
2019	20	51,926	3.9	3,593,517	12.9	930,412	69.6%	$18,273,066	65.7%
2020	19	129,391	9.7	3,028,061	10.9	1,059,803	79.2%	$21,301,127	76.6%
2021	9	22,928	1.7	752,936	2.7	1,082,731	80.9%	$22,054,063	79.3%
2022	8	57,058	4.3	1,081,900	3.9	1,139,789	85.2%	$23,135,963	83.2%
2023	11	61,647	4.6	1,880,695	6.8	1,201,436	89.8%	$25,016,658	90.0%
2024	16	53,217	4.0	1,554,969	5.6	1,254,653	93.8%	$26,571,626	95.6%
2025 & Beyond	7	83,098	6.2	1,224,696	4.4	1,337,751	100.0%	$27,796,322	100.0%
Total	179	1,337,751	100.0%	$27,796,322	100.0%
(1)	Based on the underwritten rent roll.

Operating History and Underwritten Net Cash Flow
	2011	2012	2013	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place(3)	$25,252,904	$26,495,399	$27,509,488	$27,896,044	$27,796,322	$20.78	55.9%
Vacant Income	0	0	0	0	2,257,388	1.69	4.5
Gross Potential Rent	$25,252,904	$26,495,399	$27,509,488	$27,896,044	$30,053,711	$22.47	60.5%
Total Reimbursements	15,981,969	16,088,703	16,723,213	17,583,854	19,631,063	14.67	39.5
Net Rental Income	$41,234,873	$42,584,102	$44,232,701	$45,479,898	$49,684,773	$37.14	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(3,804,341)	(2.84)	(7.7)
Other Income	6,351,960	5,784,397	5,418,641	5,166,908	5,009,506	3.74	10.1
Effective Gross Income	$47,586,833	$48,368,499	$49,651,342	$50,646,806	$50,889,938	$38.04	102.4%

Total Expenses	$13,988,745	$13,689,254	$13,709,825	$14,131,965	$14,261,393	$10.66	28.0%

Net Operating Income	$33,598,088	$34,679,245	$35,941,517	$36,514,841	$36,628,545	$27.38	72.0%

Total TI/LC, Capex/RR	0	0	0	0	1,831,847	1.37	3.6
Net Cash Flow	$33,598,088	$34,679,245	$35,941,517	$36,514,841	$34,796,698	$26.01	68.4%
(1)	The TTM column represents the trailing twelve months ending June 30, 2014.
(2)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)
Underwritten Rents in Place includes $548,903 of rent attributable to nine tenants totaling 17,048 square feet which have executed leases but are not yet in occupancy of their respective spaces as well as $132,710 of rent attributable to two tenants totaling 3,722 square feet with leases out for signature.

Property Management. The property is managed by Simon Management Associates II, LLC, an affiliate of the sponsor.

Escrows and Reserves. No upfront escrows were taken at origination.

Tax Escrows - The requirement for the borrower to make monthly deposits to the tax escrow is waived so long as there is no event of default, no DSCR Reserve Trigger Period exists and the borrower does not become delinquent on taxes or fails to provide the lender with satisfactory evidence that taxes have not become delinquent upon request.

A “DSCR Reserve Trigger Period” means the debt service coverage ratio as calculated in the loan documents based on the trailing four calendar quarters falls below 1.75x for two consecutive calendar quarters.

Insurance Escrows - The requirement for the borrower to make monthly deposits to the insurance escrow is waived so long as no event of default exists. In addition, the borrower is not required to make deposits for insurance premiums so long as the borrower provides satisfactory evidence that the property is insured under an acceptable blanket policy.

Replacement Reserves - The requirement for the borrower to make monthly deposits to the replacement reserve is waived so long as no DSCR Reserve Trigger Period or event of default exists. Following the occurrence and during the continuance of a DSCR Reserve Trigger Period or an event of default, the borrower is required to deposit $35,700 per month (approximately $0.32 per square foot annually) for replacement reserves. The reserve is subject to a cap of $1,285,200 (approximately $0.96 per square foot).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2014-C23

Grapevine Mills

TI/LC Reserves - The requirement for the borrower to make monthly deposits to the TI/LC reserve is waived so long as no DSCR Reserve Trigger Period or event of default exists. Following the occurrence and during the continuance of a DSCR Reserve Trigger Period or an event of default, the borrower is required to deposit approximately $111,667 per month (approximately $1.00 per square foot annually) for TI/LC reserves. The reserve is subject to a cap of $4,020,000 (approximately $3.01 per square foot).

Year One TI/LC Reserve - On a monthly basis commencing on November 1, 2014 until October 1, 2015, the borrower is required to escrow approximately $111,667 (approximately $7.26 per square foot for the vacant anchor spaces) for tenant improvements and leasing commissions associated with the spaces vacated by JCPenney and Polar Ice House.

Lockbox / Cash Management. The loan is structured with a CMA lockbox. The borrower was required to send tenant direction letters to all tenants instructing them to deposit all rents and payments into the lockbox account controlled by the lender. The funds are then returned to an account controlled by the borrower until the occurrence of a Lockbox Event. During the continuance of a Lockbox Event, all rents will be swept weekly to a segregated cash management account and held in trust and for the benefit of the lender. The lender will have a first priority security interest in the cash management account. Upon the occurrence and during the continuance of a Lockbox Event, all funds deposited into the cash management account after payment of debt service, required reserves and budgeted operating expenses will be held as additional security for the loan.

A “Lockbox Event” means: (i) the occurrence and continuance of an event of default, (ii) any bankruptcy action of the borrower or manager or (iii) the debt service coverage ratio as calculated in the loan documents based on the trailing four calendar quarters falls below 1.50x for two consecutive calendar quarters.

Release of Outparcels. The borrower is permitted to make transfers of non-income producing portions of the property to third parties or affiliates in accordance with certain terms and conditions set forth in the loan documents.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

60 of 126

Structural and Collateral Term Sheet	JPMBB 2014-C23

Stevens Center Business Park

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

61 of 126

Structural and Collateral Term Sheet	JPMBB 2014-C23

Stevens Center Business Park

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

62 of 126

Structural and Collateral Term Sheet	JPMBB 2014-C23

Stevens Center Business Park

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$59,000,000	Title:	Fee / Leasehold
Cut-off Date Principal Balance:	$59,000,000	Property Type - Subtype:	Office - CBD
% of Pool by IPB:	4.4%	Net Rentable Area (SF):	468,373
Loan Purpose:	Refinance	Location:	Richland, WA
Borrower:	Extended Legacy, LLC	Year Built / Renovated:	1967 / N/A
Sponsor:	George Garlick	Occupancy:	100.0%
Interest Rate:	4.63700%	Occupancy Date:	1/23/2014
Note Date:	8/21/2014	Number of Tenants:	6
Maturity Date:	9/1/2024	2011 NOI:	$6,129,314
Interest-only Period:	None	2012 NOI:	$6,218,345
Original Term:	120 months	2013 NOI:	$6,149,371
Original Amortization:	360 months	UW Economic Occupancy:	98.0%
Amortization Type:	Balloon	UW Revenues:	$8,705,703
Call Protection:	L(24),Def(93),O(3)	UW Expenses:	$2,701,985
Lockbox:	Hard	UW NOI:	$6,003,718
Additional Debt:	N/A	UW NCF:	$5,578,188
Additional Debt Balance:	N/A	Appraised Value / Per SF:	$79,000,000 / $169
Additional Debt Type:	N/A	Appraisal Date:	5/15/2014

Escrows and Reserves(1)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$126
Taxes:	$301,570	$62,124	N/A	Maturity Date Loan / SF:	$102
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	74.7%
Replacement Reserves:	$5,855	$5,855	N/A	Maturity Date LTV:	60.7%
TI/LC:	$500,000	$41,667	$2,000,000	UW NCF DSCR:	1.53x
Other:	$4,124	Springing	N/A	UW NOI Debt Yield:	10.2%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$59,000,000	100.0%	Payoff Existing Debt	$54,986,667	93.2%
			Return of Equity	2,105,781	3.6
			Closing Costs	1,096,003	1.9
			Upfront Reserves	811,549	1.4
Total Sources	$59,000,000	100.0%	Total Uses	$59,000,000	100.0%
(1)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

The Loan. The Stevens Center Business Park loan has an outstanding balance of $59.0 million and is secured by a first mortgage lien on a property consisting of six office buildings and a warehouse totaling 468,373 square feet located in Richland, Washington. Five of the buildings are owned fee simple by the borrower and one of the buildings is subject to a ground lease with the Port of Benton, a public port district and economic development agency. The loan has a 10-year term and will amortize on a 30-year schedule. The existing debt was previously securitized in the JPMCC 2006-LDP8 transaction.

The Borrower. The borrowing entity for the Stevens Center Business Park loan is Extended Legacy, LLC, a Washington limited liability company and special purpose entity.

The Sponsor. The loan sponsor and nonrecourse carve-out guarantor is George Garlick, founder and CEO of Garlick Enterprises. Garlick Enterprises has developed more than a dozen office, office-research and warehouse properties in the Tri-City Science and Technology Park since 1967, including the six office buildings and warehouse comprising Stevens Center Business Park. The sponsor’s current basis in the property is approximately $65 million.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

63 of 126

Structural and Collateral Term Sheet	JPMBB 2014-C23

Stevens Center Business Park

The Property. Stevens Center Business Park is a 468,373 square foot office property consisting of six office buildings and one warehouse located across 28.9 acres in the Tri-Cities Research District in northern Richland, Washington, just south of the Department of Energy’s Hanford Nuclear Reservation. Stevens Center Business Park was built between 1967 and 2006 and is currently 100.0% occupied by six tenants. Of the total net rentable area, 21.3% is leased to an investment grade tenant rated Aaa / AA+ / AAA by Moody’s, S&P and Fitch, respectively.

Stevens Center Business Park’s largest tenant is Bechtel National, Inc. (“Bechtel”), which leases 36.3% of the net rentable area through January 2017 with three, three-year extension options remaining. Bechtel has been in occupancy since September 2002 and executed its third extension option in 2013. Bechtel, founded in 1898, is one of the largest construction and engineering companies in the United States. Bechtel has offices around the world and employs approximately 53,000 people. Bechtel holds numerous contracts related to the Hanford project, including an approximately $12.3 billion contract to build a vitirification plant, which will be used to convert approximately 53 million gallons of radioactive waste into stable glass form for storage/disposal. The project is anticipated to be completed between 2025 and 2030 at which time Bechtel will become the facility’s operator. The second largest tenant, Battelle Memorial Institute (“Battelle”), leases 21.7% of the net rentable area through September 2016. Battelle has been a tenant at the property since 1967 and executed its eighth extension option in 2013. Battelle is the world’s largest nonprofit research and development organization, with over 22,000 employees at more than 60 locations globally. Battelle operates the nearby Pacific Northwest National Laboratory for the U.S. Department of Energy  where testing is done related to the Hanford project. The third largest tenant, the GSA (U.S. Department of Energy) (“DOE”), leases 21.3% of the net rentable area through October 2022 and has been in occupancy since October 1994. The DOE Office of River Protection, which was established to oversee and control the entire Hanford project, is headquartered at the property. The office controls the approximately $115.0 billion of funds remaining for the Hanford project.

Stevens Center Business Park is located near the main entrance to the DOE's Hanford Site. The Hanford Site, home to nine nuclear reactors that were used to produce plutonium during World War II and the Cold War, is currently the most contaminated nuclear site in the United States and is the focus of the country’s largest environmental cleanup effort. On May 15, 1989, the Washington Department of Ecology, the Environmental Protection Agency and the DOE entered into a tri-party agreement which provided the legal framework for environmental remediation at the Hanford Site and shortly thereafter, the DOE began the cleanup of the site. Currently, the federal government spends approximately $2 billion annually on the Hanford project and employs 11,000 people related to the project. The project is expected to continue for another 50 to 60 years. All tenants at Stevens Center Business Park are involved in various aspects of the multi-layered Hanford Site remediation.

The Tri-Cities Research District, created in 1990, is designated as an Innovation Partnership Zone by the governor of Washington and is home to the Pacific Northwest National Laboratory (the “PNNL”), a national center for energy and environmental research. The PNNL is operated by Battelle and the Tri-Cities campus of Washington State University. The Tri-Cities Research District currently comprises 3.4 million square feet of office, laboratory and light manufacturing space across approximately 1,700 acres. According to the appraisal, the property is part of the Tri-Cities Metropolitan Statistical Area. As of the first quarter of 2014, the Tri-Cities Metropolitan Statistical Area contains approximately 5.7 million square feet of office space and reported a vacancy rate of 14.1% with asking rents of $18.19 per square foot.

Historical and Current Occupancy(1)
2011	2012	2013	Current(2)
99.7%	100.0%	100.0%	100.0%
(1)	Historical Occupancies are as of December 31 of each respective year.
(2)	Current Occupancy is as of January 23, 2014.

Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Lease Expiration Date
Bechtel National, Inc.(3)	NA / NA / NA	169,880	36.3%	$18.25	1/1/2017
Battelle Memorial Institute(4)	NA / NA / NA	101,414	21.7%	$15.89	9/1/2016
GSA (U.S. Department of Energy)(5)	Aaa / AA+ / AAA	99,822	21.3%	$18.39	10/1/2022
Washington Closure Hanford(6)	NA / NA / NA	51,548	11.0%	$16.00	6/1/2016
Washington River Protection Solutions	NA / NA / NA	44,197	9.4%	$20.00	9/1/2016
Advanced Imaging Technologies, Inc.	NA / NA / NA	1,512	0.3%	$18.67	MTM
(1)	Based on the underwritten rent roll.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3)	Bechtel may terminate its lease at any time with 180 days’ notice.
(4)	Battelle may terminate its lease in whole or in part at any time with 180 days’ notice.
(5)	The DOE may terminate its lease at any time after October 26, 2022 with 120 days’ notice.
(6)	Washington Closure Hanford may terminate its lease with 120 days’ notice if the U.S. Department of Energy terminates the River Corridor Closure Contract.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

64 of 126

Structural and Collateral Term Sheet	JPMBB 2014-C23

Stevens Center Business Park

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	0	0.0%	NAP	NAP	0	0.0%	NAP	NAP
2014 & MTM	1	1,512	0.3	$28,236	0.3%	1,512	0.3%	$28,236	0.3%
2015	0	0	0.0	0	0.0	1,512	0.3%	$28,236	0.3%
2016	3	197,159	42.1	3,320,176	40.1	198,671	42.4%	$3,348,412	40.4%
2017	1	169,880	36.3	3,100,310	37.4	368,551	78.7%	$6,448,722	77.8%
2018	0	0	0.0	0	0.0	368,551	78.7%	$6,448,722	77.8%
2019	0	0	0.0	0	0.0	368,551	78.7%	$6,448,722	77.8%
2020	0	0	0.0	0	0.0	368,551	78.7%	$6,448,722	77.8%
2021	0	0	0.0	0	0.0	368,551	78.7%	$6,448,722	77.8%
2022	1	99,822	21.3	1,835,806	22.2	468,373	100.0%	$8,284,529	100.0%
2023	0	0	0.0	0	0.0	468,373	100.0%	$8,284,529	100.0%
2024	0	0	0.0	0	0.0	468,373	100.0%	$8,284,529	100.0%
2025 & Beyond	0	0	0.0	0	0.0	468,373	100.0%	$8,284,529	100.0%
Total	6	468,373	100.0%	$8,284,529	100.0%
(1)	Based on the underwritten rent roll.

Operating History and Underwritten Net Cash Flow
	2011	2012	2013	Underwritten	Per Square Foot	%(1)
Rents in Place	$7,979,903	$8,083,944	$8,221,180	$8,284,529	$17.69	93.3%
Vacant Income	0	0	0	0	0.00	0.0
Gross Potential Rent	$7,979,903	$8,083,944	$8,221,180	$8,284,529	$17.69	93.3%
Total Reimbursements	601,757	708,849	577,951	598,842	1.28	6.7
Net Rental Income	$8,581,661	$8,792,793	$8,799,131	$8,883,371	$18.97	100.0%
(Vacancy/Credit Loss)	0	0	0	(177,667)	(0.38)	(2.0)
Other Income	182,498	74,845	14,204	0	0.00	0.0
Effective Gross Income	$8,764,158	$8,867,638	$8,813,335	$8,705,703	$18.59	98.0%

Total Expenses	$2,634,845	$2,649,293	$2,663,964	$2,701,985	$5.77	31.0%

Net Operating Income	$6,129,314	$6,218,345	$6,149,371	$6,003,718	$12.82	69.0%

Total TI/LC, Capex/RR	0	0	0	425,529	0.91	4.9
Net Cash Flow	$6,129,314	$6,218,345	$6,149,371	$5,578,188	$11.91	64.1%
(1)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of the fields.

Property Management. The property is managed by Stevens Center Management Company, an affiliate of the borrower.

Ground Lease. One of the six buildings in the park, 2620 Fermi Drive, is subject to a ground lease with the Port of Benton, an autonomous public port district and economic development agency. The ground lease commenced on February 1, 2006 and expires on January 31, 2056. The current ground lease payment is $16,495 per year, with rent escalations every five years based on the Consumer Price Index.

Escrows and Reserves. At origination, the borrower deposited into escrow $500,000 for future tenant improvements and leasing commissions, $301,570 for real estate taxes, $5,855 for replacement reserves and $4,124 for ground lease payments.

Tax Escrows - On a monthly basis, the borrower is required to escrow 1/12 of the annual estimated tax payments, which currently equates to $62,124.

Insurance Escrows - The requirement for the borrower to make monthly deposits to the insurance escrow is waived so long as no event of default exists and the borrower provides satisfactory evidence that the property is insured as part of a blanket policy in accordance with the loan documents.

Replacement Reserves - On a monthly basis, the borrower is required to escrow $5,855 (approximately $0.15 per square foot annually) for replacement reserves.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

65 of 126

Structural and Collateral Term Sheet	JPMBB 2014-C23

Stevens Center Business Park

TI/LC Reserves - On a monthly basis, the borrower is required to escrow $41,667 (approximately $1.07 per square foot annually) for future tenant improvements and leasing commissions. The reserve is subject to a cap of $2.0 million (approximately $4.27 per square foot).

Ground Lease Reserve - The requirement for the borrower to make monthly deposits to the ground lease reserve is waived so long as the amount on deposit for ground rent is equal to at least three months of rents and other charges due under the ground lease.

Lockbox / Cash Management.  The loan is structured with a hard lockbox and in-place cash management. The borrower was required to send tenant direction letters to all tenants instructing them to deposit all rents and payments into the lockbox account controlled by the lender. All funds in the lockbox account are swept daily to a cash management account under the control of the lender and disbursed during each interest period of the term of the loan in accordance with the loan documents. To the extent that (i) the debt service coverage ratio (as calculated in the loan documents) based on the trailing three months falls below 1.10x, (ii) there is an event of default under the loan documents, (iii) the borrower, its principal or property manager becomes the subject of a bankruptcy, insolvency or similar action or (iv) there is a Tenant Trigger Event, then all excess cash flow after payment of debt service, required reserves and operating expenses will be held as additional collateral for the loan.

A “Tenant Trigger Event” means: Bechtel, Battelle or the DOE (i) vacates, surrenders or ceases to conduct its normal business operations in substantially all of its space at the property and the borrower has not found replacement tenants in accordance with the terms of the loan documents, (ii) notifies that it intends to vacate, surrender or cease to conduct its normal business operations in substantially all of its space at the property and the borrower has not found replacement tenants in accordance with the terms of the loan documents, (iii) becomes insolvent or a debtor in a bankruptcy action or (iv) fails to exercise each lease renewal option that accrues during the term of the loan and the borrower has not found replacement tenants in accordance with the terms of the loan documents.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

66 of 126

Structural and Collateral Term Sheet	JPMBB 2014-C23

Las Catalinas Mall

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

67 of 126

Structural and Collateral Term Sheet	JPMBB 2014-C23

Las Catalinas Mall

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

68 of 126

Structural and Collateral Term Sheet	JPMBB 2014-C23

Las Catalinas Mall

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

69 of 126

Structural and Collateral Term Sheet	JPMBB 2014-C23

Las Catalinas Mall

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Barclays	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$55,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$55,000,000	Property Type - Subtype:	Retail - Regional Mall
% of Pool by IPB:	4.1%	Net Rentable Area (SF):	355,385
Loan Purpose:	Refinance	Location:	Caguas, PR
Borrowers(2):	Various	Year Built / Renovated:	1997 / N/A
Sponsor:	Vornado Realty L.P.	Occupancy(3):	94.8%
Interest Rate:	4.43400%	Occupancy Date:	5/28/2014
Note Date:	7/16/2014	Number of Tenants(3):	100
Maturity Date:	8/6/2024	2011 NOI:	$13,627,387
Interest-only Period:	60 months	2012 NOI:	$13,197,310
Original Term:	120 months	2013 NOI:	$13,775,949
Original Amortization:	360 months	TTM NOI (as of 3/2014):	$13,892,392
Amortization Type:	IO-Balloon	UW Economic Occupancy:	90.2%
Call Protection:	L(25),Def(90),O(5)	UW Revenues:	$19,155,689
Lockbox:	CMA	UW Expenses:	$5,117,306
Additional Debt:	Yes	UW NOI:	$14,038,383
Additional Debt Balance:	$75,000,000	UW NCF:	$13,508,306
Additional Debt Type:	Pari Passu	Appraised Value / Per SF:	$203,000,000 / $571
		Appraisal Date:	6/1/2014

Escrows and Reserves(4)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$366
Taxes:	$0	Springing	N/A	Maturity Date Loan / SF:	$334
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	64.0%
Replacement Reserves:	$0	Springing	$182,886	Maturity Date LTV:	58.5%
TI/LC:	$625,000	Springing	$731,542	UW NCF DSCR:	1.72x
Other:	$0	Springing	$2,451,540	UW NOI Debt Yield:	10.8%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan(1)	$130,000,000	100.0%	Return of Equity	$127,127,250	97.8%
			Closing Cost	2,247,750	1.7
			Upfront Reserves	625,000	0.5
Total Sources	$130,000,000	100.0%	Total Uses	$130,000,000	100.0%
(1)
Las Catalinas Mall is part of a loan evidenced by two pari passu notes with an aggregate original principal balance of $130.0 million. The Financial Information presented in the chart above reflects the Cut-off Date balance of the $130.0 million Las Catalinas Mall Whole Loan.

(2)	For a full description of the borrowers, please refer to “The Borrowers” below.
(3)	Occupancy and Number of Tenants include temporary tenants, which occupy 17,508 square feet. Occupancy excluding temporary tenants is 89.9%.
(4)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

The Loan. The Las Catalinas Mall loan is secured by a first mortgage lien on 355,385 square feet of a regional mall totaling 494,071 square feet located in Caguas, Puerto Rico. The whole loan has an outstanding principal balance of $130.0 million (“Las Catalinas Mall Whole Loan”), which is comprised of two pari passu notes, Note A-1 and Note A-2. Note A-2 has an outstanding principal balance as of the Cut-off Date of $55.0 million and is being contributed to the JPMBB 2014-C23 Trust. Note A-1, with an outstanding principal balance as of the Cut-off Date of $75.0 million, was securitized in the JPMBB 2014-C22 Trust. The holder of Note A-1 (the “Controlling Noteholder”) is the trustee of the JPMBB 2014-C22 Trust. The trustee of the JPMBB 2014-C22 Trust (or, prior to the occurrence and continuance of a control event, the directing certificateholder for that securitization) will be entitled to exercise all of the rights of the Controlling Noteholder with respect to the Las Catalina Mall Whole Loan; however, the holder of Note A-2 will be entitled, under certain circumstances, to consult with respect to certain major decisions. The Las Catalinas Mall Whole Loan has a 10-year term, and subsequent to a five-year interest-only period, will amortize on a 30-year schedule.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

70 of 126

Structural and Collateral Term Sheet	JPMBB 2014-C23

Las Catalinas Mall

The Borrowers. The borrowing entities for the Las Catalinas Mall Whole Loan are Vornado Catalinas L.P. and Vornado Caguas L.P., each a Delaware limited partnership and special purpose entity.

The Sponsor. The loan sponsor and nonrecourse carve-out guarantor is Vornado Realty L.P., an affiliate of Vornado Realty Trust (“Vornado”). Vornado is a fully-integrated real estate investment trust and is one of the largest owners and managers of commercial real estate in the United States with a portfolio of over 100 million square feet. As of March 31, 2014 Vornado had approximately $1.6 billion of cash, restricted cash and marketable securities and $7.4 billion of equity. In April 2014, Vornado announced plans to spin off its shopping center business consisting of 81 strip shopping centers and four malls into a new publicly traded REIT and Las Catalinas Mall was on the list of assets to be included in the spin-off. Vornado has the right to transfer sponsorship to its proposed spin-off REIT.

The Property.  Las Catalinas Mall is a 494,071 square foot regional mall, of which 355,385 square feet serve as collateral for the Las Catalinas Mall Whole Loan. The property was constructed in 1997 and is situated on approximately 41.6 acres in Caguas, Puerto Rico, approximately 15 miles south of San Juan. There are 2,293 surface parking spaces at the property which are included in the collateral, resulting in a parking ratio of 4.64 spaces per 1,000 square feet of net rentable area. The property is anchored by Sears (138,686 square feet) and Kmart (122,577 square feet). Sears owns its land and improvements and is excluded from the collateral of the Las Catalinas Mall Whole Loan. Kmart has reported sales of approximately $21.5 million ($176 per square foot) as of the trailing twelve-month period ending April 2014. Based on 2013 loan sponsor estimates, Sears generated sales of $25.0 million ($180 per square foot). According to the appraisal, the anchors at the property are primarily targeted toward middle-income consumers, which fits well with the demographic profile of the subject’s immediate trade area.

As of May 28, 2014, the property, inclusive of Sears (non-collateral anchor), was approximately 96.3% occupied by 101 tenants and 92.7% occupied excluding nine temporary tenants. For the same period, the collateral was 94.8% occupied by 100 tenants and 89.9% occupied excluding nine temporary tenants. The property’s in-line tenants generally consist of national tenants such as Aeropostale, Footlocker, Charlotte Russe, Champs Sports, Aldo and General Nutrition Center. Recent leasing at the property includes executed leases for Shoe Carnival and P.F. Chang’s and a letter of intent with Outback Steakhouse, which was not included in the underwritten income. The Shoe Carnival lease (11,125 square feet) commenced July 2013, expires January 2024, and has a rent per square foot of $19.23. The P.F. Chang’s lease (7,500 square feet) commences August 2014, expires August 2034, and has a rent per square foot of $25.00. As of April 2014, gross mall sales for reporting tenants were approximately $102.0 million. Sales per square foot for comparable stores less than 10,000 square feet were approximately $472, $496, $496 and $498 in 2011, 2012, 2013 and as of April 2014, respectively. As of April 2014, occupancy costs for comparable tenants occupying less than 10,000 square feet were 16.6%.

Las Catalinas Mall is located in the northeast quadrant of the intersection of PR-52 and PR156 in Caguas, Puerto Rico, approximately 15 miles south of San Juan. According to the appraisal, San Juan is the cultural, political and economic center of the commonwealth and has strong linkages to Latin America. Caguas has an area of approximately 59 square miles with a population density of 2,422 people per square mile, which is greater than the population density for the six other municipalities in the area and a population density of over two times that of the island. Main access to Caguas is by way of Las Américas Expressway (State Road No. 52), a six-lane toll road which extends from San Juan south to the municipality of Ponce and runs adjacent to Las Catalinas Mall. According to the appraisal, the region has experienced population growth in the last decade and the area has good access.

According to the appraisal, the property has a primary trade area consisting of a five-mile radius that contains approximately 177,508 people, with an average household income of $37,291 as of 2013. The secondary trade area, defined as being within a seven-mile radius of the property, contains approximately 289,390 people, with an average household income of $36,732 as of 2013. The appraisal concluded per square foot market rents of $45.85 for in-line space, $160.00 for food court space, $380.00 for kiosk space, $50.00 for outparcel space and $10.00 for anchor space. According to the appraisal, the property’s primary and secondary competition consists of the seven properties detailed in the table below.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

71 of 126

Structural and Collateral Term Sheet	JPMBB 2014-C23

Las Catalinas Mall

Competitive Set Summary(1)
Property	Year Built / Renovated	Total GLA	Est. Occ.	Proximity	Anchor Tenants
Primary Competition
Plaza Centro	1987 / 2000	859,494	99.0%	2.0	Sam’s, Costco, JC Penney, Party City, Office Max, Kmart, Walgreens
Montehiedra Towne Center	1993	548,289	92.0%	10.7	Home Depot, Kmart, Marshalls
Galeria Los Paseos	1980	204,151	68.0%	11.0	Amigo, Sears
Plaza Guayama Mall	NA	403,722	98.0%	13.5	Sears, Kmart, Marshalls, Selectos
Secondary Competition
Plaza Las Americas	1968 / 2000	2,173,000	96.0%	15.5	JC Penney, Sears, Macy’s
Plaza Carolina	1978 / 2012	1,150,328	94.0%	20.2	Econo, JC Penney, Sears
Plaza del Sol	NA	685,658	93.0%	22.9	Walmart, Home Depot, Bed Bath & Beyond, Cinema
Total / Weighted Average		6,024,642	94.5%
(1)	Per the appraisal.

Historical and Current Occupancy(1)(2)
2011	2012	2013	Current(3)
88.7%	87.9%	88.4%	89.9%
(1) Historical Occupancies are as of December 31 of each respective year.
(2) Current and Historical Occupancy excludes temporary tenants.
(3) Current Occupancy is as of May 28, 2014. Current Occupancy including temporary tenants is 94.8%.

Sales and Occupancy Costs(1)
	2011	2012	2013	TTM(2)
Sales PSF	$472	$496	$496	$498
Occupancy Costs(3)	N/A	N/A	N/A	16.6%
(1) Sales PSF and Occupancy Costs are for comparable tenants less than 10,000 square feet.
(2) TTM Sales PSF and Occupancy Costs represent the trailing twelve months ending April 30, 2014.
(3) Historical Occupancy Costs were not provided by the borrower.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

72 of 126

Structural and Collateral Term Sheet	JPMBB 2014-C23

Las Catalinas Mall

Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Sales PSF(3)	Occupancy Costs(3)	Lease Expiration Date
Non-Collateral Anchor
Sears(4)(5)	Caa1 / CCC+ / CCC	138,686	N/A	N/A	$180	N/A	N/A

Top 10 Collateral Tenants
Kmart(6)	NA / NA / NA	122,577	34.5%	$9.00	$176	7.0%	10/31/2063
Shoe Carnival(7)	NA / NA / NA	11,125	3.1%	$19.23	N/A	N/A	1/31/2024
P.F. Chang’s	Caa1 / B- / NA	7,500	2.1%	$25.00	N/A	N/A	8/27/2034
Marianne & Marianne Plus	NA / NA / NA	6,727	1.9%	$47.00	$201	23.4%	1/31/2015
Children’s Place	NA / NA / NA	6,280	1.8%	$45.95	$341	21.0%	1/31/2019
Charlotte Russe	B2 / B / NA	6,232	1.8%	$40.57	$435	14.4%	6/30/2019
Kress/Kress Kids	NA / NA / NA	6,079	1.7%	$30.00	$281	19.3%	12/31/2014
Oriental Bank and Trust	NA / NA / NA	6,000	1.7%	$38.33	N/A	N/A	1/31/2021
Champs Sports	NA / NA / NA	5,594	1.6%	$44.00	$507	12.8%	1/31/2018
Almacenes Plaza	NA / NA / NA	4,912	1.4%	$26.28	$306	17.2%	12/31/2014
(1)	Based on the underwritten rent roll.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3)	Sales PSF and Occupancy Costs represent sales for the twelve-month period ending April 30, 2014 for all collateral tenants.
(4)	Sears owns its own land and improvements and is excluded from the collateral for the Las Catalinas Mall Whole Loan.
(5)	Sears’ Sales PSF were based on 2013 sponsor estimates.
(6)
Kmart has the right to terminate its lease in October 2023 and every five years thereafter through maturity, with 12 months’ prior written notice. Upon the Kmart tenant notifying the borrowers of its intent to terminate its lease, the borrowers are required to deposit $204,295 on a monthly basis for approved leasing expenses associated with re-tenanting the space demised under the Kmart lease, which amounts will be transferred to the TI/LC reserve account, until $2,451,540 ($20.00 per square foot of Kmart space) has been deposited.

(7)
Shoe Carnival has a one-time right to terminate its lease by giving notice to the landlord within the six month period beginning after June 30, 2019 and payment of a termination fee in the amount of $50,000 if the tenant's gross receipts from the premises do not exceed $235 per square foot of the premises’ gross leasable area in both the 2017 and 2018 fiscal years. The termination would be effective on June 30, 2020.

Lease Rollover Schedule(1)

Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant(2)	NAP	35,832	10.1%	NAP	NAP	35,832	10.1%	NAP	NAP
2014 & MTM	11	21,305	6.0	$960,832	7.9%	57,137	16.1%	$960,832	7.9%
2015	11	24,426	6.9	1,516,840	12.5	81,563	23.0%	$2,477,672	20.4%
2016	10	12,915	3.6	810,930	6.7	94,478	26.6%	$3,288,602	27.0%
2017	13	14,305	4.0	1,426,791	11.7	108,783	30.6%	$4,715,393	38.7%
2018	17	38,843	10.9	2,676,863	22.0	147,626	41.5%	$7,392,256	60.7%
2019	7	24,910	7.0	1,180,324	9.7	172,536	48.5%	$8,572,580	70.4%
2020	5	9,318	2.6	450,186	3.7	181,854	51.2%	$9,022,766	74.1%
2021	8	20,175	5.7	946,587	7.8	202,029	56.8%	$9,969,353	81.9%
2022	2	7,364	2.1	324,253	2.7	209,393	58.9%	$10,293,606	84.6%
2023	3	1,626	0.5	239,961	2.0	211,019	59.4%	$10,533,567	86.5%
2024	1	11,125	3.1	213,934	1.8	222,144	62.5%	$10,747,501	88.3%
2025 & Beyond	3	133,241	37.5	1,423,581	11.7	355,385	100.0%	$12,171,082	100.0%
Total	91	355,385	100.0%	$12,171,082	100.0%
(1)	Based on the underwritten rent roll.
(2)	Vacant includes the 17,508 square feet leased to temporary tenants.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

73 of 126

Structural and Collateral Term Sheet	JPMBB 2014-C23

Las Catalinas Mall

Operating History and Underwritten Net Cash Flow
	2011	2012	2013	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place(3)(4)	$11,896,270	$11,768,221	$12,060,924	$12,060,135	$12,171,082	$34.25	63.6%
Vacant Income	0	0	0	0	1,885,013	5.30	9.8
Gross Potential Rent	$11,896,270	$11,768,221	$12,060,924	$12,060,135	$14,056,095	$39.55	73.4%
Total Reimbursements	5,502,559	4,941,974	5,146,185	5,002,759	5,089,893	14.32	26.6
Net Rental Income	$17,398,829	$16,710,195	$17,207,109	$17,062,894	$19,145,988	$53.87	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(1,885,013)	(5.30)	(9.8)
Other Income(5)	1,612,148	1,731,886	1,669,812	1,741,564	1,894,714	5.33	9.9
Effective Gross Income	$19,010,977	$18,442,081	$18,876,921	$18,804,458	$19,155,689	$53.90	100.0%

Total Expenses	$5,383,590	$5,244,771	$5,100,972	$4,912,066	$5,117,306	$14.40	26.7%

Net Operating Income	$13,627,387	$13,197,310	$13,775,949	$13,892,392	$14,038,383	$39.50	73.3%

Total TI/LC, Capex/RR	0	0	0	0	530,077	1.49	2.8
Net Cash Flow	$13,627,387	$13,197,310	$13,775,949	$13,892,392	$13,508,306	$38.01	70.5%
(1)	TTM column represents the trailing twelve-month period ending on March 31, 2014.
(2)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)	Underwritten Rents in Place are based on the May 28, 2014 rent roll, with rent bumps underwritten through June 30, 2015.
(4)	Underwritten Rents in Place is higher than TTM primarily due to $146,454 of rent bumps.
(5)	Other Income is primarily attributable to temporary tenants.

Property Management. The property is managed by Vornado Retail Management LLC, an affiliate of the sponsor.

Escrows and Reserves. At origination, the borrowers were required to deposit $625,000 into escrow for outstanding tenant improvements and leasing commissions associated with the P.F. Chang’s.

Tax Escrows - The requirement for the borrowers to make monthly deposits into the tax escrow is waived so long as no Trigger Service Period (defined below) exists.

Insurance Escrows - The requirement for the borrowers to make monthly deposits into the insurance escrow is waived so long as no Trigger Service Period exists. In addition, the borrowers are not required to make deposits for insurance premiums so long as the borrowers provide satisfactory evidence that the property is insured under an acceptable blanket policy.

Replacement Reserves - The requirement for the borrowers to make monthly deposits into the replacement reserve is waived so long as no Trigger Service Period exists. During the continuance of a Trigger Service Period, the borrowers are required to deposit $7,620 per month (approximately $0.26 per square foot annually) for replacement reserves. The reserve is subject to a cap of $182,886 (approximately $0.51 per square foot).

TI/LC Reserves - The requirement for the borrowers to make monthly deposits into the TI/LC reserve is waived so long as no Trigger Service Period exists. During the continuance of a Trigger Service Period, the borrowers are required to deposit $30,481 per month (approximately $1.03 per square foot annually) for TI/LC reserves. The reserve is subject to a cap of $731,542 (approximately $2.06 per square foot).

A “Trigger Service Period” means: (i) the occurrence of an event of default or (ii) the debt service coverage ratio, as calculated in the loan documents based on the trailing four calendar quarters, is less than 1.20x for two consecutive quarters.

Kmart Reserve - Upon 12 months’ notice, Kmart has the right to terminate its lease in October 2023 and every five years thereafter through maturity. Upon Kmart notifying the borrowers of its intent to terminate its lease, the borrowers are required to deposit $204,295 per month into the TI/LC reserve for approved leasing expenses associated with re-tenanting the space demised under the Kmart lease, until $2,451,540 ($20.00 per square foot of Kmart space) has been deposited.

In lieu of depositing the full amount of Tax Escrows, Insurance Escrows, Replacement Reserves, TI/LC Reserves and the Kmart Reserve, the borrowers may deliver a letter of credit for all or any portion of such funds.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

74 of 126

Structural and Collateral Term Sheet	JPMBB 2014-C23

Las Catalinas Mall

Lockbox / Cash Management. The loan is structured with a CMA lockbox. At origination, the borrowers were required to send tenant direction letters to tenants at the property instructing them to deposit all rents and payments directly to the lockbox account. Unless a Trigger Service Period is continuing, all funds in the lockbox account are disbursed to an account controlled by the borrowers. During a Trigger Service Period, all funds in the lockbox account will be swept daily to a segregated cash management account to be set up upon the occurrence of a Trigger Service Period and all excess cash flow after payment of debt service, required reserves and budgeted operating expenses will be held in trust for the benefit of the lender in accordance with a cash management agreement executed at closing. The lender will have a first priority security interest in the cash management account. Upon the occurrence and during the continuance of a DSCR Trigger (defined below), all funds deposited into the cash management account after payment of debt service, required reserves and budgeted operating expenses will be held as additional collateral for the loan.

A “DSCR Trigger” means: the period commencing on the date on which the debt service coverage ratio as calculated in the loan documents is less than 1.20x for two consecutive calendar quarters and ending on the date the DSCR equals or exceeds 1.20x for two consecutive calendar quarters.

Future Additional Debt. Mezzanine debt is permitted, provided, among other things, (i) the proposed mezzanine loan is not secured other than by the direct or indirect equity interests in the borrowers, (ii) the holder of the proposed mezzanine loan and the lender will execute an intercreditor agreement, (iii) the principal amount of the proposed mezzanine loan will not exceed an amount which, when aggregated with the principal amount of the loan, would result in (a) a combined LTV ratio greater than 65.0%, (b) a combined debt yield less than 9.7% and (c) a combined debt service coverage ratio less than 1.45x and (iv) the lender will have received rating agency confirmation that the credit rating of the securities will not be downgraded from each of the rating agencies rating the securitization.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

75 of 126

Structural and Collateral Term Sheet	JPMBB 2014-C23

[THIS PAGE INTENTIONALLY LEFT BLANK]

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

76 of 126

Structural and Collateral Term Sheet	JPMBB 2014-C23

Hard Rock San Diego Fee

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

77 of 126

Structural and Collateral Term Sheet	JPMBB 2014-C23

Hard Rock San Diego Fee

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

78 of 126

Structural and Collateral Term Sheet	JPMBB 2014-C23

Hard Rock San Diego Fee

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$48,000,000	Title:	Fee
Cut-off Date Principal Balance:	$48,000,000	Property Type – Subtype:	Other - Leased Fee(1)
% of Pool by IPB:	3.5%	Net Rentable Area (SF)(2):	52,708 (1.21 acres)
Loan Purpose:	Refinance	Location:	San Diego, CA
Borrower:	HRG Holdings, LLC	Year Built / Renovated(3):	2008 / N/A
Sponsor:	SDRP, LLC	Occupancy:	100.0%
Interest Rate:	4.34300%	Occupancy Date:	6/30/2014
Note Date:	8/27/2014	Number of Tenants:	N/A
Anticipated Repayment Date(4):	9/1/2024	2011 NOI(5):	$2,895,217
Interest-only Period:	120 months	2012 NOI(5):	$2,920,157
Original Term(6):	120 months	2013 NOI(5):	$2,919,603
Original Amortization:	None	TTM NOI (as of 06/2014)(5):	$2,955,372
Amortization Type:	ARD-Interest Only	UW Occupancy:	100.0%
Call Protection:	L(24),Def(90),O(6)	UW Revenue(7):	$2,999,067
Lockbox:	Hard	UW Expense:	$0
Additional Debt:	N/A	UW NOI:	$2,999,067
Additional Debt Balance:	N/A	UW NCF:	$2,999,067
Additional Debt Type:	N/A	Appraised Value / Per Room(8)(9):	$60,000,000 / N/A
		Appraisal Date:	7/25/2014

Escrows and Reserves(10)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Room(9):	N/A
Taxes:	$0	Springing	N/A	Maturity Date Loan / Room(9):	N/A
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	80.0%
FF&E Reserves:	$0	$0	N/A	Maturity Date LTV:	80.0%
TI/LC:	$0	$0	N/A	UW NCF DSCR(11):	1.42x
Other:	$0	$0	N/A	UW NOI Debt Yield(11):	6.2%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$48,000,000	100.0%	Payoff Existing Debt	$27,554,010	57.4%
			Return of Equity	19,982,967	41.6
			Closing Costs	463,023	1.0
Total Sources	$48,000,000	100.0%	Total Uses	$48,000,000	100.0%
(1)
The fee property is subject to a ground lease, with an original fully extended term of 99 years, expiring on December 31, 2103, which commenced on November 15, 2004. The lease is a triple-net lease requiring the lessee to pay all real estate taxes, insurance, utilities and all other operating and maintenance costs.

(2)	Net Rentable Area includes only the land parcel included in the fee leased property and not the improvements.
(3)	Year Built / Renovated refers to the improvements on the property that are not included in the collateral for the loan.
(4)
The loan is structured with an anticipated repayment date (“ARD”) of September 1, 2024. In the event that the loan is not paid off on or before the ARD, the borrower is required to make monthly payments to the lender of principal and interest at the initial interest rate based on a 30 year amortization schedule, and additional interest will accrue at the difference between the initial interest rate and an amount that is the greater of (i) 3.0% plus the initial interest rate and (ii) 3.0% plus the then current 10-year swap rate. In no event may the interest rate exceed 9.34300%. The final maturity date of the loan is September 1, 2035.

(5)	Represents the lease payments received by the borrower.
(6)	Represents the Original Term to the ARD.
(7)
UW Revenue is based on the average of the ground rent payments based on the trailing twelve month through June 30, 2014 of $2,955,372 and the ground rent payments based on the 2014 reforecasted budget of $3,042,761 which includes actual financials through June 2014 and budgeted financials for the remainder of the year.

(8)	Appraised value is the market value of the leased fee estate.
(9)
The Appraised Value / Room, Cut-off Date Loan / Room and Maturity Date Loan / Room based on the number of rooms in the improvements that are not included in the collateral are $144,578, $115,663 and $115,663, respectively.

(10)	For a full description of the Escrows and Reserves, please refer to “Escrows and Reserves” below.
(11)	Based on TTM NOI and TTM NCF, excluding ground rent, the leasehold interest produced a NCF DSCR of 3.86x and NOI Debt Yield of 17.0%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

79 of 126

Structural and Collateral Term Sheet	JPMBB 2014-C23

Hard Rock San Diego Fee

The Loan. The Hard Rock San Diego Fee loan has an outstanding principal balance of $48.0 million and is secured by a first mortgage lien on the leased fee interest in a 1.21 acre land parcel that is improved with a 12-story, 415-room, full service Hard Rock Hotel located in San Diego, California. The land is leased to T-12 Three, LLC, a Delaware limited liability company on a long term ground lease with an original fully extended term of 99 years, expiring on December 31, 2103. The loan is structured with an anticipated repayment date of September 1, 2024 and a final maturity date of September 1, 2035, and is interest-only until the anticipated repayment date.

The Borrower. The borrowing entity for the loan is HRG Holdings, LLC, a Delaware limited liability company and special purpose entity.

The Sponsor. The loan sponsor and nonrecourse carve-out guarantor is SDRP, LLC, a California limited liability company. The sponsor is controlled by affiliates of Tushar Patel. The loan sponsor is affiliated with Tarsadia Hotels and Tarsadia Investments. Established in 1976, Tarsadia Investments is a Newport Beach, California based real estate investment company. Tarsadia Investments currently manages approximately $2.0 billion of capital focused in real estate, healthcare, financial services, clean technology and alternative investments.

Ground Lease. The collateral, consisting of a 1.21 acre parcel in downtown San Diego, California, is improved with a 12-story, 415- room, AAA Four-Diamond full service condo-hotel that was constructed in 2008 and operates under the Hard Rock flag.  The fee interest in the property is subject to a 99-year ground lease with a lease expiration date of December 31, 2103. The lease is a net lease requiring the lessee to pay all real estate taxes, insurance, utilities and all other operating and maintenance costs. The tenant pays a fixed base rent which is subject to adjustments every five years, plus a percentage rent component based on the hotel’s performance. The additional percentage rent paid under the ground lease is based on the excess, if any, of the difference between the percentage rent and the base rent amount. Percentage rent is calculated as 5.0% of all annual gross room revenue, 5.0% of all gross food and beverage revenue and 10.0% of all gross other revenue.

The fixed base rent component is scheduled to reset on January 1, 2015 and will be the greater of (i) the fixed base rent amount increased (but not decreased) by the Consumer Price Index over the preceding adjustment periods or (ii) 90% of the average of all base rent and percentage rent paid by the tenant during the previous period. The base fixed rent is expected to increase to approximately $2.5 million on January 1, 2015.

Ground Lease Payments

Year	Base Rent	Percentage Rent	Total Ground Rent
2008	$1,760,000	$749,546	$2,509,546
2009	$1,760,000	$787,782	$2,547,782
2010	$1,760,000	$915,214	$2,675,214
2011	$1,760,000	$1,135,217	$2,895,217
2012	$1,760,000	$1,160,157	$2,920,157
2013	$1,760,000	$1,159,603	$2,919,603
2014(1)	$1,760,000	$1,282,761	$3,042,761
(1)	2014 Percentage Rent is based on the 2014 reforecasted budget which includes actual financials through June 2014 and budgeted financials for the remainder of the year.

The Property. The hotel, which is not part of the collateral, features 415 rooms, including 177 suites, approximately 40,000 square feet of indoor and outdoor meeting and event space, a rooftop pool with private cabanas, a newly renovated full-service spa, a 24-hour fitness center, a 24-hour business center and multiple food and beverage outlets including Nobu sushi restaurant, Maryjane’s (restaurant), Float (rooftop lounge) and 207 (lobby bar). With the exception of the hotel rooms which are owned as condominiums by individual owners, the leasehold interest includes the commercial component of the property which includes all of the common areas, amenities, retail and food and beverage outlets at the property. The commercial component of the hotel is owned by affiliates of T2 Development which was spun off from Tarsadia Hotels in 2011. T2 Development currently own or manages 10 hotels totaling approximately 3,200 keys.

The individual hotel units are subject to a Condo/Homeowner’s Association. The owners of a unit may spend up to 28 nights a year in their unit. The remaining nights during the year the unit will be available for rent through the hotels rental pool. Unit owners receive approximately 50.0% of the net rental revenue for their units, less a 5.0% FF&E reserve and any unit charges (if applicable). Net rental revenue is the rate for the rental period less a 10.0% marketing fee and 3.0% group sales fee (if applicable). Unit owners have the right to opt out of the rental pool every five years. In 2013, which was the first year this option occurred, 100% of the unit owners elected to keep their units within the rental pool. In the event a unit owner elects not to remain in the rental pool, such unit owner would no longer have access to any of the amenities at the property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2014-C23

Hard Rock San Diego Fee

The hotel is located on nearly a full block of Fifth Avenue within the Gaslamp Quarter of San Diego, adjacent to Petco Park and across the street from the San Diego Convention Center. This location provides access to multiple forms of transportation and attractions. Imperial Avenue, allows access to Interstate 805 approximately four miles east of the property, and becomes Lemon Grove Avenue approximately nine miles east of the property. Market Street intersects with Harbor Drive just north of the hotel and allows access to Interstate 15, locally known as Escondido Freeway, approximately three miles east of the property.  The hotel is within walking distance of the San Diego Convention Center, Petco Park, Horton Plaza, Downtown San Diego, Seaport Village Retail Mall and East Village. The hotel is also less than three miles from Balboa Park, Harbor Drive, the San Diego Zoo and the San Diego International Airport. In addition, the hotel is approximately seven miles from both SeaWorld and Mission Bay.

Historical Occupancy, ADR, RevPAR(1)
	Competitive Set			Hard Rock San Diego			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2012	80.8%	$178.85	$144.60	72.9%	$219.42	$159.96	90.2%	122.7%	110.6%
2013	81.0%	$185.49	$150.18	73.0%	$229.36	$167.42	90.2%	123.6%	111.5%
TTM(2)	81.1%	$ 192.51	$156.21	71.3%	$229.63	$163.79	87.9%	119.3%	104.9%
(1)
Data provided by Smith Travel Research. The competitive set contains the following properties: Luxury Collection The US Grant San Diego, Marriott San Diego Gaslamp Quarter, Westin San Diego Gaslamp Quarter, W Hotel San Diego, Omni San Diego Hotel and Kimpton Hotel Solamar.

(2)	TTM represents trailing twelve-month period ending April 30, 2014.

Competitive Hotels Profile(1)

Property	Rooms	Year Built	Meeting Space (SF)
Hard Rock San Diego	415	2008	40,000
Omni San Diego Hotel	511	2004	27,000
Marriott San Diego Gaslamp	306	1988	8,375
Hilton San Diego Gaslamp	283	2000	12,000
Kimpton Hotel Solamar	235	2005	8,800
Westin San Diego Gaslamp	450	1987	46,550
W Hotel San Diego	258	2002	20,000
The US Grant San Diego	270	1910	38,744
Total(2)	2,313
(1)	Based on the appraisal.
(2)	Excludes the subject property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2014-C23

Hard Rock San Diego Fee

Hard Rock San Diego Operating History (1)
	2011	2012	2013	TTM(2)	Per Room(3)	% of Total Revenue(4)
Occupancy	73.9%	71.4%	71.4%	72.8%
ADR	$213.43	$228.07	$223.06	$230.95
RevPAR(5)	$157.74	$162.93	$159.22	$168.14

Room Revenue	$23,894,164	$24,747,558	$24,117,591	$25,469,509	$61,372	50.2%
Food and Beverage	21,103,052	20,837,600	21,117,221	21,007,770	50,621	41.4
Other Department Revenues	4,580,615	4,471,159	4,511,990	4,267,356	10,283	8.4
Total Revenue	$49,577,831	$50,056,317	$49,746,802	$50,744,635	$122,276	100.0%

Room Expense	$4,772,192	$4,840,362	$4,974,261	$5,195,215	$12,519	20.4%
Food and Beverage Expense	13,542,931	13,678,629	13,666,031	13,527,101	32,595	64.4
Other Departmental Expenses	918,283	799,025	692,508	716,408	1,726	16.8
Total Departmental Expenses	$19,233,406	$19,318,016	$19,332,800	$19,438,724	$46,840	38.3%

Departmental Profit	$30,344,425	$30,738,301	$30,414,002	$31,305,911	$75,436	61.7%

Operating Expenses(6)	$19,224,410	$19,696,788	$19,126,624	$19,762,906	$47,621	38.9%
Gross Operating Profit	$11,120,015	$11,041,513	$11,287,378	$11,543,005	$27,814	22.7%

Management Fee	$1,289,374	$887,651	$884,280	$906,654	$2,185	1.8%
Fixed Expenses	1,245,922	1,001,654	1,294,447	1,474,175	3,552	2.9
FF&E	1,027,347	1,012,350	1,025,168	1,011,005	2,436	2.0
Ground Lease Expense	2,895,217	2,920,157	2,919,603	2,955,372	7,121	5.8
Total Other Expenses	$6,457,860	$5,821,812	$6,123,498	$6,347,206	$15,294	12.5%

Net Operating Income	$4,662,155	$5,219,701	$5,163,880	$5,195,799	$12,520	10.2%
Net Cash Flow(5)	$4,662,155	$5,219,701	$5,163,880	$5,195,799	$12,520	10.2%
(1)	The information provided in the table reflects the cash flow from operations of the hotel, which is not part of the collateral.
(2)	The TTM column represents the trailing twelve months ending June 30, 2014.
(3)	Per Room values based on 415 guest rooms.
(4)	% of Total Revenue column for Room Expense, Food and Beverage Expense and Other Departmental Expenses is based on their corresponding revenue line item.
(5)	Historical RevPAR for 2009 and 2010 was $130.82 and $138.42, respectively, and Net Cash Flow was approximately $3.3 million and $3.6 million, respectively.
(6)
Operating Expenses include owner distributions which reflect the portion of room revenue paid to hotel condominium owners for units that are included in the rental pool. Owner distributions from 2011, 2012, 2013 and TTM were $10.6 million, $11.1 million, $10.7 million and $11.2 million, respectively.

Property Management. The hotel is managed and operated by Evolution Hospitality, which was spun off from Tarsadia Hotels in 2011. Evolution Hospitality is based in San Clemente, California and was founded in 2011 as part of the Tarsadia alliance of independent companies. Evolution Hospitality currently manages 7,356 rooms in 29 hotels, including 27 in California.

Escrows and Reserves. No upfront escrows were taken at origination.

Tax Escrows - The requirement for the borrower to make monthly deposits to the tax escrow is waived so long as no event of default exists, the ground lessee is obligated to pay taxes under the ground lease and the borrower provides satisfactory evidence that the taxes have been paid.

Insurance Escrows - The requirement for the borrower to make monthly deposits to the insurance escrow is waived so long as no event of default exists and the borrower provides satisfactory evidence that the property is insured as part of a blanket policy in accordance with the loan documents.

Lockbox / Cash Management. The loan is structured with a hard lockbox and in-place cash management. The borrower is required to deposit all ground lease rents and payments into the lockbox account controlled by the lender. All funds in the lockbox account are swept daily to a cash management account under the control of the lender and disbursed during each interest period of the loan term in accordance with the loan documents. To the extent (i) there is an event of default under the loan documents, (ii) the borrower or principal becomes the subject of a bankruptcy, insolvency or similar action, or (iii)  the loan is still outstanding one month prior to the anticipated repayment date, all excess cash flow after payment of debt service, required reserves and operating expenses will be held as additional collateral for the loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2014-C23

Canyon Ranch Portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2014-C23

Canyon Ranch Portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2014-C23

Canyon Ranch Portfolio

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	GECC	Single Asset / Portfolio:	Portfolio
Original Principal Balance(1):	$45,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$45,000,000	Property Type - Subtype:	Hotel - Full Service
% of Pool by IPB:	3.3%	Net Rentable Area (Rooms):	277
Loan Purpose:	Refinance	Location:	Various
Borrower:	CR Resorts, LLC	Year Built / Renovated:	Various / 2007
Sponsor:	CR Operating, LLC	Occupancy / ADR / RevPar:	58.4% / $501.27 / $292.77
Interest Rate:	4.13000%	Occupancy / ADR / RevPar Date:	6/30/2014
Note Date:	8/20/2014	Number of Tenants:	N/A
Anticipated Repayment Date:	9/1/2024	2011 NOI:	$20,436,767
Interest-only Period:	60 months	2012 NOI:	$20,065,195
Original Term:	120 months	2013 NOI:	$23,018,973
Original Amortization:	360 months	TTM NOI (as of 6/2014):	$24,411,908
Amortization Type:	IO-Balloon	UW Occupancy / ADR / RevPar:	58.4% / $501.27 / $292.77
Call Protection(2):	L(24),Def(92),O(4)	UW Revenues:	$98,371,191
Lockbox:	CMA	UW Expenses:	$77,985,859
Additional Debt:	Yes	UW NOI:	$20,385,332
Additional Debt Balance:	$105,000,000	UW NCF:	$20,385,332
Additional Debt Type:	Pari Passu	Appraised Value / Per Room:	$282,100,000 / $1,018,412
		Appraisal Date:	June 2014

Escrows and Reserves(3)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Room:	$541,516
Taxes:	$559,583	$102,500	N/A	Maturity Date Loan / Room:	$492,583
Insurance:	$305,000	$42,917	N/A	Cut-off Date LTV:	53.2%
FF&E Reserves:	$0	4% of Gross Revenues	N/A	Maturity Date LTV:	48.4%
TI/LC:	$0	$0	N/A	UW NCF DSCR:	2.34x
Other:	$0	$0	N/A	UW NOI Debt Yield:	13.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan(1)	$150,000,000	68.2%	Payoff of Preferred Equity	$119,408,207	54.3%
Sponsor Equity	69,859,633	31.8	Payoff Existing Debt	96,483,970	43.9
			Closing Costs	3,102,874	1.4
			Upfront Reserves	864,583	0.4
Total Sources	$219,859,633	100.0%	Total Uses	$219,859,633	100.0%
(1)
Canyon Ranch Portfolio is part of a loan evidenced by three pari passu notes with an aggregate original principal balance of $150.0 million. The Financial Information presented in the chart above reflects the Cut-off Date balance of the $150.0 million Canyon Ranch Portfolio Whole Loan.

(2)
The lockout period will be at least 24 payment dates beginning with the first payment date of October 1, 2014.  Defeasance of the full $150.0 million Canyon Ranch Portfolio Whole Loan is permitted after the date that is the earliest of the fourth anniversary of the first payment date or two years after securitization of the last pari passu note to be securitized.

(3)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

The Loan.   The Canyon Ranch Portfolio loan (the “Canyon Ranch Portfolio Whole Loan”) is secured by a first mortgage lien on two full service destination spas totaling 277 rooms located in Tucson, Arizona and Lenox, Massachusetts (the “Canyon Ranch - Tucson Property” and the “Canyon Ranch - Lenox Property”, together, the “Canyon Ranch Portfolio Properties”). The Canyon Ranch Portfolio Whole Loan has an outstanding principal balance of $150.0 million, which is comprised of three pari passu notes; Note A-1, Note A-2 and Note A-3. Note A-2 has an outstanding principal balance as of the Cut-Off Date of $45.0 million and is being contributed to the JPMBB 2014-C23 Trust. Note A-1 has an outstanding principal balance as of the Cut-off Date of $75.0 million and is expected to be contributed to COMM 2014-UBS5 Trust. Note A-3 has an outstanding principal balance as of the Cut-off Date of $30.0 million and is expected to be contributed to a future securitization. The holder of Note A-1 (the “Controlling Noteholder”) will be the trustee of the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Canyon Ranch Portfolio

COMM 2014-UBS5 Trust. The trustee of the COMM 2014-UBS5 Trust (or, prior to the occurrence and continuance of a control event, the directing certificateholder for that securitization) will be entitled to exercise all of the rights of the Controlling Noteholder with respect to the Canyon Ranch Portfolio Whole Loan; however, the holders of Note A-2 and Note A-3 will be entitled, under certain circumstances, to consult with respect to certain major decisions. The Canyon Ranch Portfolio Whole Loan has a 10-year term, and subsequent to a five-year interest-only period, will amortize on a 30-year schedule. The most recent prior financing of the Canyon Ranch Portfolio Whole Loan was included in the BACM 2005-2 transaction.

The Borrower. The borrowing entity for the Canyon Ranch Portfolio Whole Loan is CR Resorts, LLC, a Delaware limited liability company and special purpose entity.

The Sponsors. The sponsor and the nonrecourse carve-out guarantor is CR Operating, LLC.  CR Operating, LLC is owned by Crescent CR Holdings LLC 68% (“Crescent”) and CR Founders, LLC 32% (“Founders”).  Crescent is owned by a subsidiary of Barclays PLC (Barclays) and John Goff.  John Goff orchestrated the formation of Crescent REIT through a $350.0 million IPO in 1994, and its sale to Morgan Stanley in 2007 for $6.5 billion. In 2009 Barclays foreclosed on Morgan Stanley and simultaneously entered into a joint venture with Goff Capital whereby John Goff would lead the $1.5 billion company.  Crescent has been invested in Canyon Ranch since 1996.  The Founders are the original owners Mel Zuckerman and Jerold Cohen.  They maintain their day to day oversight and shared vision for Canyon Ranch with Crescent who performs the day to day duties of the controlling member.

The Property. The Canyon Ranch Portfolio Properties consist of two full service destination resort spas totaling 277 rooms and 471 paid guest nights, located in Tucson, Arizona and Lenox, Massachusetts. The properties were purchased and developed by co-founders Mel Zuckerman and Jerrold Cohen.  Crescent Real Estate Holdings LLC has been a part of ownership since 1996.  Both of the resorts are operated under the Canyon Ranch brand. The brand also operates Canyon Ranch Miami Beach, Canyon Ranch at Sea and Canyon Ranch Las Vegas, none of which are collateral for this loan. The Canyon Ranch operating model, does not track occupancy by the number of rooms sold, as is typical for standard hotels, but rather on the number of paid guest nights. This is due to the fact that, as an all-inclusive property, the subjects collect revenue from each individual guest rather than from each room sold. Thus, while the subjects offer a total of 277 rooms (151 at the Canyon Ranch - Tucson Property and 126 at the Canyon Ranch - Lenox Property), its supply is based on 471 total available paying guests (259 at Canyon Ranch - Tucson Property and 212 at Canyon Ranch – Lenox Property). The 471 available guests figure is not related to the number of total beds in the rooms, but rather the optimum number of guests on-site utilizing the facilities, restaurants, programs, consultants and activities.  These guests could stay at Canyon Ranch or be housed in adjacent rental properties for day use.  Canyon Ranch has operated this way for 35 years.

Canyon Ranch – Tucson. The Canyon Ranch - Tucson Property is a 151-room (259 paid guest night) full service destination resort spa located at 8600 East Rockcliff Road in Tucson, Arizona, and is located approximately 11 miles northeast of downtown Tucson.  The location provides great privacy and creates a relaxed and secluded environment. The Canyon Ranch - Tucson Property has 151 rooms, but is able to accommodate 259 guests per night.  Amenities at the Canyon Ranch - Tucson Property include 13,000 square feet of meeting space, a 25,000 square foot club house, a 65,000 square foot spa complex, a 20,000 square foot health and healing center, a 17,500 square foot life enhancement center, an 11,000 square foot aquatic center, 4,000 square foot golf performance center, three dining outlets, ranch store, seven outdoor tennis courts, an outdoor basketball court and three outdoor pools. The guestrooms are located throughout the property in guest unit complexes, each containing between one and four rooms. They are separated into six different categories including 77 deluxe rooms, 47 executive rooms, 17 haciendas, eight casitas, the Zpad and the Casa Grande.  There are 14 rental units that owners can rent for Canyon Ranch resort use.  Guestroom amenities include flat screen televisions, luxury Mascioni Italian linens, mini fridge, pillow menu with over 20 pillow options and desk. The Canyon Ranch - Tucson Property was originally constructed in 1979 and most recently renovated from 2005 through 2007 for approximately $19.5 million dollars ($129,019 per room). The renovations included updates to all the guestrooms and expansion of the Health and Healing Center. Planned capital expenditures for 2014 include a room update, carpeting, vehicles, spa, and IT update for approximately $2.6 million.

Canyon Ranch – Lenox.  The Canyon Ranch - Lenox Property is a 126-room (212 paid guest night) full service destination resort spa located at 165 Kemble Street in Lenox, Massachusetts, in a quiet, residential area removed from major highways. The three primary buildings are connected through enclosed, heated glass walkways and arranged around a pool and formal gardens.  The Canyon Ranch - Lenox Property has 126 rooms, but is able to accommodate 212 guests per night.  Amenities at the Canyon Ranch - Lenox Property include a 118,300 square foot spa facility, 3,433 square feet of meeting space, two dining outlets and an outdoor seasonal cafe, a medical center, a library, six gyms, an indoor and outdoor pool, tennis courts, a ropes challenge course, walking trails, a yoga studio and valet parking. Guestroom amenities include flat screen televisions, work desk and chair, upholstered chair and ottoman, mini fridge, wet-bar and marble sink and cast-iron tub in the bathrooms. Complimentary services include over 40 daily fitness classes, 15 daily outdoor activities, body composition analyses and fitness walks.  The Canyon Ranch - Lenox Property was originally constructed in 1897.  The last major renovation was completed in 2007 for approximately $11.7 million ($92,995 per room). The renovations included updates to all guest bathrooms; replacement of all furniture, fixtures and equipment; new bedding; updates to main pool building; and redesign of locker rooms.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Canyon Ranch Portfolio

Since 2005 capital expenditures have totaled $18.4 million reflecting an ongoing commitment by ownership to improve the property.  Planned capital expenditures include a complete upgrade of guest room HVAC, café remodeling, IT upgrades and facilities improvement for approximately $4.9 million.

Operating History and Underwritten Net Cash Flow
	2011	2012	2013	TTM(1)	Underwritten	Per Room(2)	% of Total Revenue(3)
Occupancy	56.2%	54.7%	57.6%	58.4%	58.4%
ADR	$455.14	$475.16	$488.31	$501.27	$501.27
RevPAR	$255.62	$259.85	$281.04	$292.77	$292.77

Room Revenue	$43,944,998	$44,672,226	$48,315,230	$50,331,693	$50,331,693	$106,861	51.2%
Food and Beverage	648,291	595,270	663,903	644,013	644,013	1,367	0.7
Other Department Revenues	43,480,776	43,864,692	46,293,785	47,395,485	47,395,485	100,627	48.2
Total Revenue	$88,074,065	$89,132,188	$95,272,918	$98,371,191	$98,371,191	$208,856	100.0%

Payroll Expense	$41,835,938	$42,535,819	$44,357,574	$44,935,878	$44,935,878	$95,405	45.7%
Food and Beverage Expense	2,846,204	2,854,509	3,143,043	3,309,321	3,309,321	7,026	3.4
Other Departmental Expenses	10,177,660	10,264,782	10,376,552	11,228,817	11,228,817	23,840	11.4
Departmental Expenses	$54,859,802	$55,655,110	$57,877,169	$59,474,016	$59,474,016	$126,272	60.5%

Departmental Profit	$33,214,263	$33,477,078	$37,395,749	$38,897,175	$38,897,175	$82,584	39.5%

Operating Expenses	$11,082,651	$11,531,478	$12,530,484	$12,609,448	$12,701,176	$26,966	12.9%
Gross Operating Profit	$22,131,612	$21,945,600	$24,865,265	$26,287,727	$26,195,999	$55,618	26.6%

Fixed Expenses	$1,694,845	$1,880,405	$1,846,292	$1,875,819	$1,875,819	$3,983	1.9%
FF&E	0	0	0	0	3,934,848	8,354	4.0
Total Other Expenses	$1,694,845	$1,880,405	$1,846,292	$1,875,819	$5,810,667	$12,337	5.9%

Net Operating Income	$20,436,767	$20,065,195	$23,018,973	$24,411,908	$20,385,332	$43,281	20.7%

Net Cash Flow	$20,436,767	$20,065,195	$23,018,973	$24,411,908	$20,385,332	$43,281	20.7%
(1)	The TTM column represents the trailing twelve months ending June 30, 2014.
(2)	Per Room values based on 471 guest night.
(3)	% of Total Revenue column represents the line item as a portion of Total Revenue.

Property Management. The hotel is managed by ZC Management, L.L.C., which is an affiliate of CR Founders, L.L.C.

Escrows and Reserves. At origination, the borrower was required to deposit into escrow $559,583 for real estate taxes and $305,000 for insurance.

Tax Escrows - The borrower is required to deposit into escrow 1/12 of the annual estimated real estate tax payments monthly, which currently equates to $102,500.

Insurance Escrows - The borrower is required to deposit into escrow 1/12 of the annual estimated insurance premiums monthly, which currently equates to $42,917.

FF&E Reserve - The borrower is required to deposit monthly 4.0% of gross revenue into an escrow for FF&E.

Lockbox / Cash Management. The Canyon Ranch Portfolio loan is structured with a CMA lockbox.  All gross revenue is required to be deposited by the borrower or manager into a depository account.  Upon the occurrence of a Debt Service Coverage Trigger (as defined below) or an event of default under the mortgage loan, funds are required to be transferred into a lender account or are required to otherwise be disbursed out of the depository account at lender’s direction.

A “Debt Service Coverage Trigger” will commence (i) during the interest only period, the assumed debt service coverage ratio is less than 1.25x based on the most recent twelve month period and (ii) at all times after the interest only period, the debt service coverage ratio is less than 1.25x based on the most recent twelve month period.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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[THIS PAGE INTENTIONALLY LEFT BLANK]

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Beverly Connection

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2014-C23

Beverly Connection

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2014-C23

Beverly Connection

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2014-C23

Beverly Connection

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$43,750,000	Title:	Fee / Leasehold
Cut-off Date Principal Balance(1):	$43,750,000	Property Type - Subtype:	Retail - Anchored
% of Pool by IPB:	3.2%	Net Rentable Area (SF):	334,566
Loan Purpose:	Acquisition	Location:	Los Angeles, CA
Borrowers(2):	Various	Year Built / Renovated:	1948 / 2012
Sponsors(3):	Various	Occupancy(4):	98.4%
Interest Rate:	4.63800%	Occupancy Date:	5/30/2014
Note Date:	7/8/2014	Number of Tenants:	23
Maturity Date:	8/6/2024	2011 NOI:	$6,024,048
Interest-only Period:	120 months	2012 NOI:	$4,107,543
Original Term:	120 months	2013 NOI:	$9,272,373
Original Amortization:	None	TTM NOI (5/2014)(4):	$10,497,216
Amortization Type:	Interest Only	UW Economic Occupancy:	97.3%
Call Protection:	L(25),Def(91),O(4)	UW Revenues:	$19,964,916
Lockbox:	Hard	UW Expenses:	$7,133,351
Additional Debt:	Yes	UW NOI(4):	$12,831,565
Additional Debt Balance:	$131,250,000 / $35,000,000 /	UW NCF:	$12,426,740
	$21,000,000	Appraised Value / Per SF:	$260,000,000 / $777
Additional Debt Type:	Pari Passu / B-Note /	Appraisal Date:	6/11/2014
	Mezzanine Loan

Escrows and Reserves(5)				Financial Information
	Initial	Monthly	Initial Cap		A-Note(1)	Whole Loan
Taxes:	$610,000	$300,000	N/A	Cut-off Date Loan / SF:	$523	$628
Insurance:	$0	Springing	N/A	Maturity Date Loan / SF:	$523	$628
Replacement Reserves:	$0	$7,817	N/A	Cut-off Date LTV:	67.3%	80.8%
TI/LC:	$0	Springing	$1,000,000	Maturity Date LTV:	67.3%	80.8%
Other:	$7,858,668	Various	Various	UW NCF DSCR:	1.51x	1.17x
				UW NOI Debt Yield:	7.3%	6.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
A-Note(1)	$175,000,000	64.7%	Purchase Price	$260,000,000	96.1%
B-Note	35,000,000	12.9	Upfront Reserves	8,468,668	3.1
Mezzanine Loan	21,000,000	7.8	Closing Costs	2,212,230	0.8
Sponsor Equity	39,680,898	14.7
Total Sources	$270,680,898	100.0%	Total Uses	$270,680,898	100.0%
(1)
Beverly Connection is part of a loan evidenced by three pari passu senior notes (each, an “A-Note”) and a subordinate note (“B-Note”), with an aggregate original principal balance of $210.0 million. The A-Note Financial Information presented in the chart above reflects the Cut-off Date balance of the $175.0 million senior portion of the Beverly Connection Whole Loan, but not the $35.0 million subordinate B-Note.

(2)	For a full description of the borrowers, please refer to “The Borrowers” below.
(3)	For a full description of the sponsors, please refer to “The Sponsors” below.
(4)
UW NOI is higher than TTM NOI primarily due to executed new/replacement leases by the following three tenants: Saks Off Fifth (expected gross rent of $1,664,619 and expected lease commencement of 7/1/2015), Old Navy (expected gross rent of $776,583 and expected lease commencement of 10/1/2014) and Corner Bakery (expected gross rent of $279,192 and expected lease commencement of 11/1/2014). Occupancy includes such tenants, which have executed leases but are not yet in occupancy.

(5)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2014-C23

Beverly Connection

The Loan. The Beverly Connection loan is secured by a first mortgage encumbering (i) the borrowers’ fee interest in Beverly Connection I, a 270,651 square foot retail shopping center (the “Beverly Connection Fee Parcel”), and (ii) the borrower’s leasehold interest in Beverly Connection II, a 63,915 square foot retail shopping center (the “Beverly Connection Lease Parcel”), each located in Los Angeles, California (collectively, the “Beverly Connection Property”). The $43,750,000 Beverly Connection loan is part of a split loan structure (collectively, the “Beverly Connection Whole Loan”) comprised of (i) three pari passu notes totaling $175,000,000 (collectively, the “Beverly Connection Senior Loans”) and (ii) one subordinate note in the amount of $35,000,000 (the “Beverly Connection Subordinate Companion Loan”). The Beverly Connection Senior Loans include (i) the $43,750,000 Beverly Connection loan and (ii) two pari passu companion loans totaling $131,250,000 (the “Beverly Connection Pari Passu Companion Loans” and, together with the Beverly Connection Subordinate Companion Loan, the “Beverly Connection Companion Loans”). The respective rights of the holders of the Beverly Connection Pari Passu Companion Loans and the issuing entity (as holder of the Beverly Connection loan) will be governed by a co-lender agreement, and the respective rights of the holders of the Beverly Connection Senior Loans (including the issuing entity as holder of the Beverly Connection loan) and the Beverly Connection Subordinate Companion Loan will be governed by a co-lender agreement, in each case, as described under ‘‘Description of the Mortgage Pool – The Whole Loans – The Beverly Connection Whole Loan” in the Free Writing Prospectus.

The Beverly Connection loan, which will be contributed to the trust, has an outstanding principal balance as of the Cut-off Date of $43,750,000. The Beverly Connection Pari Passu Companion Loans constituting the remainder of the Beverly Connection Senior Loans have outstanding principal balances as of the Cut-off Date of $87,500,000 and $43,750,000. The Beverly Connection Senior Loans were originated by Citigroup Global Markets Realty Corp., German American Capital Corporation and JPMorgan Chase Bank, National Association on July 8, 2014. The Beverly Connection Subordinate Companion Loan was originated by I&G Holding B-Lender 1 LLC, which is owned by an investment fund that is managed by J.P. Morgan Investment Management Inc., on July 8, 2014. The Beverly Connection Subordinate Companion Loan will have a principal balance of $35,000,000 as of the Cut-off Date and an interest rate of 6.75000% per annum. The holder of Note A-1 (the “Controlling Noteholder”) will be the trustee of the GSMS 2014-GC24 Trust. The trustee of that securitization (or, prior to the occurrence and continuance of a control event, the directing certificateholder for that securitization) will be entitled to exercise all of the rights of the Controlling Noteholder with respect to the Beverly Connection Whole Loan; however, the holders of Note A-2 and Note A-3 will be entitled, under certain circumstances, to consult with respect to certain major decisions. The Beverly Connection Whole Loan has a 10-year term and is interest-only for the term of the loan.

The Borrowers. The borrowing entities for the Beverly Connection Whole Loan are (i) Bevcon Blue Fee LLC, as owner of 50% of a tenant-in-common interest in the Beverly Connection Fee Parcel, (ii) DK Connections LLC, as owner of 50% of a tenant-in-common interest in the Beverly Connection Fee Parcel and (iii) DK Connections Lease LLC, as owner of the leasehold interest in the Beverly Connection Lease Parcel.

The Sponsors. The loan sponsors and non-recourse carveout guarantors are Ben Ashkenazy, Raymond Gindi and Edward S. Gindi.  Ben Ashkenazy is the CEO of Ashkenazy Acquisition Corporation, a private real estate investment firm focusing on retail and office assets. Ashkenazy Acquisition has acquired over 13 million square feet of retail, office and residential properties, located throughout the United States and Canada and has a portfolio containing more than 100 buildings valued at approximately $5 billion.

Under the recourse carve-out guaranty, (i) Ben Ashkenazy has no liability for certain of the full recourse items which occur solely as a result of the actions of Edward S. Gindi or an entity controlled by Edward S. Gindi, (ii) Edward S. Gindi has no liability for certain of the full recourse items which occur solely as a result of the actions of Ben Ashkenazy or an entity controlled by Ben Ashkenazy and (iii) Raymond Gindi only has liability for certain of the full recourse items related to bankruptcy and only if such items occur as a result of the actions of Edward S. Gindi or an entity that Edward S. Gindi controls.

Under the recourse carve-out guaranty, Ben Ashkenazy and Edward S. Gindi have liability if (i) the landlord under the ground lease (as described below) demands, pursuant to the ground lease, that the borrowers either (A) make a Ground Lease True-Up Payment (as defined below) with respect to additional rent under the ground lease or (B) elect to buy or sell the Beverly Connection Lease Parcel, and (ii) the borrowers fail to either (A) make the Ground Lease True-Up Payment, (B) acquire the fee interest under the Beverly Connection Lease Parcel in accordance with the loan documents or (C) obtain a release of the Beverly Connection Leasehold Parcel in accordance with the loan documents, as applicable.  The liability of Ben Ashkenazy and Edward S. Gindi in connection with clauses (i) and (ii) in this paragraph is limited to an amount equal to the sum of (x) the greater of (1) $39,000,000 and (2) 110% of the cost of a partial defeasance required to release the Beverly Connection Lease Parcel and (y) without duplication of the foregoing, lender’s actual losses incurred in connection with the exercise of lender’s remedies under the recourse carve-out guaranty.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2014-C23

Beverly Connection

The Property. The Beverly Connection Property is comprised of a two-level anchored retail shopping center and five-story, 1,342-space, parking structure located in West Hollywood, Los Angeles, California, at the southeast corner of Beverly Boulevard and La Cienega Boulevard. The Beverly Connection Property totals 334,566 square feet comprised of the (i) borrowers’ fee interest in Beverly Connection I, a 270,651 square foot retail shopping center, and (ii) the borrowers’ leasehold interest in Beverly Connection II, a 63,915 square foot retail shopping center.  The Beverly Connection Property includes tenants such as Target, Ross Dress for Less, Nordstrom Rack, CVS, Saks Off Fifth, Marshalls, TJ Maxx, Old Navy, Souplantation and Men’s Wearhouse. 77.5% of underwritten base rent is derived from tenants with investment-grade credit ratings. The Beverly Connection Property generates in-line comparable tenant (tenants that report sales and have been in occupancy for at least one year) sales of approximately $521 per square foot and an occupancy cost of 11.2% as of April 30, 2014. The Beverly Connection Property was originally constructed in 1948 and most recently renovated in 2012 and is situated on approximately 9.97 acres.  As of May 30, 2014, total occupancy was 98.4% at the Beverly Connection Property.

The Beverly Connection Property has 893 feet of frontage along La Cienega Boulevard (44,555 daily traffic count), 553 feet of frontage along West Third Street (31,281 daily traffic count), and 490 feet of frontage along Beverly Boulevard (50,824 daily traffic count). The 2013 estimated population in the Los Angeles combined statistical area is approximately 18.2 million people.  The June 2014 unemployment rate was 7.4%.The estimated 2013 population within a one-, three- and five-mile radius of the Beverly Connection Property is 38,903, 287,297 and 854,074, respectively. The 2013 average household income within a one-, three- and five-mile radius of the Beverly Connection Property is $92,627, $89,039, and $77,005, respectively.

According to a market research report, as of the second quarter of 2014, the Beverly Hills retail submarket contained approximately 3.6 million square feet of retail space, with an average submarket vacancy rate of 12.5% and an average gross rental rate of $73.94 per square foot ($50.93 per square foot on a triple-net basis, assuming operating expenses of $20.01 per square foot as concluded by the appraiser). The West Hollywood retail submarket contained approximately 5.8 million square feet of retail space, with an average submarket vacancy rate was 4.7% and an average gross rental rate was $54.87 per square foot ($34.86 per square foot on a triple-net basis, assuming operating expenses of $20.01 per square foot as concluded by the appraiser).

The appraiser provided information on five competing properties in the market. Vacancies at the competing properties ranged from 0% to 7.0% with a weighted average of 2.9%. The appraiser concluded market rents as detailed in the table below:

Space Classification	# Suites	SF	Contract Rent / SF	Market Rent / SF	Expense Structure
Large Anchor	1	99,937	$25.44	$28.80	Triple-net
Junior Anchor > 20,000 SF	5	144,493	$36.84	$42.00	Triple-net
Junior Anchor < 20,000 SF	1	17,575	$26.04	$48.0	Triple-net
Junior Anchor - Pharmacy	1	20,926	$54.96	$60.00	Triple-net
Shop > 3,000 SF	2	9,642	$55.20	$60.00	Triple-net
Shop 2,000 – 3,000 SF	1	2,112	$50.04	$51.00	Triple-net
Shop < 2,000 SF	5	5,506	$59.04	$72.00	Triple-net
Second Floor Shop	2	8,279	$49.80	$49.20	Triple-net
Restaurant > 5,000 SF	2	14,183	$41.76	$42.00	Triple-net
Restaurant < 5,000 SF	6	9,795	$79.08	$78.00	Triple-net
Second Floor Office	4	1,416	$28.32	$27.00	Gross
Management Office	3	702	$0.00	$0.00	NAP
Total / Wtd. Avg.	33	334,566	$36.63	$41.65

Competitive Set Summary(1)
Property	Year Built / Renovated	Total GLA	Est. Sales PSF	Est. Occ.	Proximity	Anchor Tenants
Town & Country Shopping Center	1961 / 1980	233,511	NAV	100%	1 mile	Whole Foods, Kmart, Ross Dress For Less, CVS
8000 Sunset	1992	172,726	NAV	96%	2 miles	Sundance Cinemas, Crunch Fitness, Trader Joe’s, CB2, Burke Williams Beyond The Spa, Salon Republic
West Hollywood Gateway	2004	248,067	NAV	99%	3 miles	Target, Best Buy, BevMo!, Ulta
Plaza La Cienega	1970 / 2003	236,000	NAV	93%	2 miles	Toys/Babies “R” Us, LA Fitness, Ross Dress For Less, Staples, CVS, Smart & Final, Fallas Paredes
Midtown Crossing	2006	315,000	NAV	97%	3 miles	Sports Authority, Ross Dress For Less, PetSmart, Smart & Final, Ulta
(1)	Per appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2014-C23

Beverly Connection

Historical and Current Occupancy(1)
2011	2012	2013	Current(2)
80.8%	90.1%	91.5%	98.4%
(1)	Historical Occupancies are as of December 31 of each respective year.
(2)	Current Occupancy is as of May 30, 2014.

Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Sales PSF(3)	Occupancy Costs(3)	Lease Expiration Date
Target	A2 / A / A-	99,937	29.9%	$26.43	N/A	N/A	1/31/2029
Marshalls	A3 / A+ / NR	34,239	10.2%	$28.54	$473	8.8%	9/30/2021
Ross Dress for Less	NR / A- / NR	29,973	9.0%	$42.00	N/A	N/A	1/31/2021
Nordstrom Rack	Baa1 / A- / A-	29,491	8.8%	$49.34	$758	8.6%	9/30/2024
Saks Off Fifth	NR / NR / NR	27,024	8.1%	$42.40	N/A	N/A	6/30/2025
TJ Maxx	A3 / A+ / NR	23,766	7.1%	$34.43	N/A	N/A	5/31/2023
CVS	Baa1 / BBB+ / NR	20,926	6.3%	$60.50	$574	13.0%	12/31/2019
Old Navy	NR / BBB- / BBB-	17,575	5.3%	$28.00	$367	12.0%	9/30/2019
Souplantation	NR / NR / NR	8,663	2.6%	$44.80	$363	17.5%	1/31/2018
Men’s Wearhouse	Ba3 / B+ / NR	6,032	1.8%	$50.00	$386	17.2%	7/31/2015
(1)	Based on the underwritten rent roll.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3)	Sales per square foot and Occupancy Costs represent sales for the twelve-month period ending April 30, 2014 for all tenants.

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	5,901	1.8%	NAP	NAP	5,901	1.8%	NAP	NAP
2014 & MTM	0	0	0.0	$0	0.0%	5,901	1.8%	$0	0.0%
2015	2	7,132	2.1	387,583	3.1	13,033	3.9%	$387,583	3.1%
2016	1	2,112	0.6	105,600	0.8	15,145	4.5%	$493,183	3.9%
2017	1	1,805	0.5	161,909	1.3	16,950	5.0%	$655,092	5.2%
2018	4	15,494	4.6	869,152	6.9	32,444	9.6%	$1,524,244	12.1%
2019	2	38,501	11.5	1,758,123	13.9	70,945	21.1%	$3,282,367	26.0%
2020	1	5,066	1.5	269,684	2.1	76,011	22.6%	$3,552,051	28.1%
2021	3	65,074	19.5	2,288,348	18.1	141,085	42.1%	$5,840,399	46.2%
2022	0	0	0.0	0	0.0	141,085	42.1%	$5,840,399	46.2%
2023	3	27,038	8.1	1,062,106	8.4	168,123	50.2%	$6,902,505	54.6%
2024	2	35,011	10.5	1,659,452	13.1	203,134	60.7%	$8,561,957	67.7%
2025 & Beyond	4	131,432	39.3	4,060,769	32.2	334,566	100.0%	$12,622,726	100.0%
Total	23	334,566	100.0%	$12,622,727	100.0%
(1)	Based on the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2014-C23

Beverly Connection

Operating History and Underwritten Net Cash Flow
	2011	2012	2013	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place(3)(4)	$8,264,705	$7,401,138	$10,189,519	$11,012,012	$12,622,726	$37.73	68.3%
Percentage Rent	27,636	0	0	0	0	0.00	0.0
Vacant Income	0	0	0	0	428,454	1.28	2.3
Gross Potential Rent	$8,292,341	$7,401,138	$10,189,519	$11,012,012	$13,051,180	$39.01	70.6%
Total Reimbursements	2,296,897	1,616,408	3,805,070	4,550,912	5,431,189	16.23	29.4
Net Rental Income	$10,589,238	$9,017,546	$13,994,589	$15,562,924	$18,482,369	$55.24	100.0%
(Vacancy/Credit Loss)	(142,230)	(118,270)	(214,773)	(336,596)	(554,471)	(1.66)	(3.0)
Other Income	1,275,844	1,224,317	1,537,172	1,784,650	2,037,018	6.09	11.0
Effective Gross Income	$11,722,852	$10,123,594	$15,316,987	$17,010,978	$19,964,916	$59.67	108.0%

Total Expenses	$5,698,804	$6,016,050	$6,044,614	$6,513,762	$7,133,351	$21.32	35.7%

Net Operating Income	$6,024,048	$4,107,543	$9,272,373	$10,497,216	$12,831,565	$38.35	64.3%

Total TI/LC, Capex/RR	0	0	0	0	404,825	1.21	2.0
Net Cash Flow	$6,024,048	$4,107,543	$9,272,373	$10,497,216	$12,426,740	$37.14	62.2%
(1)	The TTM column represents the trailing twelve months ending May 31, 2014.
(2)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)	Underwritten Rents in Place based on contractual rents as of June 30, 2014 and rent steps through January 1, 2015.
(4)
Underwritten Rents in Place is higher than TTM Rents in Place primarily due to new / replacement leases by the following three tenants: Saks Off Fifth (expected gross rent of $1,664,619 and expected lease commencement of 7/1/2015), Old Navy (expected gross rent of $776,583 and expected lease commencement of 10/1/2014) and Corner Bakery (expected gross rent of $279,192 and expected lease commencement of 11/1/2014).

Property Management.  The property is managed by AAC Iconic Management LLC, an affiliate of the borrowers, and Jones Lang LaSalle Americas, Inc.

Escrows and Reserves.  At origination, the borrowers deposited into escrow $5,325,250 for certain unfunded tenant improvement and leasing commission obligations of the borrowers ($4,697,285 (Saks Off Fifth), $591,009 (Corner Bakery), $36,956 (Staples)), $1,723,470 for future rent abatements under the Saks Off Fifth lease, $610,000 for real estate taxes, $497,204 for unfunded common area maintenance obligations of the borrowers, $165,000 for the payment of the premiums required for the purchase of a leasehold condemnation proceeds insurance policy and $147,744 for future ground rent payments.

Tax Escrows - On a monthly basis, the borrowers are required to escrow a tax reserve in an amount equal to $300,000, which amount will be adjusted based on a reassessment of the property pursuant to Proposition 13, and following the payment of the February 2015 payment of taxes, an amount equal to one-twelfth of the amount the lender estimates will be necessary to pay taxes over the next ensuing 12-month period; provided, however, tax reserve deposits are generally not required to the extent that taxes are being paid directly to the taxing authority by the tenants.

Insurance Escrows - The requirement for the borrowers to make monthly deposits into the insurance escrow is waived so long as no event of default exists and the borrowers provide satisfactory evidence that the property is insured under an approved umbrella or blanket policy in accordance with the loan documents.

Replacement Reserves - On a monthly basis, the borrowers are required to escrow $7,817 (approximately $0.28 per square foot annually) for replacement reserves.

TI/LC Reserves - Beginning on the monthly due date in August 2016 and each month thereafter, the borrowers are required to escrow $16,667 (approximately $0.60 per square foot annually) for tenant improvements and leasing commissions. The reserve is subject to a cap of $1,000,000 (approximately $2.99 per square foot).

Ground Rent Reserves - On a monthly basis, the borrowers are required to escrow a ground rent reserve in an amount equal to 1/12 of the amount the lender estimates will be necessary to pay ground rent over the then succeeding 12-month period.

Additionally, on each due date occurring (a) in September 2014 through January 2015, the borrowers are required to deposit with the cash management bank an amount equal to $50,000 for each such due date, which amounts will be held in an account (the “Ground Lease True-Up Account”) for any potential Ground Lease True-Up Payment (as described under “Buy/Sell Option” below) which may become due and payable and (b) after January 2015, the borrowers are required to deposit into the Ground Lease True-Up Account an amount equal to one-twelfth of the excess of (x) the then estimated Ground Lease True-Up Payment Amount (assuming it was then due and payable) over (y) the then current balance of the Ground Lease True-Up Account; provided, however, that the amount in the Ground Lease True-Up Account will not exceed lender’s reasonable estimate of the next possible Ground Lease True-Up Payment

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2014-C23

Beverly Connection

which could become due. If at any time the lender reasonably determines that amounts on deposit in the Ground Lease True-Up Account will not be sufficient to pay the then-current estimated Ground Lease True-Up Payment, the lender will notify the borrowers of such determination and the monthly deposits into the Ground Lease True-Up Account may be increased by the amount that the lender estimates is sufficient to make up the deficiency.

Lockbox / Cash Management.  The loan is structured with a hard lockbox and in-place cash management. The borrowers were required to send tenant direction letters to tenants instructing them to deposit all rents and payments into the lockbox account controlled by the lender. All funds in the lockbox account are swept daily to a cash management account under the control of the lender and disbursed during each interest period of the term of the loan in accordance with the loan documents.

During a Beverly Connection Trigger Period, excess cash flow, after funding of debt service, all required reserves and payment of operating expenses, will be deposited into an excess cash flow account to be held and applied pursuant to the loan documents. During a Vacancy Trigger Event (as defined below (and so long as no other Beverly Connection Trigger Period is then continuing)), excess cash flow will be deposited into a Target vacancy account until an amount equal to $1,998,740 has been deposited into the Target vacancy account, and any excess cash flow in excess of $1,998,740 will be distributed to the borrowers. During a Target Trigger Period (as defined below (other than during a Vacancy Trigger Period)), excess cash flow will be deposited into the Target vacancy account and distributed pursuant to the loan documents for payment of tenant improvements and leasing commissions in respect of the space occupied by Target Corporation, or any replacement tenant for such space (collectively, “Target”).

A “Beverly Connection Trigger Period” means the period (i) commencing upon the earliest of (a) the occurrence and continuance of an event of default under the Beverly Connection Whole Loan or any mezzanine loan related to the Beverly Connection Property, (b) the debt service coverage ratio (calculated based on the then outstanding balance of the  Beverly Connection Whole Loan) being less than 1.10x, (c) (I) for the period from the origination date of the Beverly Connection Whole Loan through (and including) the due date occurring in July 2015, the debt service coverage ratio  (calculated based on the Aggregate Outstanding Balance), being less than 1.00x and (II) after the due date occurring in July 2015, the debt service coverage ratio (calculated based on the aggregate outstanding balance), being less than 1.05x and (d) the occurrence of Target Trigger Period (as defined below). The “Aggregate Outstanding Balance” means the then outstanding aggregate balance of (1) the Beverly Connection Whole Loan and (2) any mezzanine loan related to the Beverly Connection Property.

A “Target Trigger Period” means a period (i) commencing upon the first to occur of (a) Target (or any replacement tenant in such space) being in monetary or material non-monetary default under its lease beyond applicable notice and cure periods, (b) Target failing to be in actual, physical possession of at least 80% of the its space or failing to be open to the public for business during customary hours and/or “going dark” in more than 20% of its space (a “Vacancy Trigger Event”); provided that a Vacancy Trigger Event will not exist solely as a result of Target subleasing up to 25,000 square feet of space as permitted under its lease, (c) Target giving notice that it is terminating its lease for all or any portion of its space, (d) any termination or cancellation of the Target lease (including, without limitation, rejection in any bankruptcy or similar insolvency proceeding) and/or the Target lease failing to otherwise be in full force and effect or (e) any bankruptcy or similar insolvency of Target; and (ii) expiring upon lender’s receipt of evidence of the satisfaction that the Target Trigger Period no longer exists.

Buy/Sell Option.  In the event the average rent under the ground lease is less than $650,000 in 1986 Dollars (as defined below) for three consecutive lease years, the ground lessor may offer the applicable borrower the option  to either (i) purchase the ground lessor’s fee interest in Beverly Connection II for a price equal to the sum of (a) the lesser of (x) $8,000,000 and (y) the Estimated Value, and (b) 50% of the amount by which the Estimated Value exceeds $11,000,000; provided that such 50% figure is increased by 1.5% annually for each full calendar year after December 31, 2052 (the “Ground Lessor’s Proportionate Share”) or (ii) sell its leasehold interest in Beverly Connection II for a price equal to the Estimated Value, reduced by the Ground Lessor’s Proportionate Share.

If the ground lessor exercises the buy/sell option described above, the applicable borrower must either (i) pay to the ground lessor an amount equal to the difference, in 1986 Dollars between the average rent payable over the preceding three lease years and $650,000 (the “Ground Lease True-Up Payment”), or (ii) elect, by written notice to the ground lessor, either to sell its interest in Beverly Connection Lease Parcel to the ground lessor or to purchase ground lessor’s interest in the Beverly Connection II, in which case the loan documents provide the conversion of the leasehold interest in the Beverly Connection Lease Parcel to a fee interest which will constitute additional collateral for the Beverly Connection Whole Loan.

“Estimated Value” means the ground lessor’s estimate of the value of its interest in the Beverly Connection II Lease Parcel.

“1986 Dollars” means the discounted (or increased, as the case may be) purchasing power of the average rent for any lease year determined by multiplying such average rent by a fraction, the numerator of which is the base index (113.4) and the denominator of which is the consumer price index for the Los Angeles-Anaheim-Riverside Metropolitan Area published by the U.S. Bureau of Labor Statistics for the month of January of the next lease year.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

97 of 126

Structural and Collateral Term Sheet	JPMBB 2014-C23

Beverly Connection

Existing Mezzanine and Subordinate Indebtedness.  The Beverly Connection Subordinate Companion Loan in the amount of $35,000,000, which is subordinate to the Beverly Connection Loan and the Beverly Connection Pari Passu Companion Loans, was funded by I&G Holding B-Lender 1 LLC, which is owned by an investment fund that is managed by J.P. Morgan Investment Management, Inc., and is secured by the first mortgage encumbering the Beverly Connection Property.  The Beverly Connection Subordinate Companion Loan has an interest rate of 6.7500% per annum and is generally subordinate in right of payment to the Beverly Connection Senior Loans.  The maturity date for each portion of the Beverly Connection Whole Loan is the due date in August 2024.

Additionally, concurrently with the funding of the Beverly Connection Whole Loan, Bevcon Mezz LLC (affiliate of Vornado Realty Trust) funded a mezzanine loan in the amount of up to $21,000,000 to Bevcon Blue Mezz LLC, DKA Mezz LLC, and Bevcon Lease Mezz LLC, collectively as mezzanine borrowers, which, taken together, are the direct owners of 100% of the limited liability company interests in the borrowers. The mezzanine loan was funded by an initial advance of $12,000,000 July 8, 2014 and a subsequent advance of $9,000,000. The mezzanine loan is secured by a pledge of the mezzanine borrowers’ 100% limited liability company interests in the borrowers. The mezzanine loan carries an interest rate of 8.5000% per annum and is co-terminus with the Beverly Connection Whole Loan. The mezzanine loan is subject to a customary intercreditor agreement which provides for the cure of defaults and the option to purchase the Beverly Connection Whole Loan at par should the Beverly Connection Whole Loan become a defaulted loan.

Future Mezzanine Indebtedness.  In connection with the acquisition of the fee interest underlying the portion of the Beverly Connection Lease Parcel, the existing mezzanine loan may be refinanced or a subordinate mezzanine loan may be entered into by the members of the mezzanine borrowers. The principal amount of such subordinate mezzanine loan may not exceed the lesser of (x) 30% of the purchase price under the ground lease and (y) the amount which results in a debt yield of at least 6.50% (calculated based on the Aggregate Outstanding Balance), a debt service coverage ratio of at least 1.20x (calculated based on the Aggregate Outstanding Balance) and a LTV ratio of no greater than 80% (calculated based on the Aggregate Outstanding Balance). In the case of a refinancing of the mezzanine loan, the new outstanding principal balance of such mezzanine loan may not exceed the then-outstanding principal balance of the existing mezzanine loan and the amount otherwise permitted to be incurred as a subordinate mezzanine loan.  In each case, future mezzanine indebtedness is subject to satisfaction of certain conditions set forth in the loan documents, including, among others: (i) the mezzanine loan is subordinate to the Beverly Connection Whole Loan, (ii) an intercreditor agreement is received by the lender, (iii) the mezzanine loan is coterminous with the Beverly Connection Whole Loan, (iv) such mezzanine debt is a current-pay loan with no “pay-in-kind” feature and (v) if required by lender, Rating Agency Confirmation has been obtained.

Partial Release.  The Beverly Connection loan documents permit the borrowers to release the Beverly Connection Lease Parcel currently encumbered by the ground lease from the lien of the loan documents subject to satisfaction of certain conditions set forth in the loan documents, including, among others: (i) no event of default exists; (ii) the release is permitted under REMIC requirements; (iii) on the date of the release, the existing mezzanine loan is prepaid in an amount which, when applied to reduce the outstanding principal balance of the existing mezzanine loan, will result in a debt yield (calculated based on the Aggregate Outstanding Balance)  of at least 6.50%, a debt service coverage ratio of at least 1.25x (calculated based on the Aggregate Outstanding Balance), and a LTV of not greater than 75% (calculated based on the Aggregate Outstanding Balance) and (iv) the borrowers defease an amount equal to the greater of (a) the net sales proceeds of the borrowers’ interest in the Beverly Connection Lease Parcel, (b) $39,375,000 (being 125% of the related allocated loan amount) and (c) such amount which, if applied to reduce the then outstanding balance, results in a debt yield of at least 7.25% (calculated based on the then outstanding aggregate balance of the Beverly Connection Whole Loan), a debt service coverage ratio of at least 1.40x (calculated based on the then outstanding aggregate balance of the Beverly Connection Whole Loan) and a loan-to-value ratio of not greater than 70% (calculated based on the then outstanding aggregate balance of the Beverly Connection Whole Loan); provided, with respect to this clause (iv), lender may, at its option, elect to forego partial defeasance and instead require partial prepayment (with yield maintenance) of one or more of the notes evidencing the Beverly Connection Whole Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

98 of 126

Structural and Collateral Term Sheet	JPMBB 2014-C23

Residence Inn Midtown East

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

99 of 126

Structural and Collateral Term Sheet	JPMBB 2014-C23

Residence Inn Midtown East

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2014-C23

Residence Inn Midtown East

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Barclays	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$42,000,000	Title:	Leasehold
Cut-off Date Principal Balance(1):	$42,000,000	Property Type - Subtype:	Hotel - Extended Stay
% of Pool by IPB:	3.1%	Net Rentable Area (Rooms):	211
Loan Purpose:	Acquisition	Location:	New York, NY
Borrower:	RIH-SB Property Holding	Year Built / Renovated:	1931 / 2013
	Company, LLC	Occupancy / ADR / RevPAR:	89.3% / $295.57 / $263.90
Sponsor:	Dimond Capital, LLC	Occupancy / ADR / RevPAR Date:	7/31/2014
Interest Rate:	4.31500%	Number of Tenants:	N/A
Note Date:	7/30/2014	2011 NOI(3):	N/A
Maturity Date:	8/6/2019	2012 NOI(3):	N/A
Interest-only Period:	60 months	2013 NOI(3)(4):	$5,994,861
Original Term:	60 months	TTM NOI (as of 7/2014)(4):	$7,590,450
Original Amortization:	None	UW Occupancy / ADR / RevPAR:	89.3% / $295.57 / $263.91
Amortization Type:	Interest Only	UW Revenues:	$20,921,132
Call Protection:	L(25),Def(28),O(7)	UW Expenses:	$15,207,815
Lockbox:	CMA	UW NOI:	$5,713,317
Additional Debt(2):	Yes	UW NCF:	$5,713,317
Additional Debt Balance(2):	$15,000,000	Appraised Value / Per Room:	$90,300,000 / $427,962
Additional Debt Type(2):	B-Note	Appraisal Date:	6/19/2014

Escrows and Reserves(5)				Financial Information
	Initial	Monthly	Initial Cap		A-Note(1)	Whole Loan
Taxes(6):	$414,439	$141,985	N/A	Cut-off Date Loan / Room:	$199,052	$270,142
Insurance:	$0	Springing	N/A	Maturity Date Loan / Room:	$199,052	$270,142
FF&E Reserves(7):	$0	2% of Gross Revenues	$2,000,000	Cut-off Date LTV:	46.5%	63.1%
TI/LC:	$0	$0	N/A	Maturity Date LTV:	46.5%	63.1%
Other:	$290,417	Springing	N/A	UW NCF DSCR:	3.11x	2.29x
				UW NOI Debt Yield:	13.6%	10.0%

Sources and Uses
Sources		Proceeds	% of Total	Uses	Proceeds	% of Total
A-Note(1)		$42,000,000	46.3%	Purchase Price	$89,600,000	98.8%
B-Note(2)		15,000,000	16.5	Closing Costs	767,650	0.8
Sponsor Equity		33,658,067	37.1	Upfront Reserves(6)	290,417	0.3
Total Sources		$90,658,067	100.0%	Total Uses	$90,658,067	100.0%
(1)
Residence Inn Midtown East is part of a loan evidenced by one senior note (“A-Note”) and a subordinate note (“B-Note”), with an aggregate principal balance of $57,000,000. The A-Note Financial Information presented in the chart above reflects the Cut-off Date balance of the $42.0 million senior portion of the Residence Inn Midtown East AB Whole Loan, but not the $15.0 million subordinate B-Note.

(2)	Amounts allocated to the B-Note will be payable to the Class RIM Certificates.
(3)
The property underwent a complete gut renovation from 2011 to 2013 and re-opened on February 25, 2013; as such, 2011 NOI and 2012 NOI are not available. 2013 NOI is for the approximately 10 month period when the property was open during the 2013 calendar year.

(4)
TTM NOI is higher than 2013 NOI due to the full 12 months of operation (which constitutes an addition of 11,605 available room nights relative to 2013 NOI) and an increase in RevPAR from $245.41 in 2013 to $263.90 for the trailing twelve months ending July 31, 2014.

(5)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.
(6)	Initial Tax Reserve was paid by the seller in conjunction with the acquisition.
(7)
Monthly deposits into the FF&E Reserves will be (i) 2.0% of gross revenues from the origination date through August 6, 2015, (ii) 3.0% of gross revenues from September 6, 2015 through August 6, 2016 and (iii) 4.0% of gross revenues thereafter.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2014-C23

Residence Inn Midtown East

The Loan. The Residence Inn Midtown East loan is secured by a mortgage lien on a leasehold interest in a 211-room extended stay hotel located in Midtown Manhattan, New York, New York. The whole loan has an outstanding principal balance of $57.0 million (the “Residence Inn Midtown East AB Whole Loan”), which consists of a $42.0 million A-Note and a $15.0 million subordinate B-Note. The Residence Inn Midtown East AB Whole Loan has a five-year term and is interest-only for the term of the loan. The A-Note and B-Note both carry an interest rate of 4.31500%. The Residence Inn Midtown East AB Whole Loan is an asset of the Trust; however, amounts allocated to the A-Note will be payable to the Pooled Certificates and amounts allocated to the B-Note will be payable to the Class RIM Certificates, in each case, as reduced as a result of the payment of additional trust fund expenses and certain other fees and expenses payable in accordance with the Pooling and Servicing Agreement. See “Description of the Mortgage Pool—The Trust AB Whole Loans” in the Free Writing Prospectus.

The Borrower. The borrowing entity for the loan is RIH-SB Property Holding Company, LLC, a Delaware limited liability company and special purpose entity.

The Sponsor. The loan sponsor and non-recourse carve-out guarantor is Dimond Capital, LLC. In order to comply with Islamic law (Shari’ah) the borrower master leases the property to RIH-SB Operating Company, LLC (the “Purchaser” or “Master Tenant”), an entity owned by a joint venture between affiliates of Stonebridge Companies, LLC (5.0%) and affiliates of Gatehouse Bank plc (95.0%). See “Risk Factors— Shari’ah Compliance Loans” in the Free Writing Prospectus.

Stonebridge Companies, LLC (“Stonebridge”), headquartered near Denver, Colorado, was founded in 1991 by Navin Dimond, the managing member of the loan sponsor. Stonebridge operates over 40 hospitality properties comprising over 6,500 guest rooms. Stonebridge holds franchise licenses with Hilton Hotels, Marriott International, Inc., Starwood Hotels and Resorts and InterContinental Hotel Group. Its portfolio brands include aloft, Courtyard, Doubletree Hotel, Embassy Suites, Fairfield Inn and Suites, Hampton Inn, Hampton Inn & Suites, Hilton Garden Inn, Holiday Inn Express, Homewood Suites, Residence Inn, Sheraton Hotel and SpringHill Suites. In 2013, Stonebridge was honored by Marriott International, Inc. with its prestigious Development Partner of the Year award.

Gatehouse Bank plc (“Gatehouse”) is a wholesale Shari’ah-compliant investment bank based in London that manages approximately $2.0 billion of assets in the United States, United Kingdom and Europe. Gatehouse is majority owned by The Securities House K.S.C.C., a publicly-traded Shari’ah-compliant investment company listed on the Kuwait Stock Exchange. Gatehouse provides Gulf-based family offices and financial institutions with access to the global capital markets as well as Shari’ah-compliant investment vehicles for Islamic investors in Europe, North America and Asia and select emerging markets.

The Property. The Residence Inn Midtown East loan is secured by the leasehold interest in a 17-story, 211-guestroom, extended stay hotel located in Midtown Manhattan, New York, New York. The property is situated on East 48th Street, between Lexington and Third Avenues, proximate to Grand Central Terminal and the United Nations Headquarters. The property was originally constructed in 1931 and operated as the Helmsley Middletowne Hotel until 2010. A joint-venture between affiliates of Stonebridge and affiliates of AEW Capital Management acquired the leasehold interest in the property in 2011 and subsequently began a gut-renovation program. The property opened as the Residence Inn Midtown East on February 25, 2013. The Purchaser acquired the property on July 30, 2014 for $89.6 million. Stonebridge maintained a 5.0% interest in the property through the closing of the acquisition.

Amenities at the property include a breakfast dining/evening reception area, 1,320 square feet of meeting space, a fitness center, a business center, a market pantry and a guest laundry facility. The property’s guest suites range in size from 238 square feet to 640 square feet and have extended stay features which include a kitchen with refrigerator, microwave, one- to two-burner stovetop, sink, dishwasher, coffeemaker, toaster and cooking and dining utensils. In addition to the standard furnishings, in-room amenities include complimentary high-speed internet access, a 37-inch flat-panel television with complimentary movie channels, an iPod dock, an iron and ironing board and a telephone with personalized voicemail and data ports.

The property is located in the Midtown East neighborhood of Manhattan, in close proximity to numerous tourist attractions such as Grand Central Terminal, Central Park, Rockefeller Center and the Museum of Modern Art. In addition, the property is within walking distance of the iconic flagships of luxury retailers such as Tiffany & Co., Cartier, Armani, Burberry, Saint Laurent, Chanel, Louis Vuitton and Dolce & Gabbana as well as the flagship locations of the Bloomingdale’s, Saks Fifth Avenue, Barney’s and Bergdorf Goodman department stores. The area is also home to the headquarters or major offices of financial services firms including JPMorgan Chase & Co., Citigroup, KPMG, UBS, Wells Fargo and Bloomberg. Midtown East hosts the United Nations Headquarters as well as many of the Permanent Missions and Consulate Generals of member nations. According to the appraisal, the property generated approximately 65.0% of its room nights from commercial business, 30.0% from leisure business and 5.0% from meeting and group business. According to the appraisal, a recently opened property, the 206-guestroom Hilton Garden Inn Midtown East, is expected to be directly competitive with the property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2014-C23

Residence Inn Midtown East

Historical Occupancy, ADR, RevPAR

	Competitive Set(1)			Residence Inn Midtown East(2)			Penetration Factor(3)

Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2013(4)	90.0%	$269.55	$242.48	81.7%	$300.50	$245.41	90.8%	111.5%	101.2%
TTM(5)	90.8%	$270.78	$245.98	89.3%	$295.57	$263.90	98.3%	109.2%	107.3%
(1)
Data provided by Smith Travel Research. Competitive set contains the following properties: Affinia 50, DoubleTree Metropolitan, Hilton Manhattan East, Residence Inn Times Square, Wyndham Midtown 45, Hyatt 48 LEX and Kimberly Hotel.

(2)
Based on operating statements provided by the borrower. The property underwent a complete gut renovation from 2011 to 2013 and re-opened on February 25, 2013; as such, 2011 and 2012 Occupancy, ADR and RevPAR are not available.

(3)	Penetration Factor is calculated based on data provided by Smith Travel Research for the competitive set and based on operating statements provided by the borrower for the property.
(4)
2013 Occupancy, ADR and RevPAR for the property are for the approximately 10 month period when the property was open during the 2013 calendar year and for the full 2013 calendar year for the competitive set.

(5)	TTM represents the trailing twelve-month period ending July 31, 2014.

Competitive Hotels Profile(1)

			2013 Estimated Market Mix			2013 Estimated Operating Statistics

Property	Rooms	Year Built	Commercial	Meeting & Group	Leisure	Occupancy	ADR	RevPAR
Residence Inn Midtown East	211	1931	65%	5%	30%	82%	$300.50	$245.41
Affinia 50	210	1964	55%	10%	35%	65%	$270.00	$175.50
Courtyard by Marriott Midtown East	317	1998	60%	10%	30%	82%	$276.00	$226.32
DoubleTree Metropolitan	764	1962	45%	20%	35%	97%	$244.00	$236.68
Hilton Manhattan East	300	1931	55%	15%	30%	88%	$253.00	$222.64
Residence Inn Times Square	357	2005	65%	5%	30%	93%	$298.00	$277.14
Wyndham Midtown 45	151	2003	50%	10%	40%	81%	$261.00	$211.41
Total(2)	2,099
(1)	Based on the appraisal.
(2)	Excludes the subject property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

103 of 126

Structural and Collateral Term Sheet	JPMBB 2014-C23

Residence Inn Midtown East

Operating History and Underwritten Net Cash Flow

	2013	TTM(1)	Underwritten	Per Room(2)	% of Total Revenue(3)
Occupancy	81.7%	89.3%	89.3%
ADR	$300.50	$295.57	$295.57
RevPAR	$245.41	$263.90	$263.91

Room Revenue	$16,052,096	$20,324,262	$20,325,055	$96,327	97.2%
Telephone Revenue	16,567	33,690	33,690	160	0.2
Other Departmental Revenues	491,393	562,387	562,387	2,665	2.7
Total Revenue	$16,560,056	$20,920,339	$20,921,132	$99,152	100.0%

Room Expense	$2,938,257	$3,809,691	$3,809,691	$18,055	18.7%
Telephone Expense	13,560	15,712	15,712	74	46.6
Other Departmental Expenses	46,998	66,305	66,305	314	11.8
Departmental Expenses	$2,998,815	$3,891,708	$3,891,708	$18,444	18.6%

Departmental Profit	$13,561,241	$17,028,631	$17,029,424	$80,708	81.4%

Operating Expenses	$2,689,576	$3,480,882	$3,480,882	$16,497	16.6%
Gross Operating Profit	$10,871,665	$13,547,749	$13,548,542	$64,211	64.8%

Management Fees	$496,802	$627,653	$627,634	$2,975	3.0%
Franchise Fees	713,561	984,701	1,077,228	5,105	5.1
Property Taxes(4)	1,727,026	2,122,924	1,487,891	7,052	7.1
Property Insurance	43,582	72,017	300,591	1,425	1.4
Ground Rent(5)	1,895,833	2,150,004	3,505,036	16,612	16.8
FF&E	0	0	836,845	3,966	4.0
Total Other Expenses	$4,876,804	$5,957,299	$7,835,225	$37,134	37.5%

Net Operating Income	$5,994,861	$7,590,450	$5,713,317	$27,077	27.3%
Net Cash Flow	$5,994,861	$7,590,450	$5,713,317	$27,077	27.3%
(1)	TTM column represents the trailing twelve-month period ending July 31, 2014.
(2)	Per Room values based on 211 guest rooms.
(3)	% of Total Revenue column for Room Expense, Telephone Expense and Other Departmental Expenses is based on their corresponding revenue line item.
(4)	The property is subject to a 10-year ICAP property tax abatement that commences in the 2014/2015 tax year. For a full description, please see “Tax Abatement” below.
(5)
2013 and TTM Ground Rent are subject to a 24-month rent abatement. Commencing in the fourth lease year, percentage rent is also due under the ground lease, if applicable, and is calculated as 12.0% of the excess of (i) Total Revenue for each lease year over (ii) the greater of (x) the product of 5.5 multiplied by the base rent payable in such lease year and (y) $20.4 million. Underwritten Ground Rent is the average of the unabated 2014 and 2015 payments and includes the applicable percentage rent.

Property Management. The property is managed by 365 Management Company, LLC, an affiliate of the Master Tenant.

Franchise Agreement. The Residence Inn Midtown East property has a 34-year franchise agreement with Marriott International, Inc. for use of the Residence Inn flag through February 25, 2038 with no extension options. The agreement provides for a contractual franchise fee equal to 4.5% of room revenue for the first and second years, 5.0% for the third year and 5.5% thereafter. The franchise agreement also provides for a marketing fee equal to 2.5% of room revenue.

Ground Lease. Residence Inn Midtown East is encumbered by a ground lease. The land is owned by Townan Realty LLC. The ground lease commenced in February 2011 and expires in February 2086, representing a term of 75 years. The current annual ground lease payment is $3.4 million and is subject to scheduled increases until 2040. Commencing in 2041 and through the term of the ground lease, payments increase in accordance with the Consumer Price Index. Ground lease payments are also subject to fair market value resets in 2036, 2051 and 2066. In addition, commencing in the fourth ground lease year, percentage rent is also due under the ground lease, if applicable, and is calculated as 12.0% of the excess of (i) total revenue at the property for each lease year over (ii) the greater of (x) the product of 5.5 multiplied by the base rent payable in such lease year and (y) $20.4 million.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2014-C23

Residence Inn Midtown East

Tax Abatement. The property currently benefits from an Industrial and Commercial Abatement Program (“ICAP”) property tax exemption. Under this program, increases in assessed value resulting from a commercial property renovation are phased in over a period of 10 years. For years one through five after completion, 100.0% of the projected assessed value less the assessed value prior to renovation is exempt. The exemption declines by 20.0% every year thereafter. The tax exemption commences in the 2014/2015 tax year with an $812,114 abatement and begins to decline in the 2019/2020 tax year. The abatement fully expires by the end of the 2022/2023 tax year. The underwritten real estate taxes reflect the actual abated taxes for the 2014/2015 tax year.

Escrows and Reserves. At origination, the borrower was required to deposit into escrow $414,439 for real estate taxes and $290,417 for ground rent. In conjunction with the acquisition, the seller paid the amounts required for real estate taxes.

Tax Escrows - On a monthly basis, the borrower is required to escrow 1/12 of the annual estimated tax payments, which currently equates to $141,985.

Insurance Escrows - The requirement that the borrower make monthly deposits to the insurance escrow is waived so long as no event of default exists and the borrower provides satisfactory evidence that the property is insured as part of a blanket policy in accordance with the loan documents.

FF&E Reserves - On a monthly basis, the borrower is required to deposit (i) 2.0% of gross revenues from the property from the origination date through August 6, 2015, (ii) 3.0% of gross revenues of the property from September 6, 2015 through August 6, 2016 and (iii) 4.0% of gross revenues from the property thereafter. The reserve is subject to a cap of $2,000,000 (approximately $9,479 per room).

Ground Lease Escrow - On a monthly basis, during a Triggering Event Period (as defined below), the borrower is required to escrow 1/12 of the annual ground rent payment due under the ground lease.

Lockbox / Cash Management. The loan is structured with a CMA lockbox. The borrower, the master lessee and the manager are required to immediately deposit all gross income from operations and all other revenue of any kind into the lockbox account. In addition, the borrower, the master lessee and the manager are required to direct all credit card companies to send all revenues directly to the lockbox account. The funds are then returned to an account controlled by the borrower until the occurrence of a Triggering Event Period. During the continuance of a Triggering Event Period, all rents will be swept to a segregated cash management account and held in trust and for the benefit of the lender. The lender will have a first priority security interest in the cash management account. Upon the occurrence and during the continuance of a Triggering Event Period, all funds deposited into the cash management account after payment of debt service, required reserves and budgeted operating expenses will be held as additional security for the loan.

A “Triggering Event Period” commences upon the earlier of (i) an event of default under the loan documents or (ii) the DSCR, as calculated in the loan documents, falls below 1.40x.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2014-C23

[THIS PAGE INTENTIONALLY LEFT BLANK]

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2014-C23

1800 West Central Road

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Barclays	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$41,000,000	Title:	Fee
Cut-off Date Principal Balance:	$41,000,000	Property Type - Subtype:	Industrial - Flex
% of Pool by IPB:	3.0%	Net Rentable Area (SF):	637,566
Loan Purpose:	Refinance	Location:	Mount Prospect, IL
Borrower:	CRP-3 West Central, LLC	Year Built / Renovated:	1957 / 1998
Sponsor:	Colony Realty Partners III REIT	Occupancy:	100.0%
Interest Rate:	4.33000%	Occupancy Date:	8/12/2014
Note Date:	8/11/2014	Number of Tenants:	3
Maturity Date:	8/6/2021	2011 NOI:	$4,025,314
Interest-only Period:	12 months	2012 NOI(1):	$3,068,175
Original Term:	84 months	2013 NOI:	$4,055,840
Original Amortization:	360 months	TTM NOI (as of 6/2014):	$4,324,211
Amortization Type:	IO-Balloon	UW Economic Occupancy:	92.3%
Call Protection:	L(25),Def(55),O(4)	UW Revenues:	$5,904,668
Lockbox:	CMA	UW Expenses:	$2,045,659
Additional Debt:	N/A	UW NOI:	$3,859,009
Additional Debt Balance:	N/A	UW NCF:	$3,571,729
Additional Debt Type:	N/A	Appraised Value / Per SF:	$56,000,000 / $88
		Appraisal Date:	7/17/2014

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$64
Taxes:	$100,021	$100,021	N/A	Maturity Date Loan / SF:	$57
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	73.2%
Replacement Reserves:	$0	$7,970	N/A	Maturity Date LTV:	65.4%
TI/LC(2)(3):	$0	$15,970	$2,500,000	UW NCF DSCR:	1.46x
Other(4)(5):	$2,950,637	$0	N/A	UW NOI Debt Yield:	9.4%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$41,000,000	93.4%	Payoff Existing Debt(6)	$22,689,567	51.7%
Sponsor Equity(6)	2,897,946	6.6	Payoff Other Debt(6)	17,832,905	40.6
			Upfront Reserves	3,050,657	6.9
			Closing Costs	324,817	0.7
Total Sources	$43,897,946	100.0%	Total Uses	$43,897,946	100.0%
(1)
2012 NOI declined due to three months of abated rent for the Robert Bosch Tool Corporation (“Bosch”) totaling approximately $0.5 million, as part of a lease extension and ten months of abated rent for Multi Pack Solutions, LLC, totaling approximately $0.3 million, as part of the tenant’s lease.

(2)
A full cash flow sweep will commence upon (a) an event of default, (b) DSCR, as calculated in the loan documents, falls below 1.15x for two consecutive quarters, (c) either Bosch or the Rauland-Borg Corporation (“Rauland”) goes dark, vacates and/or discontinues its operations or business in all or substantially all of its space other than during a restoration of the property, (d) Bosch does not give notice to renew its lease 18 months prior to its lease expiration in July 2018 or (e) the date of the filing of a bankruptcy petition by or against either Bosch or Rauland.

(3)	Monthly TI/LC deposits are required if the sum of balance of deposits in TI/LC reserve and amounts collected through a cash sweep total less than $2.5 million.
(4)
The Initial Other Escrows and Reserves include $2,808,512 for a landlord-provided tenant improvement allowance for Bosch as part of the tenant’s lease extension in 2012 as well as $142,125 for deferred maintenance.

(5)
Bosch extended its lease for five years in September 2012 and was provided an allowance of $2,218,630 by the landlord for tenant improvements. The tenant has until August 31, 2015 to submit plans for a work letter which remains outstanding. If Bosch submits plans for the work letter following August 31, 2015 and until July 31, 2018, the allowance is reduced to $1,109,315 and is restricted to “hard costs” only. Following July 31, 2018, the allowance is forfeited. In addition, the tenant may apply up to 25% ($554,658) as a credit against base rent by delivering written notice on or before August 31, 2015. At origination, the lender reserved $2,808,512 to be held for the Bosch allowance and potential rent credit.

(6)
The proceeds of the mortgage loan along with approximately $2.9 million of sponsor equity were used to pay off previously existing debt of $22.7 million relating to this property and $17.8 million of previously existing debt relating to two other properties in the sponsor’s portfolio. Excluding the previously existing debt associated with the two other properties, this transaction would result in an approximately $14.9 million return of equity to the sponsor.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2014-C23

1800 West Central Road

The Loan. The 1800 West Central Road loan has an outstanding balance of $41.0 million and is secured by a first mortgage lien on a single-story, 637,566 square foot, industrial flex building located in Mount Prospect, Illinois. The loan has a seven-year term and, subsequent to a 12-month interest-only period, amortizes on a 30-year schedule. The loan sponsor and nonrecourse guarantor is Colony Realty Partners III REIT, an affiliate of Colony Realty Partners. Since 2005, Colony Realty Partners and its related entities have acquired a portfolio of more than 175 individual investments at a cost of over $4.5 billion, including over 1,600 commercial tenants and more than 7,200 multifamily units. These investments are located in 22 major metro areas throughout the United States and include office, industrial, multifamily and retail properties.

The Property. 1800 West Central Road is a single-story, 637,566 square foot, industrial flex building located in Mount Prospect, Illinois, approximately 22 miles northwest of Chicago’s central business district and 10 miles north of Chicago’s O’Hare International Airport. The property was constructed in 1957 and underwent an approximately $125.0 million renovation in 1998. The office component of the property is comprised of 318,158 square feet, accounting for approximately 49.9% of the net rentable area. As of August 12, 2014, the property is 100.0% occupied by three tenants on triple-net leases, the Rauland-Borg Corporation, the Robert Bosch Tool Corporation and Multi Pack Solutions, LLC. The property serves as the corporate headquarters of each of the three respective tenants.

The largest tenant, Rauland-Borg Corporation, founded in 1948 and headquartered at the property, is involved in the design, delivery, manufacturing, sale and servicing of advanced communications, workflow and life-safety solutions and equipment for hospitals and education facilities worldwide. Rauland makes integrated communications systems, incorporating handsets, intercoms, software and other elements used by customers in both the health care and education industries. Rauland utilizes its facility at the property as its headquarters employing approximately 400 people, half of whom work as engineers and are trained on-site. The facility is also home to the Solution Center, an approximately 40,000 square foot space designed to present a complete, collaborative experience for customers. Two rooms are provided to highlight Rauland’s healthcare and education solutions. Each area is fully equipped with interactive hardware and software components that make up the Rauland Responder and Telecenter platforms. In addition, Rauland utilizes this facility to handle all manufacturing aspects of its product lines and has invested approximately $3.8 million in improvements and upgrades to the space since 2010. Rauland’s lease commenced in September 2008 and it occupies 37.7% of the net rentable area at the property through August 2023 with three five-year extension options remaining.

The second largest tenant, the Robert Bosch Tool Corporation, is a North American subsidiary of the Bosch Group. The Bosch Group, based in Germany, is a global supplier of technology and services in automotive and industrial technology, consumer goods and building technology and comprises more than 360 subsidiaries and regional companies in 50 countries. The Robert Bosch Tool Corporation designs, manufactures and sells power tools, rotary and oscillating tools, accessories, laser and optical leveling and range finding tools, and garden and watering equipment. Bosch utilizes this facility as its North American headquarters, consolidating operations from Louisville and Wisconsin to this location and employing approximately 620 people. Bosch sales, marking and research and development operations for the United States, Mexico and Canada are based out of the property. Bosch’s lease commenced in August 2002 and it occupies 34.8% of the net rentable area at the property through July 2018 with two five-year extension options remaining.

The third largest tenant, Multi Pack Solutions, LLC, offers full-service contract packaging manufacture and distribution services. The company serves the pharmaceutical, industrial, institutional, health and beauty aid, automotive and household cleaning markets. Multi Pack Solutions, LLC is headquartered at the property, with additional locations in Wisconsin and South Carolina. Multi Pack Solutions, LLC’s lease commenced in September 2010 and it occupies 27.5% of the net rentable area through August 2018 at the property with two five-year extension options remaining.

The Market. 1800 West Central Road is located in the Northwest Cook County submarket of the Chicago industrial market, one of the largest industrial markets in the United States, serving as the business and logistics hub of the Midwest and the preeminent location for truck, intermodal, air and rail distribution. As of the first quarter of 2014, the vacancy rate in the submarket was approximately 7.7%, which, according to the appraisal, has decreased from 10.1% in 2013. The appraiser concluded market rents per square foot of $9.50, $7.00 and $4.50 for Bosch, Rauland and Multi Pack Solutions, LLC, respectively. The in-place rent per square foot at the property for Bosch, Rauland and Multi Pack Solutions, LLC is $9.24, $7.30 and $2.79, respectively. The weighted average in-place rent of $6.74 per square foot at the property is 6.1% below the appraiser’s conclusions of market rents.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2014-C23

1800 West Central Road

Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(3)	Lease Expiration Date
Rauland-Borg Corporation(4)	NA / NA / NA	240,617	37.7%	$7.30	8/31/2023
Robert Bosch Tool Corporation(4)	NA / AA- / NA	221,863	34.8%	$9.24	7/31/2018
Multi Pack Solutions, LLC	NA / NA / NA	175,086	27.5%	$3.04	8/31/2018
(1)	Based on the underwritten rent roll.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3)	UW Base Rent PSF for Multi Pack Solutions, LLC includes a rent step occurring September 1, 2014.
(4)
A full cash flow sweep will commence upon (a) an event of default, (b) DSCR, as calculated in the loan documents, falls below 1.15x for two consecutive quarters, (c) either Bosch or the Rauland goes dark, vacates and/or discontinues its operations or business in all or substantially all of its space other than during a restoration of the property, (d) Bosch does not give notice to renew its lease 18 months prior to its lease expiration in July 2018 or (e) the date of the filing of a bankruptcy petition by or against either Bosch or Rauland.

Operating History and Underwritten Net Cash Flow
	2011	2012	2013	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place	$3,947,935	$3,947,935	$4,097,899	$4,256,207	$4,338,779	$6.81	67.8%
Vacant Income	0	0	0	0	0	0.00	0
Gross Potential Rent	$3,947,935	$3,947,935	$4,097,899	$4,256,207	$4,338,779	$6.81	67.8%
Total Reimbursements	1,544,427	1,478,543	1,646,555	1,671,210	2,020,747	3.17	31.6
Other Income	75,460	75,460	75,460	75,460	37,730	0.06	0.6
Net Rental Income	$5,567,822	$5,501,938	$5,819,915	$6,002,878	$6,397,256	$10.03	100.0%
(Vacancy/Credit Loss)(3)	0	(790,426)	(111,111)	0	(492,589)	(0.77)	(7.7)
Effective Gross Income	$5,567,822	$4,711,513	$5,708,803	$6,002,878	$5,904,668	$9.26	92.3%

Total Expenses(4)	$1,541,745	$1,643,338	$1,652,963	$1,678,666	$2,045,659	$3.21	34.6%

Net Operating Income	$4,026,077	$3,068,175	$4,055,840	$4,324,211	$3,859,009	$6.05	65.4%

Total TI/LC, Capex/RR	0	0	0	0	287,280	0.45	4.9

Net Cash Flow	$4,026,077	$3,068,175	$4,055,840	$4,324,211	$3,571,729	$5.60	60.5%

Occupancy(5)	100.0%	100.0%	100.0%	100.0%	92.3%
(1)	TTM column represents the trailing twelve-month period ending June 30, 2014
(2)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)
2012 Vacancy/Credit Loss is due to three months of abated rent for Bosch, totaling approximately $0.5 million, as part of a lease extension and ten months of abated rent for Multi Pack Solutions, LLC, totaling approximately $0.3 million, as part of the tenant’s lease. 2013 Vacancy/Credit Loss is due to the remaining four months of the Multi Pack Solutions, LLC rent abatement totaling approximately $0.1 million.

(4)
A portion of the property benefits from a Cook County, Illinois Class 6b classification real estate tax incentive program, which provides a real estate tax incentive for the development of industrial properties in the county. Properties subject to Class 6b classification are assessed at 10.0% of the market value of the property for the first 10 years of the incentive, 15.0% of the market value of the property in the 11th year of the incentive program and 20.0% of the market value of the property in the 12th year of the incentive program. The property is currently in the ninth year of the incentive program and the incentive expires at the end of the 2017/2018 tax year. In the absence of this incentive, industrial real estate would be assessed at 25.0% of its market value. Per the appraiser's projections, the real estate tax expense in the 2018/2019 tax year is approximately $2.1 million. Underwritten real estate tax of approximately $1.2 million is the 2014 real estate tax expense as reduced by the Class 6b incentive. Real estate tax expenses are passed through to the tenants at the property under their respective triple-net leases.

(5)	Historical Occupancies are as of December 31 of each respective year. TTM Occupancy is as of August 12, 2014.

Future Mezzanine Debt. After the permitted defeasance date, in connection with a transfer of the property pursuant to the loan agreement, the owners of the transferee are permitted to obtain, on a one-time basis, a mezzanine loan secured by the ownership interests in the transferee (which will include the borrower in connection with a transfer of 100.0% of the equity interests of the borrower in accordance with the loan agreement), provided that, among other things, (i) the proceeds of the mezzanine loan are used to make capital contributions to the transferee for the purpose of funding operations and/or capital expenditures at the property, (ii) the combined LTV, as calculated in the loan documents, of the mortgage and mezzanine loans does not exceed 75.0%; (iii) the combined DSCR, as calculated in the loan documents is no less than 1.30x, (iv) the combined debt yield is not less than 8.71%; (v) the lender will have received confirmation that the credit rating of the securities will not be downgraded from each of the rating agencies rating the securitization and (vi) execution of an intercreditor agreement in a form reasonably acceptable to the lender and the mezzanine lender.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2014-C23

[THIS PAGE INTENTIONALLY LEFT BLANK]

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

110 of 126

Structural and Collateral Term Sheet	JPMBB 2014-C23

InterMountain Hotel Portfolio

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	RCMC	Single Asset / Portfolio:	Portfolio
Original Principal Balance:	$38,000,000	Title:	Fee / Leasehold
Cut-off Date Principal Balance:	$38,000,000	Property Type - Subtype:	Hotel – Various
% of Pool by IPB:	2.8%	Net Rentable Area (Rooms):	449
Loan Purpose:	Refinance	Location:	Various
Borrowers(1):	Various	Year Built / Renovated:	Various / N/A
Sponsor:	Dewey F. Weaver, Jr.	Occupancy / ADR / RevPAR:	73.7% / $109.93 / $80.97
Interest Rate:	4.63000%	Occupancy / ADR / RevPAR Date:	5/31/2014
Note Date:	8/6/2014	Number of Tenants:	N/A
Maturity Date:	9/5/2024	2011 NOI:	$3,072,603
Interest-only Period:	None	2012 NOI:	$3,339,263
Original Term:	120 months	2013 NOI:	$3,938,356
Original Amortization:	360 months	TTM NOI (as of 5/2014):	$4,007,273
Amortization Type:	Balloon	UW Occupancy / ADR / RevPAR:	73.7% / $109.93 / $80.97
Call Protection:	L(24),Def(92),O(4)	UW Revenues:	$13,795,088
Lockbox:	CMA	UW Expenses:	$9,883,901
Additional Debt:	Yes	UW NOI:	$3,911,187
Additional Debt Balance:	$3,000,000	UW NCF:	$3,911,187
Additional Debt Type:	Mezzanine Loan	Appraised Value / Per Room:	$51,300,000 / $114,254
		Appraisal Date:	Various

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Room:	$84,633
Taxes:	$82,668	$36,956	N/A	Maturity Date Loan / Room:	$68,731
Insurance:	$21,433	$10,716	N/A	Cut-off Date LTV:	74.1%
Replacement:	$0	4% of Gross Revenues	N/A	Maturity Date LTV:	60.2%
TI/LC:	$0	$0	N/A	UW NCF DSCR:	1.67x
Other(2):	$38,500	$18,165	N/A	UW NOI Debt Yield:	10.3%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$38,000,000	75.0%	Payoff Existing Debt	$49,676,737	98.0%
Mezzanine Loan	3,000,000	5.9	Closing Costs	864,235	1.7
Sponsor Equity	9,683,573	19.1	Upfront Reserves	142,601	0.3
Total Sources	$50,683,573	100.0%	Total Uses	$50,683,573	100.0%
(1)	The borrowing entities for the loan are Harmony Hotels, L.L.C., Palm Desert Hospitality, L.L.C., Reno Airport Lodging, L.L.C. and Reno Hospitality, L.L.C.
(2)
Initial Other reserves includes $38,500 for immediate repairs.  On a monthly basis, the borrowers are required to reserve 1/12th of the annual ground rent payable under the ground lease for the Hyatt Place – Reno, NV property, which is initially $18,165.  In addition, an amount equal to 125% of any new PIP imposed by a franchisor in connection with an extension of any franchise agreement will be required to be deposited in the PIP reserve account.

The Loan. The InterMountain Hotel Portfolio loan has an outstanding principal balance of $38.0 million and is secured by a first mortgage lien on the borrower’s fee simple interest in three hotels and the leasehold interest in one hotel comprising the portfolio of four hotels located in Nevada, California and Colorado. The loan has a 10-year term and amortizes on a 30-year schedule. The sponsor developed the InterMountain Hotel Portfolio properties between 2007 and 2009 for a total cost of approximately $63.9 million.

The Sponsor. The sponsor and non-recourse carve-out guarantor, Dewey F. Weaver, Jr., formed InterMountain Management, LLC over 30 years ago and has been engaged exclusively in hotel management as an owner and third-party operator since inception. In 2011, InterMountain Management, LLC acquired Pillar Hotels and Resorts, creating a combined portfolio totaling 309 properties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

111 of 126

Structural and Collateral Term Sheet	JPMBB 2014-C23

InterMountain Hotel Portfolio

The Properties.

Homewood Suites – Palm Desert, CA. The Homewood Suites - Palm Desert, CA property is located in Palm Desert, California and consists of 128 rooms. The three story, extended stay hotel was built in 2009 and features amenities that include a fitness center, swimming pool, basketball court, putting green, business center, complimentary hot breakfast, coin laundry and valet service. The property is located in Riverside County, within the Coachella Valley, approximately 14 miles east of Palm Springs and 118 miles east of Los Angeles. The property is situated off the I-10 highway providing access to Riverside, San Bernadino and Los Angeles.  The property is proximate to the Palm Desert campuses of California State University-San Bernadino and University of California-Riverside and is within a 15 minute drive of over 120 golf courses.

Below is a chart showing the historical performance of the Homewood Suites - Palm Desert, CA versus its competitive set:

Historical Occupancy, ADR, RevPAR
	Competitive Set(1)			Homewood Suites - Palm Desert, CA(2)			Penetration Factor(3)
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2012	64.9%	$100.54	$65.26	71.0%	$103.62	$73.58	109.4%	103.1%	112.7%
2013	65.0%	$107.34	$69.81	69.8%	$106.64	$74.40	107.4%	99.3%	106.6%
TTM(4)	66.0%	$111.84	$73.79	70.2%	$109.33	$76.70	106.4%	97.8%	103.9%
(1)
Data provided by Smith Travel Research. Competitive set contains the following properties: Holiday Inn Express Palm Desert, Best Western Plus Palm Desert Resort, Residence Inn Palm Desert, Courtyard Palm Desert, Comfort Suites Palm Desert, Hampton Inn Suites Palm Desert and Homewood Suites La Quinta.

(2)	Based on operating statements provided by the borrowers.
(3)	Penetration Factor is calculated based on data provided by Smith Travel Research for the competitive set and based on operating statements provided by the borrowers for the property.
(4)	TTM represents the trailing twelve-month period ending May 31, 2014.

Hyatt Place – Reno, NV. The Hyatt Place - Reno, NV property is located in Reno, Nevada and consists of 126 rooms. The six story, limited service hotel was built in 2009 and features amenities that include a fitness center, indoor heated pool, outdoor hot tub spa, self-service check-in/check-out kiosks, complimentary airport shuttle and complimentary hot breakfast.  The property is located off of highway I-580, adjacent to the Reno-Tahoe International Airport.  The Hyatt Place – Reno, NV property consists of the borrower’s leasehold interest in the property pursuant a ground lease with the Reno-Tahoe Airport Authority which expires on September 30, 2056.

Below is a chart showing the historical performance of the Hyatt Place - Reno, NV versus its competitive set:

Historical Occupancy, ADR, RevPAR
	Competitive Set(1)			Hyatt Place - Reno, NV(2)			Penetration Factor(3)
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2012	53.9%	$93.90	$50.57	60.3%	$100.05	$60.30	111.9%	106.5%	119.2%
2013	58.9%	$96.90	$57.05	68.9%	$104.96	$72.32	117.0%	108.3%	126.8%
TTM(4)	59.0%	$97.00	$57.20	69.5%	$106.47	$74.02	117.8%	109.8%	129.4%
(1)
Data provided by Smith Travel Research. Competitive set contains the following properties: Best Western Airport Plaza Hotel, Courtyard Reno, Holiday Inn Express & Suites Reno Airport, Comfort Inn & Suites Airport Convention Center Reno and Hilton Garden Inn Reno.

(2)	Based on operating statements provided by the borrowers.
(3)	Penetration Factor is calculated based on data provided by Smith Travel Research for the competitive set and based on operating statements provided by the borrowers for the property.
(4)	TTM represents the trailing twelve-month period ending May 31, 2014.

Homewood Suites – Fort Collins, CO. The Homewood Suites - Fort Collins, CO property is located in Fort Collins, Colorado and consists of 99 rooms. The four story, extended stay hotel was built in 2007 and features amenities that include a fitness center, swimming pool, basketball/tennis court, pool table, business center, complimentary hot breakfast and valet service.  Fort Collins is located approximately 55 miles north of Denver and is the home of Colorado State University.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

112 of 126

Structural and Collateral Term Sheet	JPMBB 2014-C23

InterMountain Hotel Portfolio

Below is a chart showing the historical performance of the Homewood Suites - Fort Collins, CO property versus its competitive set:

Historical Occupancy, ADR, RevPAR
	Competitive Set(1)			Homewood Suites - Fort Collins, CO(2)			Penetration Factor(3)
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2012	64.6%	$94.49	$61.01	75.1%	$106.54	$79.99	116.3%	112.8%	131.1%
2013	66.4%	$102.74	$68.20	75.7%	$114.14	$86.40	114.0%	111.1%	126.7%
TTM(4)	72.8%	$103.41	$75.23	83.3%	$113.64	$94.68	114.4%	109.9%	125.9%
(1)
Data provided by Smith Travel Research. Competitive set contains the following properties: Courtyard Fort Collins, Hampton Inn Fort Collins, Comfort Suites Fort Collins, Residence Inn Fort Collins, Holiday Inn Express & Suites Fort Collins, Hilton Garden Inn Fort Collins and Cambria Suites Fort Collins.

(2)	Based on operating statements provided by the borrowers.
(3)	Penetration Factor is calculated based on data provided by Smith Travel Research for the competitive set and based on operating statements provided by the borrowers for the property.
(4)	TTM represents the trailing twelve-month period ending May 31, 2014.

Homewood Suites – Reno, NV. The property Homewood Suites - Reno, NV is located in Reno, Nevada and consists of 96 rooms. The four story, extended stay hotel was built in 2008 and features amenities that include a fitness center, indoor pool, whirlpool, outdoor hot tub spa, business center, complimentary hot breakfast, coin laundry/valet service and safety deposit boxes.  The property is situated directly off of highway I-580, approximately four miles south of the Reno-Tahoe International Airport.

Below is a chart showing the historical performance of the Homewood Suites - Reno, NV versus its competitive set:

Historical Occupancy, ADR, RevPAR
	Competitive Set(1)			Homewood Suites - Reno, NV(2)			Penetration Factor(3)
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2012	68.7%	$100.19	$68.83	68.9%	$110.34	$76.06	100.3%	110.1%	110.5%
2013	70.4%	$104.15	$73.28	72.3%	$112.51	$81.34	102.7%	108.0%	111.0%
TTM(4)	69.9%	$105.01	$73.37	73.8%	$111.47	$82.23	105.6%	106.2%	112.1%
(1)
Data provided by Smith Travel Research. Competitive set contains the following properties: Residence Inn Reno, Hampton Inn Suites Reno, Holiday Inn Express & Suites Reno Airport, Hilton Garden Inn Reno and Staybridge Suites Reno.

(2)	Based on operating statements provided by the borrowers.
(3)	Penetration Factor is calculated based on data provided by Smith Travel Research for the competitive set and based on operating statements provided by the borrowers for the property.
(4)	TTM represents the trailing twelve-month period ending May 31, 2014.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

113 of 126

Structural and Collateral Term Sheet	JPMBB 2014-C23

InterMountain Hotel Portfolio

Operating History and Underwritten Net Cash Flow
	2011	2012	2013	TTM(1)	Underwritten	Per Room	% of Total Revenue(2)
Occupancy	67.5%	68.5%	71.4%	73.7%	73.7%
ADR	$100.30	$104.70	$109.08	$109.93	$109.93
RevPAR	$67.66	$71.67	$77.85	$80.97	$80.97

Room Revenue	$11,111,634	$11,798,624	$12,774,138	$13,290,170	$13,290,170	$29,599	96.3%
Food and Beverage	206,679	194,894	204,697	216,319	216,319	482	1.6
Market Revenue	42,471	49,084	52,664	52,691	52,691	117	0.4
Other Revenue	191,010	188,108	274,919	287,154	235,909	525	1.7
Total Revenue	$11,551,795	$12,230,710	$13,306,417	$13,846,334	$13,795,088	$30,724	100.0%

Room Expense	$3,157,962	$3,388,042	$3,579,584	$3,706,820	$3,706,820	$8,256	27.9%
Food and Beverage Expense	67,867	77,400	84,164	80,826	80,920	180	37.4
Market Expense	22,327	22,062	30,329	32,927	32,927	73	62.5
Other Departmental Expenses	71,576	67,514	69,427	67,072	67,072	149	28.4
Departmental Expenses	$3,319,731	$3,555,018	$3,763,505	$3,887,645	$3,887,739	$8,659	28.2%

Departmental Profit	$8,232,063	$8,675,692	$9,542,913	$9,958,688	$9,907,349	$22,065	71.8%

Operating Expenses	$3,003,433	$3,485,884	$3,570,378	$3,849,727	$3,891,250	$8,666	28.2%
Gross Operating Profit	$5,228,630	$5,189,808	$5,972,535	$6,108,961	$6,016,099	$13,399	43.6%

Fixed Expenses	$561,881	$489,696	$558,485	$570,154	$576,934	$1,285	4.2%
Management Fee	345,054	366,541	399,196	415,358	413,853	922	3.0
Franchise Fee	787,021	505,080	544,241	562,323	562,323	1,252	4.1
FF&E	462,072	489,228	532,257	553,853	551,804	1,229	4.0
Total Other Expenses	$2,156,027	$1,850,545	$2,034,178	$2,101,688	$2,104,912	$4,688	15.3%

Net Operating Income	$3,072,603	$3,339,263	$3,938,356	$4,007,273	$3,911,187	$8,711	28.4%
Net Cash Flow	$3,072,603	$3,339,263	$3,938,356	$4,007,273	$3,911,187	$8,711	28.4%
(1)	TTM column represents the trailing twelve-month period ending May 31, 2014.
(2)	% of Total Revenue column for Room Expense, Food and Beverage Expense, Market Revenue and Other Departmental Expenses is based on their corresponding revenue line item.

Franchise Agreements. The Homewood Suites - Palm Desert, CA property has a franchise agreement with Promus Hotels, Inc. for use of the Homewood Suites flag which is set to expire in May 2027 with no extension options. The Hyatt Place - Reno, NV property has a franchise agreement with Hyatt Place Franchising, L.L.C. for use of the Hyatt Place flag which is set to expire in September 2029 with no extension options. The Homewood Suites - Fort Collins, CO property has a franchise agreement with Promus Hotels, Inc. for use of the Homewood Suites flag which is set to expire in February 2026 with no extension options. The Homewood Suites - Reno, NV property has a franchise agreement with Promus Hotels, Inc. for use of the Homewood Suites flag which is set to expire in November 2025 with no extension options.

Release of Properties. None

Additional Mezzanine Debt. A mezzanine loan of $3.0 million secured by the equity interests in the borrowers was provided by RCMC. The mezzanine loan matures coterminously with the mortgage loan. The mezzanine loan amortizes over 30 years and has a 10.0% coupon. Including the mezzanine loan, the Cut-off Date LTV is 79.9%, the UW NCF DSCR is 1.47x and the UW NOI Debt Yield is 9.5%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

114 of 126

Structural and Collateral Term Sheet	JPMBB 2014-C23

Residence Inn Mountain View

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$37,900,000	Title:	Fee
Cut-off Date Principal Balance:	$37,900,000	Property Type - Subtype:	Hotel – Extended Stay
% of Pool by IPB:	2.8%	Net Rentable Area (Rooms):	112
Loan Purpose:	Acquisition	Location:	Mountain View, CA
Borrower:	Grand Prix Mountain View LLC	Year Built / Renovated:	1985 / 2011
Sponsor:	Chatham Lodging, L.P.	Occupancy / ADR / RevPAR:	86.0% / $214.03 / $184.13
Interest Rate:	4.64000%	Occupancy / ADR / RevPAR Date:	5/31/2014
Note Date:	6/9/2014	Number of Tenants:	N/A
Maturity Date:	7/1/2024	2011 NOI:	$2,664,402
Interest-only Period:	60 months	2012 NOI:	$3,410,565
Original Term:	120 months	2013 NOI:	$3,807,840
Original Amortization:	360 months	TTM NOI (as of 5/2014):	$4,106,642
Amortization Type:	IO-Balloon	UW Occupancy / ADR / RevPAR:	86.0% / $214.03 / $184.13
Call Protection:	L(26),Def(90),O(4)	UW Revenues:	$7,589,634
Lockbox:	CMA	UW Expenses:	$3,776,201
Additional Debt:	N/A	UW NOI:	$3,813,433
Additional Debt Balance:	N/A	UW NCF:	$3,813,433
Additional Debt Type:	N/A	Appraised Value / Per Room:	$57,400,000 / $512,500
		Appraisal Date:	5/20/2014

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Room:	$338,393
Taxes:	$243,307	$27,034	N/A	Maturity Date Loan / Room:	$310,404
Insurance:	$26,732	$4,455	N/A	Cut-off Date LTV:	66.0%
FF&E Reserves:	$25,208	4% of Gross Revenues	N/A	Maturity Date LTV:	60.6%
TI/LC:	$0	$0	N/A	UW NCF DSCR:	1.63x
Other(1):	$0	Springing	$2,139,783	UW NOI Debt Yield:	10.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$37,900,000	75.7%	Purchase Price(2)	$47,607,276	95.1%
Sponsor Equity(2)	12,146,165	24.3	Closing Costs	2,143,642	4.3
			Upfront Reserves	295,247	0.6
Total Sources	$50,046,165	100.0%	Total Uses	$50,046,165	100.0%
(1)
Monthly Other reserves includes a springing CapEx reserve. On a monthly basis commencing on the payment date in December 2014 and continuing until the aggregate amount of funds deposited in the reserve is equal to $590,485 ($5,272 per key), all excess cash flow after the payment of debt service, required reserves and operating expenses, will be swept into a reserve to renovate the public spaces at the property. On a monthly basis commencing on the payment date in December 2015 and continuing until the aggregate amount of funds deposited in the reserve is equal to $1,549,298 ($13,833 per key), all excess cash flow after the payment of debt service, required reserves and operating expenses, will be swept into a reserve to renovate the rooms and corridors at the property.

(2)
Purchase Price and Sponsor Equity are based on Chatham’s acquisition of the majority interest in the Residence Inn Mountain View from Cerberus Capital Management (“Cerberus”). The total purchase price of the property is approximately $54.8 million. For additional details, please refer to “The Sponsor” below.

The Loan. The Residence Inn Mountain View loan has an outstanding principal balance of $37.9 million and is secured by a first mortgage lien on the fee interest in a 112-room extended stay Marriott Residence Inn hotel located in Mountain View, California. The loan has a 10-year term, and subsequent to a five-year interest-only period, will amortize on a 30-year schedule. The borrowing entity for the loan is Grand Prix Mountain View LLC, a Delaware limited liability company and special purpose entity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

115 of 126

Structural and Collateral Term Sheet	JPMBB 2014-C23

Residence Inn Mountain View

The Sponsor. The loan sponsor and nonrecourse carve-out guarantor is Chatham Lodging, L.P. (“Chatham”). Chatham is a publicly traded (NYSE: CLDT), hotel focused real estate investment trust that owns interests in 77 hotels totaling 10,688 keys, including brands such as Residence Inn, Courtyard and Towneplace Suites by Marriott, Westin, Sheraton and Four Points by Sheraton, Hampton Inn by Hilton and Hyatt House. The guarantor’s aggregate liability under the full recourse carveouts for any individual breach or violation of the bankruptcy and insolvency carveouts is limited to 20% of the then-current principal balance of the mortgage loan at the time of breach or violation, and the guarantor’s liability for all breaches or violations of the full recourse carveout provisions for bankruptcy and insolvency matters during the term of the loan is limited to 20% of the initial principal balance of the loan.

Chatham has owned a minority interest in the property since 2010, and, as part of this transaction, acquired the majority interest from Cerberus, its previous joint venture partner. Chatham and Cerberus originally acquired the property in connection with a larger portfolio acquisition in 2010 as part of a restructuring plan related to the bankruptcy of Innkeepers USA Inc. Chatham’s total purchase price of the property including its initial minority stake is approximately $54.8 million. The property was previously securitized in the JPMCC 2013-INN transaction.

The Property. The Residence Inn Mountain View loan is secured by the fee interest in a 112-guest room, extended stay hotel situated on approximately 2.83 acres. The property is located in Mountain View, California, and is approximately three miles southeast of Stanford University, one of the world’s leading teaching and research universities, 11 miles northwest of the San Jose International Airport and nine miles from Levi’s Stadium, the new San Francisco 49ers stadium that opened in August 2014. The property originally opened in 1985 and was extensively renovated in 2011. Amenities at the property include an outdoor pool, outdoor picnic areas with gas grills, basketball court and tennis court. The suite style guestrooms feature plasma televisions, full service kitchens including dishwashers, stoves and refrigerators, dining areas and fireplaces. The property is a Generation One Residence Inn, which are generally characterized by exterior corridors, and was the original Residence Inn design when the concept was introduced by Marriott in the 1980’s. From 2009 to 2011 approximately $3.3 million ($29,257 per room) in capital expenditures have been made at the property, the majority of which was spent on room and exterior improvements.

The property is located along El Camino Real West near US Highway 101, which connects downtown San Francisco to San Jose, Interstate 280 and California Highway 85. El Camino Real West is a central artery of the San Francisco Peninsula communities through which it passes. Mountain View measures roughly 12 square miles and is well located in relation to several major tech companies in the Silicon Valley area, which is home to 18 of the Fortune 500 corporations including Google, Apple, Facebook and Oracle. The Silicon Valley average household income is $122,434, which is 75.8% above the U.S average, with 43.5% of households earning over $100,000, which is above the U.S. average of 19.5%. Additionally, approximately 45.0% of Silicon Valley’s population has a bachelor’s or advanced degree, compared to 28.1% nationwide. According to the appraisal, the property generated approximately 65% of its room nights from extended stay business, 33% from transient business and 2% from meeting and group business. According to the appraisal, there are two new hotels under construction that are expected to be only partially competitive with the property. The first is the 174-key Hilton Garden Inn Palo Alto, which is expected to open in the fourth quarter of 2015. This new select service property is anticipated to only be partially competitive with the Residence Inn Mountain View, as there is already a Hilton Garden Inn located closer to the property. The second is the 180-key Residence Inn Cupertino, which will be located across the street from the Apple campus in Cupertino. This will be the newest Residence Inn in Silicon Valley, but due to its distance from the subject property, it is expected to be partially competitive with the Residence Inn Mountain View.

The loan sponsor plans to expand on the property with the construction of 52 new guestrooms and the demolition of 16 existing guestrooms, which will temporarily reduce the room count at the hotel, but will ultimately result in a net increase of 36 guestrooms. The total expected cost of the expansion is approximately $7.0 million. The expansion is scheduled to begin in January 2015 and it is estimated to take 18 months to complete. Prior to beginning the expansion, the borrower is required to deposit cash or letter of credit equal to either (i) 125% of the total budgeted expansion costs or (ii) 110% of the total budgeted expansion costs, if the budget includes a contingency of not less than 10% of the total costs. The borrower will also be required to deposit cash or a letter of credit equal to approximately $984,228 to be used for any cash flow shortfalls that may be incurred during the property expansion.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

116 of 126

Structural and Collateral Term Sheet	JPMBB 2014-C23

Residence Inn Mountain View

Historical Occupancy, ADR, RevPAR

	Competitive Set(1)			Residence Inn Mountain View(2)			Penetration Factor(3)

Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2011	78.1%	$122.32	$95.56	80.0%	$168.65	$134.85	102.3%	137.9%	141.1%
2012	79.1%	$131.92	$104.34	84.5%	$189.86	$160.45	106.9%	143.9%	153.8%
2013	84.7%	$143.30	$121.32	86.1%	$205.11	$176.60	101.7%	143.1%	145.6%
TTM(4)	85.3%	$150.30	$128.15	86.0%	$214.03	$184.13	100.8%	142.4%	143.7%
(1)
Data provided by Smith Travel Research. The competitive set contains the following properties: Country Inn & Suites Sunnyvale, Joie de Vivre Hotel Avante, Hotel Aria, Staybridge Suites Sunnyvale, Extended Stay America San Jose Mountain View, Hilton Garden Inn Mountain View and Larkspur Landing Sunnyvale.

(2)	Based on operating statements provided by the borrower.
(3)	Penetration Factor is calculated based on data provided by Smith Travel Research for the competitive set and borrower provided operating statements for the property.
(4)	The TTM row represents the trailing twelve-month period ending May 31, 2014.

Competitive Hotels Profile(1)

			2013 Estimated Market Mix			2013 Estimated Operating Statistics

Property	Rooms	Year Built	Extended Stay	Meeting & Group	Transient	Occupancy	ADR	RevPAR
Residence Inn Mountain View	112	1985	65%	2%	33%	86%	$205.11	$176.60
Extended Stay America San Jose Mountain View	132	1997	60%	0%	40%	87%	$90.00	$78.30
Joie de Vivre Hotel Avante	91	1985	2%	0%	98%	84%	$180.00	$151.20
Hilton Garden Inn Mountain View	160	1999	2%	5%	93%	85%	$174.00	$147.90
Larkspur Landing Sunnyvale	126	1998	60%	5%	35%	82%	$129.00	$105.78
Country Inn & Suites Sunnyvale	180	1987	2%	5%	93%	82%	$140.00	$114.80
Staybridge Suites Sunnyvale	138	1989	65%	0%	35%	88%	$152.00	$133.76
Total(2)	827
(1)	Based on the appraisal.
(2)	Excludes the subject property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

117 of 126

Structural and Collateral Term Sheet	JPMBB 2014-C23

Residence Inn Mountain View

Operating History and Underwritten Net Cash Flow

	2011	2012	2013	TTM(1)	Underwritten	Per Room(2)	% of Total Revenue(3)
Occupancy	80.0%	84.5%	86.1%	86.0%	86.0%
ADR	$168.65	$189.86	$205.11	$214.03	$214.03
RevPAR(4)	$134.85	$160.45	$176.60	$184.13	$184.13

Room Revenue	$5,512,561	$6,577,322	$7,219,488	$7,527,078	$7,527,078	$67,206	99.2%
Other Department Revenues	91,257	86,058	139,061	119,406	62,556	559	0.8
Total Revenue	$5,603,818	$6,663,380	$7,358,549	$7,646,484	$7,589,634	$67,765	100.0%

Room Expense	$839,497	$904,098	$993,680	$979,710	$979,710	$8,747	13.0%
Other Departmental Expenses	52,023	54,912	58,966	59,139	59,139	528	94.5
Departmental Expenses	$891,520	$959,010	$1,052,646	$1,038,849	$1,038,849	$9,275	13.7%

Departmental Profit	$4,712,298	$5,704,370	$6,305,903	$6,607,635	$6,550,785	$58,489	86.3%

Operating Expenses	$1,098,093	$1,199,131	$1,298,185	$1,329,965	$1,318,434	$11,772	17.4%
Gross Operating Profit	$3,614,205	$4,505,239	$5,007,718	$5,277,670	$5,232,350	$46,717	68.9%

Management Fees(5)	$168,115	$199,901	$220,756	$158,603	$227,689	$2,033	3.0%
Franchise Fees	276,993	329,782	362,073	377,494	413,989	3,696	5.5
Property Taxes	258,082	266,653	290,219	295,252	438,238	3,913	5.8
Property Insurance	22,462	31,802	32,488	33,819	35,416	316	0.5
FF&E(6)	224,153	266,535	294,342	305,859	303,585	2,711	4.0
Total Other Expenses	$949,803	$1,094,674	$1,199,878	$1,171,028	$1,418,918	$12,669	18.7%

Net Operating Income	$2,664,402	$3,410,565	$3,807,840	$4,106,642	$3,813,433	$34,049	50.2%
Net Cash Flow(4)	$2,664,402	$3,410,565	$3,807,840	$4,106,642	$3,813,433	$34,049	50.2%
(1)	The TTM column represents the trailing twelve months ending May 31, 2014.
(2)	Per Room values based on 112 guest rooms.
(3)	% of Total Revenue column for Room Expense and Other Departmental Expenses is based on their corresponding revenue line item.
(4)	Historical RevPAR for 2008, 2009 and 2010 was $134.23, $102.31 and $123.20, respectively, and Net Cash Flow was approximately $2.7 million, $1.7 million and $2.3 million, respectively.
(5)	Historical Management Fees were adjusted to 3.0% of Total Revenue.
(6)	Historical FF&E was adjusted to 4.0% of Total Revenue.

Franchise Agreement. In conjunction with the closing of the acquisition, a 15-year franchise agreement with Marriott was executed with an expiration of June 2029. Marriott is entitled to a contractual franchise fee equal to 5.5% of room revenue, as well as a marketing fee equal to 2.5% of room revenue.

The franchise agreement requires the borrower to complete two separate property improvement plans (each, a “PIP”). The first PIP is for the renovation of the hotel’s public spaces and must be completed by June 2016. The first PIP is expected to cost $590,485 ($5,272 per key). Upon completion of the first PIP, a new, 20-year franchise agreement through 2036 will be executed. The second PIP is related to renovations of the hotel’s rooms and corridors and must be completed by June 2017. The second PIP is expected to cost approximately $1.5 million ($13,833 per key). Both PIPs will be funded by an excess cash flow sweep, which will commence on each of December 1, 2014 and December 1, 2015, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

118 of 126

Structural and Collateral Term Sheet	JPMBB 2014-C23

CIP Portfolio

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	RCMC	Single Asset / Portfolio:	Portfolio
Original Principal Balance:	$37,800,000	Title:	Fee
Cut-off Date Principal Balance:	$37,800,000	Property Type - Subtype:	Industrial - Flex
% of Pool by IPB:	2.8%	Net Rentable Area (SF):	595,317
Loan Purpose:	Refinance	Location:	Various, NC
Borrower:	Charlotte Portfolio of Three LLC	Year Built / Renovated:	Various / Various
Sponsors:	Charles A. Mckenna, Jr., Robert Y. Strom and Eric C. Smyth	Occupancy:	90.0%
Interest Rate:	4.50000%	Occupancy Date:	7/22/2014
Note Date:	8/28/2014	Number of Tenants:	112
Maturity Date:	9/5/2019	2011 NOI:	$2,698,743
Interest-only Period:	12 months	2012 NOI:	$2,994,406
Original Term:	60 months	2013 NOI(1):	$3,227,883
Original Amortization:	360 months	TTM NOI (as of 6/2014):	$3,176,037
Amortization Type:	IO-Balloon	UW Economic Occupancy:	90.0%
Call Protection:	L(24),Def(23),O(13)	UW Revenues:	$4,969,772
Lockbox:	Springing	UW Expenses:	$1,386,020
Additional Debt:	N/A	UW NOI(1):	$3,583,752
Additional Debt Balance:	N/A	UW NCF:	$3,106,478
Additional Debt Type:	N/A	Appraised Value / Per SF:	$50,400,000 / $85
		Appraisal Date:	7/24/2014

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$63
Taxes:	$298,630	$29,863	N/A	Maturity Date Loan / SF:	$59
Insurance:	$8,674	$4,337	N/A	Cut-off Date LTV:	75.0%
Replacement Reserves:	$0	$14,968	N/A	Maturity Date LTV:	70.0%
TI/LC:	$0	$24,805	$1,190,634	UW NCF DSCR:	1.35x
Other(2):	$199,152	$0	N/A	UW NOI Debt Yield:	9.5%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$37,800,000	100.0%	Payoff Existing Debt	$36,451,177	96.4%
			Closing Costs	487,901	1.3
			Upfront Reserves	506,456	1.3
			Sponsor Equity	354,466	0.9
Total Sources	$37,800,000	100.0%	Total Uses	$37,800,000	100.0%
(1)
The increase from 2013 NOI to the UW NOI is primarily due to 24 new leases signed in 2014 representing approximately $548,776 in underwritten rent as well as contractual rent bumps taken through August 2015 representing approximately $226,509 in underwritten rent.

(2)	At closing, a reserve of $115,303 was escrowed to cover existing TI/LC and $83,849 for rent concessions.

The Loan. The CIP Portfolio loan has an outstanding principal balance of $37.8 million and is secured by a first mortgage lien on a 595,317 square foot portfolio of three industrial flex properties located in the Charlotte, North Carolina metropolitan statistical area (“MSA”).  The loan has a five-year term, and subsequent to a 12-month interest-only period, will amortize on a 30-year schedule.  Based on the total estimated cost basis, upfront reserves and closing costs the borrowers have approximately $18.8 million of equity remaining in the properties.

The Properties. The CIP Portfolio is comprised of three industrial properties comprising 595,317 square feet located within the Charlotte market of North Carolina. The three properties are in close proximity to Charlotte Douglas International Airport.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2014-C23

CIP Portfolio

Coffey Creek International Business Center (Charlotte, North Carolina). Coffey Creek International Business Center (“Coffey Creek”) is a 393,357 square foot, multi-tenant, industrial flex property located in Charlotte, North Carolina on a 38.3-acre site.  Coffey Creek is comprised of 15 single-story Class B buildings that were built in phases between 1987 and 2001.  Approximately 52.0% of the total square footage constitutes office space.  The property provides 12 to 18 feet clear heights, 192 dock high doors, 11 grade level doors and 26 rail doors. In addition, there are 1,171 surface parking spaces for a ratio of 3.0 per 1,000 square feet. As of July 22, 2014, Coffey Creek is 90.2% occupied by 56 tenants. The largest tenant, United States of America, occupies 8.8% of the total square feet.

Lake Norman Commerce Center (Cornelius, North Carolina). Lake Norman Commerce Center (“Lake Norman”) is a 92,054 square foot, multi-tenant, industrial flex property located in Cornelius, North Carolina on a 9.3-acre site. Lake Norman is comprised of seven single-story Class B buildings that were built in phases between 1989 and 1996. Approximately 74.0% of the total square footage constitutes office space. The property provides 14 feet clear heights, 58 dock high doors and five grade level doors. In addition, there are 199 surface parking spaces for a parking ratio of 2.2 per 1,000 square feet. As of July 22, 2014, Lake Norman is 90.9% occupied by 21 tenants. The largest tenant, Vectorvest, Inc., occupies 17.5% of the total square feet.

Hickory Grove Business Park (Charlotte, North Carolina). Hickory Grove Business Park (“Hickory Grove”) is a 109,906 square foot, multi-tenant, industrial flex property located in Charlotte, North Carolina on a 12.8-acre site.  Hickory Grove is comprised of 11 single-story Class B buildings that were built in phases between 1987 and 1997.  Approximately 17.7% of the total square footage constitutes office space. The property provides 12 to 18 feet clear heights and provides 281 surface parking spaces for a parking ratio of 2.6 per 1,000 square feet. As of July 22, 2014, Hickory Grove is 88.5% occupied by 35 tenants. The largest tenant, Stepping Stones Outreach Center, occupies 7.4% of the total square feet.

Portfolio Summary

Property	Location	Net Rentable Area(SF)	Year Built	Allocated Loan Amount	% of Allocated Loan Amount	Appraised Value	Underwritten Net Cash Flow	% of Underwritten Net Cash Flow
Coffey Creek International Business Center	Charlotte, NC	393,357	1987-2001	$22,875,000	60.5%	$30,500,000	$1,900,711	61.2%
Lake Norman Commerce Center	Cornelius, NC	92,054	1989-1996	8,250,000	21.8	11,000,000	714,867	23.0
Hickory Grove Business Park	Charlotte, NC	109,906	1987-1997	6,675,000	17.7	8,900,000	490,900	15.8
Total		595,317		$37,800,000	100.0%	$50,400,000	$3,106,478	100.0%

The Market. The CIP Portfolio properties are located within the Charlotte, North Carolina MSA.  Charlotte is the largest city in the state of North Carolina, with a 2012 population of 774,442. The Charlotte MSA has a 2012 population of 1,812,360, per the appraisal, which is projected to increase by 1.7% per year over the next five years.  Charlotte is the headquarters for a number of Fortune 500 companies including Bank of America, Lowe’s, Nucor, Duke Energy, Sonic Automotive, Family Dollar, Goodrich Corporation, SPX Corporation, Domtar and Chiquita Brands International. Per the appraisal, the overall Charlotte flex market reported an 11.2% vacancy rate and an average asking rent of $9.03 per square foot, as of the second quarter 2014.

Coffey Creek is located in Charlotte, North Carolina, within Mecklenburg County, approximately eight miles southwest of the Charlotte central business district (“CBD”) and six miles south of the Charlotte Douglas International Airport.  The property is situated on Beam Road, south of Highway 521 and east of SR 49/S (Tryon Street) which connect to Charlotte’s main interstate highways of I-77, I-85 and I-485, all less than five miles away. The Coffey Creek area is an industrial oriented district that contains a larger than typical amount of fiber optical infrastructure, making it a desirable locale for tech oriented businesses or those with large data transfer requirements. According to the appraisal, Coffey Creek is located in the Airport/West Industrial submarket which had market rents of $5.10 per square foot and a market vacancy rate of 5.3%, as of the second quarter 2014. Based on the appraisal, the competitive set had an average vacancy rate of 14.7% and the lease comparables had an average rent of $6.02 per square foot. The appraisal concluded market rents of $6.75 per square foot for space under 3,500 square feet, $6.50 per square foot for space between 3,500 to 10,000 square feet and $6.25 per square foot for space above 10,000 square feet.  As of July 22, 2014, Coffey Creek is 90.2% occupied and the average underwritten rent was $7.13 per square foot.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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CIP Portfolio

Lake Norman is located in Cornelius, North Carolina, within Mecklenburg County, approximately 20 miles north of the Charlotte CBD immediately adjacent to I-77, a major north-west interstate highway. Cornelius is an affluent Charlotte suburb that enjoys approximately 70 miles of lakeside property along Lake Norman, the largest manmade body of fresh water in North Carolina.  Per the appraisal, barriers to entry exist as there is limited developable land in the area.  According to the appraisal, Lake Norman is located in the Northern Industrial submarket which had market rents of $4.96 per square foot and market vacancy rate of 5.1% as of the second quarter 2014. Based on the appraisal, the competitive set had an average vacancy rate of 9.3% and the lease comparables had an average rent of $10.40 per square foot. The appraisal concluded market rents of $10.50 per square foot. As of July 22, 2014, Lake Norman is 90.9% occupied and the average underwritten rent was $10.34 per square foot.

Hickory Grove is located in Charlotte, North Carolina, within Mecklenburg County, approximately nine miles east of the Charlotte CBD and 16 miles east of the Charlotte Douglas International Airport. The property’s immediate area consists of office, retail and industrial uses along major arterials that are interspersed with multi-family complexes and single-family residential development.  Hickory Grove is located in the Northern Industrial submarket which had market rents of $4.96 per square foot and a market vacancy rate of 5.1% as of the second quarter 2014. Based on the appraisal, the competitive set had an average vacancy rate of 17.3% and the lease comparables had an average rent of $9.01 per square foot. The appraisal concluded market rents of $9.50 per square foot for office space and $6.50 per square foot for warehouse space. As of July 22, 2014, Hickory Grove is 88.5% occupied and the average underwritten rent was $6.50 per square foot.

Tenant Summary(1)

Tenant	Property	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Lease Expiration Date
United States of America	Coffey Creek	Aaa / AA+ / AAA	34,557	5.8%	$11.92	9/30/2022(3)
Bell Lines, LLC(4)	Coffey Creek	NA / NA / NA	24,004	4.0%	$5.00	1/31/2020
Samaritan’s Feet International	Coffey Creek	NA / NA / NA	20,800	3.5%	$5.00	2/29/2016
Acousti Engineering Co. of FL(5)	Coffey Creek	NA / NA / NA	17,061	2.9%	$4.49	7/31/2019
ND Industries, Inc.	Coffey Creek	NA / NA / NA	16,442	2.8%	$4.51	5/31/2018
Vectorvest, Inc.	Lake Norman	NA / NA / NA	16,118	2.7%	$12.51	6/30/2017
ECS Carolinas, LLP	Coffey Creek	NA / NA / NA	15,099	2.5%	$7.65	6/30/2017
Civil & Environmental Consult.	Coffey Creek	NA / NA / NA	15,027	2.5%	$9.17	2/28/2019
Cargo Logistics Network Co.(6)	Coffey Creek	NA / NA / NA	11,485	1.9%	$5.04	12/31/2014
El Campo Produce, Inc.(7)	Hickory Grove	NA / NA / NA	10,925	1.8%	$5.41	6/30/2017
(1)	Based on the underwritten rent roll.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3)	United States of America may terminate its lease in whole or in part at any time on or after August 31, 2017 by giving at least 60 days’ notice.
(4)
Bell Lines, LLC, has a newly executed lease that commences paying rent on April 1, 2015.  At origination of the loan, funds were escrowed to cover rent due until the tenant is in occupancy and paying full rent.

(5)
Acousti Engineering Co. of FL. occupies 12,061 square feet of NRA that expires on 7/31/2019 and 5,000 square feet of NRA that is used for storage that expires on 4/30/2015.  The leases have an annual base rent of $4.86 per square foot and $3.60 per square foot, respectively. The tenant may terminate its 5,000 square foot lease at any time with 30 days’ notice.

(6)
Cargo Logistics Network Co. occupies 7,172 square feet of NRA that expires on 12/31/2014, 2,362 square feet that expires on 12/31/2014 and 1,951 square feet that is used for storage that is leased MTM.  The leases have an annual base rent of $6.40 per square foot, $2.54 per square foot and $3.08 per square foot, respectively.  The tenant may terminate its 2,362 square foot lease upon 30 days’ notice.

(7)	El Campo Produce, Inc. occupies 6,587 square feet of NRA that expires on 6/30/2017 and 4,338 square feet of NRA that expires on 1/31/2017.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2014-C23

CIP Portfolio

Operating History and Underwritten Net Cash Flow

	2011	2012	2013	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place(3)	$3,116,134	$3,330,871	$3,489,778	$3,504,111	$4,026,911	$6.76	73.0%
Vacant Income	0	0	0	0	428,551	0.72	7.8
Gross Potential Rent	$3,116,134	$3,330,871	$3,489,778	$3,504,111	$4,455,462	$7.48	80.8%
Total Reimbursements	857,753	887,623	896,559	894,852	1,061,821	1.78	19.2
Net Rental Income	$3,973,887	$4,218,494	$4,386,337	$4,398,963	$5,517,284	$ 9.27	100.0
(Vacancy/Credit Loss)	0.0	(3,325)	(34,260)	0.0	(549,744)	(0.92)	(10.0)
Other Income	34,095	29,725	237,198	207,941	2,232	0	0.0
Effective Gross Income	$4,007,981	$4,244,895	$4,589,275	$4,606,904	$4,969,772	$ 8.35	100%

Total Expenses	$1,309,238	$1,250,488	$1,361,392	$1,430,867	$1,386,020	$2.33	27.9%

Net Operating Income(3)	$2,698,743	$2,994,406	$3,227,883	$3,176,037	$3,583,752	$6.02	72.1%

Total TI/LC, Capex/RR	0	0	0	0	477,274	0.80	9.6
Net Cash Flow	$2,698,743	$2,994,406	$3,227,883	$3,176,037	$3,106,478	$5.22	62.5%

Occupancy	84.7%	88.0%	90.6%	90.0%	90.0%
(1)	The TTM column represents the trailing twelve months ending June 30, 2014.
(2)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)
The increase from 2013 NOI to the UW NOI is primarily due to 24 new leases signed in 2014 representing approximately $548,776 in underwritten rent as well as contractual rent bumps taken through August 2015 representing approximately $226,509 in underwritten rent.

Release of Individual Property. The borrowers are permitted to release an individual property from the lien of the mortgage loan after the expiration of the lockout period provided that, among other things: (i) no event of default exists, (ii) the delivery of defeasance collateral in an amount equal to the Release Amount, (iii) the loan to value ratio as calculated in the loan documents at the time of the partial release is no greater than the lesser of (a) the loan to value ratio as of closing or (b) the loan to value ratio prior to release, (iv) the debt service coverage ratio as calculated in the loan documents at the time of the partial release is greater than the greater of (a) the debt service coverage ratio at closing or (b) the debt service coverage ratio prior to release, (v) the debt yield as calculated in the loan documents at the time of the partial release is greater than the greater of (a) the debt yield at closing or (b) the yield prior to release and (vi) borrower shall not have the right to obtain the release of both Coffey Creek and Lake Norman.

“Release Amount” shall mean, with respect to each individual property, an amount equal to the greater of (a) 100% of the sales proceeds for such individual property (net of any customary closing costs reasonably approved by lender) and (b) (i) with respect the individual property known as Coffey Creek, 125% of its allocated loan amount, (ii) with respect the individual property known as Hickory Grove, 120% of its allocated loan amount, and (iii) with respect the individual property known as Lake Norman, 125% of its allocated loan amount.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2014-C23

Creekside MHC

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$33,000,000	Title:	Fee
Cut-off Date Principal Balance:	$33,000,000	Property Type - Subtype:	Manufactured Housing
% of Pool by IPB:	2.4%	Number of Pads:	583
Loan Purpose:	Refinance	Location:	Lewisville, TX
Borrower:	AMC Creekside LLC	Year Built / Renovated:	1984 / N/A
Sponsor:	Ross H. Partrich	Occupancy:	98.1%
Interest Rate:	4.20000%	Occupancy Date:	7/1/2014
Note Date:	8/21/2014	Number of Tenants:	N/A
Maturity Date:	9/1/2024	2011 NOI:	$2,080,397
Interest-only Period:	60 months	2012 NOI:	$2,324,403
Original Term:	120 months	2013 NOI:	$2,518,781
Original Amortization:	360 months	TTM NOI (as of 6/2014):	$2,639,061
Amortization Type:	IO-Balloon	UW Economic Occupancy:	95.0%
Call Protection:	L(25),Grtr1%orYM(90),O(5)	UW Revenues:	$3,732,748
Lockbox:	Springing	UW Expenses:	$1,223,654
Additional Debt:	N/A	UW NOI:	$2,509,094
Additional Debt Balance:	N/A	UW NCF:	$2,479,944
Additional Debt Type:	N/A	Appraised Value / Per Pad:	$44,050,000 / $75,557
		Appraisal Date:	7/10/2014

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Pad:	$56,604
Taxes:	$253,289	$31,661	N/A	Maturity Date Loan / Pad:	$51,549
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	74.9%
Replacement Reserves:	$2,429	$2,429	$58,300	Maturity Date LTV:	68.2%
TI/LC:	$0	$0	N/A	UW NCF DSCR:	1.28x
Other:	$0	$0	N/A	UW NOI Debt Yield:	7.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$33,000,000	100.0%	Return of Equity	$32,386,328	98.1%
			Closing Costs	357,954	1.1
			Upfront Reserves	255,718	0.8
Total Sources	$33,000,000	100.0%	Total Uses	$33,000,000	100.0%

The Loan. The Creekside MHC loan has an outstanding principal balance of $33.0 million and is secured by a first mortgage lien on a 583-pad, Class B+ manufactured housing community located in Lewisville, Texas. The loan has a 10-year term, and subsequent to a five-year interest-only period, amortizes on a 30-year schedule. The borrowing entity for the loan is AMC Creekside LLC, a Delaware limited liability company and special purpose entity. The loan’s sponsor and nonrecourse carveout guarantor is Ross H. Partrich, the CEO of RHP Properties, Inc. RHP Properties, Inc. is one of the largest owners of manufactured home communities in the United States, with approximately $2.66 billion in owned and operated assets in 23 states.

The Property. Creekside MHC is located on approximately 101.4 acres in Lewisville, Texas. The Class B+ manufactured housing community was built in 1984 and has a mixture of double section and single-wide home, comprising 583 pads in total. Amenities at the property include a clubhouse, two pools, tennis court, shuffleboard, exercise room, playground, basketball court, picnic area, Jacuzzi and RV storage. As of July 1, 2014, the property was 98.1% occupied.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2014-C23

Creekside MHC

The Market. The property is located in the city of Lewisville within the Dallas / Fort Worth metroplex. Primary access to the Lewisville neighborhood is provided by Interstate 35E and State Highway 121. Dallas / Fort Worth International Airport and Dallas’ central business district are approximately seven miles and 25 miles from the subject property, respectively. The appraisal identified five comparable rental properties that range in size from 136 pads to 449 pads and have occupancies ranging from 95.0% to 99.0%. According to the appraisal, the current population within a five-mile radius is approximately 196,496 and has a median household income of $70,180.

Operating History and Underwritten Net Cash Flow
	2011	2012	2013	TTM(1)	Underwritten	Per Pad	%(2)
Rents in Place	$2,790,235	$3,031,898	$3,202,922	$3,230,833	$3,290,880	$5,645	88.0%
Vacant Income	0	0	0	0	67,320	115	1.8
Gross Potential Rent	$2,790,235	$3,031,898	$3,202,922	$3,230,833	$3,358,200	$5,760	89.8%
Total Reimbursements	370,936	378,506	382,826	380,813	380,813	653	10.2
Net Rental Income	$3,161,171	$3,410,404	$3,585,748	$3,611,646	$3,739,013	$6,413	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(186,951)	(321)	(5.0)
Other Income	114,592	136,810	158,733	180,686	180,686	310	4.8
Effective Gross Income	$3,275,763	$3,547,214	$3,744,481	$3,792,332	$3,732,748	$6,403	99.8%

Total Expenses	$1,195,366	$1,222,811	$1,225,700	$1,153,271	$1,223,654	$2,099	32.8%

Net Operating Income	$2,080,397	$2,324,403	$2,518,781	$2,639,061	$2,509,094	$4,304	67.2%

Total TI/LC, Capex/RR	0	0	0	0	29,150	50	0.8
Net Cash Flow	$2,080,397	$2,324,403	$2,518,781	$2,639,061	$2,479,944	$4,254	66.4%

Occupancy(3)	88.0%	95.2%	98.8%	98.1%	95.0%
(1)	TTM column represents the trailing twelve month period ending June 30, 2014.
(2)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remaining fields.
(3)	TTM Occupancy is as of July 1, 2014.

Future Mezzanine Debt. The owner of all of the direct or indirect equity interests in the borrower is permitted to obtain a mezzanine loan secured by the ownership interests in the borrower, provided, among other conditions, (i) the aggregate amount of the mezzanine loan may not exceed $4,400,000, (ii) the combined loan-to-value ratio of the mortgage and mezzanine loans does not exceed 85.0%; (iii) the combined debt service coverage ratio (as calculated in the loan documents) is not less than 1.15x, (iv) the lender receives confirmation that the credit rating of the securities will not be withdrawn, qualified or downgraded from each of the rating agencies rating the securitization and (v) the execution of an intercreditor agreement in a form reasonably acceptable to lender and the mezzanine lender.  To the extent that an affiliate of the sponsor provides the mezzanine loan, then in lieu of an intercreditor agreement, the mezzanine lender is required to sign a subordination and standstill agreement in a form reasonably acceptable to the lender.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Contacts

J.P. Morgan CMBS Capital Markets & Banking
Contact	E-mail	Phone Number
Kunal Singh Executive Director	kunal.k.singh@jpmorgan.com	(212) 834-5467

Brad Horn Vice President	bradley.j.horn@jpmorgan.com	(212) 834-9708

J.P. Morgan CMBS Trading
Contact	E-mail	Phone Number
Andy Taylor Managing Director	andrew.b.taylor@jpmorgan.com	(212) 834-3813

Avinash Sharma Vice President	avinash.sharma@jpmorgan.com	(212) 272-6108

J.P. Morgan Securitized Products Syndicate
Contact	E-mail	Phone Number
Andy Cherna Managing Director	andy.cherna@jpmorgan.com	(212) 834-4154

Mick Wiedrick Executive Director	mick.k.wiedrick@jpmorgan.com	(212) 834-4154

Barclays CMBS Capital Markets & Banking
Contact	E-mail	Phone Number
Daniel Vinson Managing Director	daniel.vinson@barclays.com	(212) 528-8224

Luke Adovasio Vice President	luke.adovasio@barclays.com	(212) 526-5248

Barclays CMBS Trading
Contact	E-mail	Phone Number
Max Baker Director	max.baker@barclays.com	(212) 526-4223

David Kung Director	david.kung@barclays.com	(212) 528-7374

Barclays Securitized Products Syndicate
Contact	E-mail	Phone Number
Brian Wiele Managing Director	brian.wiele@barclays.com	(212) 412-5780

Kenneth Rosenberg Director	kenneth.rosenberg@barclays.com	(212) 412-5780

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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